UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUN MICROSYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sun Microsystems, Inc.

4150 Network Circle

Santa Clara, California 95054

June 8, 2009

Dear Stockholder,

You are cordially invited to attend a special meeting of Sun Microsystems, Inc. stockholders to be held on July 16, 2009, starting at 10 a.m. Pacific time at Sun’s Auditorium located at the Santa Clara Campus, 4030 George Sellon Circle, Santa Clara, California 95054.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which Sun would be acquired by Oracle Corporation. We entered into this merger agreement on April 19, 2009. If the merger is completed, you, as a holder of Sun common stock, will be entitled to receive $9.50 in cash, without interest and less any applicable withholding taxes, for each share of Sun common stock owned by you at the consummation of the merger, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Sun and our stockholders and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot consummate the merger unless the merger agreement is approved by the affirmative vote of a majority of the outstanding shares of our common stock. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. We encourage you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about Sun from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Michael A. Dillon

Executive Vice President, General Counsel and Secretary

Santa Clara, California

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated June 8, 2009, and is first being mailed to stockholders on or about June 10, 2009.

Sun Microsystems, Inc.

4150 Network Circle

Santa Clara, California 95054

To the Stockholders of Sun:

A special meeting of stockholders of Sun Microsystems, Inc., a Delaware corporation, or Sun, will be held on July 16, 2009, starting at 10 a.m. Pacific time at Sun’s Auditorium located at the Santa Clara Campus, 4030 George Sellon Circle, Santa Clara, California 95054, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 19, 2009, among Sun Microsystems, Inc., Oracle Corporation, a Delaware corporation, and Soda Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oracle Corporation, as it may be amended from time to time, pursuant to which Sun will be acquired by Oracle Corporation.

2.	To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

3.	To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has specified the close of business on June 5, 2009 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Sun common stock held on the record date.

Under Delaware law, Sun stockholders who do not vote in favor of the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and the merger and comply with the other Delaware law procedures explained in the accompanying proxy statement.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be present in person or represented at the special meeting. If you have Internet access, we encourage you to record your vote via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

THE SUN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

By Order of the Board of Directors,

Michael A. Dillon

Executive Vice President, General Counsel and Secretary

Santa Clara, California

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Sun from documents that are not included in or delivered with this document. See “Where You Can Find More Information” on page 71. You can obtain documents incorporated by reference in this document by requesting them in writing from Sun, Investor Relations, Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054 or by telephone at (800) 801-7869 (within the U.S.) or (408) 404-8427 (outside the U.S.). You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by July 1, 2009 in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of our common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

(800) 460-1014 (toll free)

(203) 658-9400 (collect)

i

TABLE OF CONTENTS (continued)

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the proposed merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Sun common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We sometimes make reference to Sun Microsystems, Inc. and its subsidiaries in this proxy statement by using the terms “Sun,” the “company,” “we,” “our” or “us.”

Q:	What is the transaction?

A:	Sun and Oracle have entered into a definitive agreement pursuant to which, subject to the terms and conditions of the merger agreement, Oracle will acquire Sun through the merger of a wholly-owned subsidiary of Oracle with and into Sun. Sun will be the surviving corporation (which we refer to as the surviving corporation) in the merger and will continue as a wholly-owned subsidiary of Oracle.

Q:	What will a Sun stockholder receive when the merger occurs?

A:	For every share of Sun common stock held at the time of the merger, Sun stockholders will be entitled to receive $9.50 in cash, without interest, less any applicable withholding taxes. This does not apply to shares held by Sun stockholders, if any, who have perfected their appraisal rights under Delaware law.

Q:	What will happen in the merger to Sun’s stock options, restricted stock and restricted stock unit awards?

A:	Upon the effective time of the merger, options to acquire Sun common stock and restricted stock unit awards denominated in shares of Sun common stock outstanding immediately prior to the effective time of the merger will be converted into options and restricted stock unit awards denominated in shares of Oracle common stock based on formulas contained in the merger agreement, except for options and restricted stock unit awards held by persons who are not employees of, or consultants to, Sun or any of its subsidiaries, which options and restricted stock unit awards will be converted into the right to receive cash based on formulas contained in the merger agreement. Upon the consummation of the merger, each restricted stock award denominated in shares of Sun common stock will automatically be cancelled and each share of Sun common stock subject thereto will be converted into the right to receive an amount of cash equal to $9.50 (without interest and less any applicable withholding taxes) per share of Sun common stock, which will be payable in accordance with the vesting schedule applicable to the restricted stock award as in effect immediately prior to the effective time of the merger.

Q:	How does the merger consideration compare to the market price of Sun common stock?

A:	The merger consideration of $9.50 per share of Sun common stock represents a (1) 91% premium over the closing price of Sun shares on the NASDAQ Global Select Market on March 17, 2009, the last trading day before rumors of a possible transaction to acquire Sun were publicly reported, and (2) 42% premium over the closing price of Sun shares on the NASDAQ Global Select Market on April 17, 2009, the last trading day before the date the proposed transaction with Oracle was publicly announced. The closing sale price of Sun’s common stock on the NASDAQ Global Select Market on June 5, 2009 was $9.17. You are encouraged to obtain current market quotations for Sun common stock in connection with voting your shares.

Q:	When do you expect the merger to be completed?

A:	We expect the merger to be completed in the summer of 2009. However, the merger is subject to various closing conditions, including Sun stockholder and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the merger at a later time or not at all.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you were a stockholder of Sun as of June 5, 2009, the record date for the special meeting. To complete the merger, Sun’s stockholders must adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. Sun will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement. You should read the section entitled “The Special Meeting” beginning on page 16.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of Sun stockholders (which we refer to as the special meeting) will be held on July 16, 2009, starting at 10 a.m. Pacific time at Sun’s Auditorium located at the Santa Clara Campus, 4030 George Sellon Circle, Santa Clara, California 95054.

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote on (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:	Who is entitled to attend and vote at the special meeting?

A:	The record date for the special meeting is June 5, 2009. If you own shares of Sun common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were approximately 751,353,139 shares of Sun common stock issued and outstanding.

Q:	How many votes are required to adopt the merger agreement?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Sun common stock entitled to vote at the special meeting in person or by proxy, in accordance with Delaware law. In connection with the transactions contemplated by the merger agreement, Jonathan I. Schwartz, our President and Chief Executive Officer and a member of our board of directors, and Scott G. McNealy, the Chairman of our board of directors, who beneficially owned, as of the record date, approximately 0.1% and 1.9%, respectively, of the total outstanding shares of Sun common stock have both entered into a voting agreement with Oracle to, among other things, vote their respective shares of Sun common stock in favor of the merger, unless the merger agreement has been terminated.

Q:	How many votes are required to adopt the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A:	The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of shares of Sun common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Q.	How does the Sun board of directors recommend that I vote on the proposals?

A:	Sun’s board of directors has determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable to and in the best interests of Sun’s stockholders and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. You should read the section entitled “The Merger—Reasons for the Merger; Recommendation of Sun’s Board of Directors” beginning on page 24.

Q:	How are votes counted? Why is my vote important?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. The affirmative vote of a majority of the outstanding shares of Sun common stock is required under Delaware law to adopt the merger agreement. As a result, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Because the affirmative vote of a majority of the shares of Sun common stock present in person or represented by proxy at the special meeting is required to adopt the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions will count as a vote “AGAINST” the proposal but the failure to vote your shares will have no effect on the outcome of the proposal.

Q:	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:	Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. The adoption of the merger agreement requires an affirmative vote of a majority of the outstanding shares of Sun common stock for approval. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of Sun common stock present in person or represented at the special meeting and entitled to vote thereon. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of Sun common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	by using the telephone number printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card; or

•	in person by appearing at the special meeting.

If you are voting by telephone or via the Internet, your voting instructions must be received by 11:59 p.m. Eastern time on the date prior to the date of the special meeting.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person to ensure that your shares of Sun common stock are present in person or represented at the special meeting.

If you return your signed proxy card, but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adoption of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by Sun will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:	If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or by proxy, of stockholders representing a majority of the shares of Sun common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Sun common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Sun common stock for the merger consideration. If your shares are held in

“street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of Sun common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Sun common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” on page 64 and Annex D.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as Delaware law, provided they satisfy the special criteria and conditions set forth in Section 262 of Delaware law. For more information regarding appraisal rights, see “Appraisal Rights” on page 64. In addition, a copy of Section 262 of Delaware law is attached as Annex D to this proxy statement.

Q:	What are the material federal income tax consequences of the merger to me?

A:	The receipt of cash for shares of Sun common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a holder of Sun common stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the holder’s adjusted tax basis in the shares. Stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

Q:	Who can answer further questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of Sun common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact us or our proxy solicitor at:

Sun Microsystems, Inc.,

Investor Relations, Mail Stop UMPK14-336

4150 Network Circle

Santa Clara, California 95054

Phone: (800) 801-7869 (within the U.S.)

Phone: (408) 404-8427 (outside the U.S.)

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

(800) 460-1014 (toll free)

(203) 658-9400 (collect)

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SUMMARY

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. We sometimes make reference to Sun Microsystems, Inc. and its subsidiaries in this proxy statement by using the terms “Sun,” the “Company,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Merger (Page 20)

The Agreement and Plan of Merger, dated as of April 19, 2009, which we refer to as the merger agreement, among Sun, Oracle Corporation, which we refer to as Oracle, and Soda Acquisition Corporation, provides that Soda Acquisition Corporation, a wholly-owned subsidiary of Oracle, will merge with and into Sun. As a result of the merger, Sun will become a wholly-owned subsidiary of Oracle. Upon completion of the proposed merger, shares of Sun’s common stock will no longer be listed on any stock exchange or quotation system. At the completion of the merger, each outstanding share of Sun common stock will be converted into the right to receive $9.50 in cash, without interest and less applicable withholding taxes (other than shares of Sun common stock held by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware law, as described in this proxy statement). We refer to this amount in this proxy statement as the merger consideration.

The Special Meeting (Page 16)

Date, Time and Place. The special meeting will be held on July 16, 2009, starting at 10 a.m. Pacific time at Sun’s Auditorium located at the Santa Clara Campus, 4030 George Sellon Circle, Santa Clara, California 95054.

Purpose. You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of Sun common stock at the close of business on June 5, 2009, the record date for the special meeting. You will have one vote for each share of Sun common stock that you owned on the record date. As of June 5, 2009, there were 751,353,139 shares of Sun common stock issued and outstanding and entitled to vote. A majority of Sun common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of the special meeting. In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

Vote Required. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Sun common stock. Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of Sun common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you intend to submit your proxy by telephone or the Internet you must do so no later than 11:59 p.m. Eastern time on the date prior to the date of the special meeting. If you do not return your proxy card, submit your proxy by phone or the Internet or attend the special meeting, your shares of Sun common stock will not be voted, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Even if you plan to attend the special meeting, if you hold your shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, if applicable.

If your shares of Sun common stock are held in “street name,” you should instruct your broker, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker or nominee. If your shares of Sun common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person at the special meeting. If you fail to provide your nominee with instructions on how to vote your shares of Sun common stock, your nominee will not be able to vote such shares at the special meeting. Because the adoption of the merger agreement requires an affirmative vote of a majority of the outstanding shares of Sun common stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Because the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock present in person or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Revocability of Proxy. Any stockholder of record of Sun common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to Sun’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of Sun common stock and bearing a later date; or

•

submitting another proxy by telephone or on the Internet before 11:59 p.m. Eastern time on the date prior to the date of the special meeting (the latest telephone or Internet voting instructions will be followed).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Sun Microsystems, Inc.

4150 Network Circle

Santa Clara, California 95054

Attn: Corporate Secretary

If you are a “street name” holder of Sun common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Companies (Page 19)

Sun. Sun Microsystems, Inc., a Delaware corporation, provides network computing infrastructure solutions that drive global network participation through shared innovation, community development and open source leadership. Guided by a singular vision, “The Network is the Computer™”, we provide a diversity of software, systems, storage, services and microelectronics that power everything from consumer electronics, to developer tools and the world’s most powerful data centers. With core brands including the Java™ technology platform, the Solaris™ Operating System, the MySQL™ database management system, Sun StorageTek™ storage solutions and the UltraSPARC® processor, our network computing platforms are used by nearly every sector of society and industry, and provide the infrastructure behind some of the world’s best known search, social networking, entertainment, financial services, manufacturing, healthcare, retail, news, energy and engineering companies. Sun’s principal executive offices are located at 4150 Network Circle, Santa Clara, CA, 95054 and our telephone number is (650) 960-1300. See also “Where You Can Find More Information.” Sun’s common stock is publicly traded on the NASDAQ Global Select Market under the symbol “JAVA”.

Oracle. Oracle, a Delaware corporation, is the world’s largest enterprise software company. Oracle develops, manufactures, markets, distributes and services database and middleware software as well as applications software designed to help its customers manage and grow their business operations. Oracle’s goal is to offer customers scalable, reliable, secure and integrated software solutions that improve transactional efficiencies, adapt to an organization’s unique needs and allow better ways to access and manage information at a lower total cost of ownership. Oracle seeks to be an industry leader in each of the specific product categories in which it competes and to expand into new and emerging markets. Oracle’s principal executive offices are located at 500 Oracle Parkway, Redwood Shores, California 94065, and its telephone number is (650) 506-7000.

Soda Acquisition Corporation. Soda Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Oracle, was formed solely for the purpose of facilitating Oracle’s acquisition of Sun. Soda Acquisition Corporation has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Soda Acquisition Corporation will merge with and into Sun and will cease to exist. Soda Acquisition Corporation’s principal executive offices are located at 500 Oracle Parkway, Redwood Shores, California 94065, and its telephone number is (650) 506-7000.

Reasons for the Merger (Page 24)

In reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement, Sun’s board of directors, which we refer to as the Sun board of directors, consulted with Sun’s management, as well as its financial and legal advisors, and considered a number of factors that the board members believed supported their decision.

Recommendation of Sun Board of Directors (Page 24)

The Sun board of directors deemed that the merger and the other transactions contemplated by the merger agreement together represent a transaction that is fair to, advisable and in the best interests of Sun and its stockholders, and unanimously adopted and approved, and declared advisable, the merger agreement, the merger and the other transactions contemplated thereby. The Sun board of directors unanimously recommends that Sun stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting Agreements (Page 41)

In connection with the transactions contemplated by the merger agreement, Mr. Jonathan I. Schwartz, our President and Chief Executive Officer and a member of our board of directors, and Mr. Scott G. McNealy, the chairman of our board of directors, who beneficially owned, as of the record date, approximately 0.1% and 1.9%, respectively, of the total outstanding shares of Sun common stock, have each entered into a voting agreement with Oracle, to, among other things, vote their respective shares of Sun common stock in favor of the merger, unless the merger agreement has been terminated.

Opinion of Sun’s Financial Advisor (Page 27)

On April 18, 2009, Credit Suisse Securities (USA) LLC (which we refer to as Credit Suisse) rendered its oral opinion to the Sun board of directors (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that, as of April 18, 2009, the $9.50 in cash per share of Sun common stock to be received by the holders of shares of Sun’s common stock in the merger was fair, from a financial point of view, to such stockholders.

Pursuant to an engagement letter dated January 29, 2009, Sun retained Credit Suisse as its financial advisor in connection with, among other things, the proposed merger. Under the terms of the engagement letter, Credit Suisse will receive an aggregate fee currently estimated to be approximately $32.6 million, of which $3 million became payable upon delivery of its opinion and approximately $29.6 million is contingent upon the consummation of the merger. In addition, Sun has agreed to indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or relating to its engagement and to reimburse Credit Suisse for its expenses arising out of or relating to the engagement.

Credit Suisse’s opinion was directed to the Sun board of directors and only addressed the fairness from a financial point of view of the $9.50 in cash per share of Sun common stock to be received by the holders of Sun common stock in the merger, and did not address any other aspect or implication of the merger. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in preparing its opinion. However, neither Credit Suisse’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any holder of Sun common stock as to how such holder should vote or act with respect to any matter relating to the merger.

Treatment of Options and Other Awards (Page 44)

Stock Options. Except as described below, each option to purchase shares of Sun common stock that is outstanding immediately prior to the effective time of the merger will be automatically converted into an option to acquire, on substantially identical terms and conditions applicable to such Sun stock option immediately prior to the merger, a number of shares of Oracle common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Sun common stock subject to the option and (y) a fraction (which we refer to as the “equity award exchange ratio”), the numerator of which is $9.50 and the denominator of which is the average closing price of Oracle common stock over the five trading days immediately preceding (but not including) the effective time of the merger.

The exercise price for assumed options will equal the per share exercise price for the shares of Sun common stock divided by the equity award exchange ratio (rounded upwards to the nearest whole cent).

Unless Oracle determines otherwise, options held by persons who are not employees of, or consultants to, Sun, or one of its subsidiaries, immediately prior to the effective time of the merger will not be assumed. The options that are not assumed by Oracle, to the extent vested, will be automatically converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to the positive difference, if any, between $9.50 and the per share exercise price of the option.

Restricted Stock Units. Except as described below, restricted stock units denominated in shares of Sun common stock that are outstanding immediately prior to the effective time of the merger will automatically be converted into the right to receive restricted stock units with respect to the number of shares of Oracle common stock calculated by multiplying the number of Sun restricted stock units by the equity award exchange ratio (rounded down to the nearest whole share). The Oracle restricted stock units will vest subject to and in accordance with the applicable vesting schedule for the Sun restricted stock units, with other terms and conditions substantially identical to the Sun restricted stock units.

Unless Oracle determines otherwise, restricted stock units held by persons who are not employees of, or consultants to, Sun, or one of its subsidiaries, immediately prior to the effective time of the merger will not be assumed. The restricted stock units that are not assumed by Oracle, to the extent vested, will be automatically converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to $9.50 per share of Sun common stock that was issuable upon settlement of such restricted stock unit award immediately prior to the effective time of the merger.

Restricted Stock. Restricted shares of Sun common stock that are outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to $9.50 per restricted share of Sun common stock, which cash amount shall be payable subject to and in accordance with the vesting schedule applicable to the restricted shares of Sun common stock as in effect immediately prior to the effective time.

Employee Stock Purchase Plan. Sun will provide that the purchase price per share of Sun common stock purchased under its 1990 Employee Stock Purchase Plan (which we refer to as the ESPP) for all offering periods beginning after the execution of the merger agreement will be equal to 95% of the fair market value of a share of Sun common stock on the exercise date. Sun will also establish a new exercise date under the ESPP on the last day of the payroll period ending immediately prior to the effective time of the merger (but at least ten business days before the effective time) with respect to the offering period then in effect under the ESPP. Sun will terminate the ESPP effective on the date of such newly established exercise date. At the effective time of the merger, the newly purchased shares of Sun common stock will be converted into the right to receive $9.50 per share in cash, without interest and less any applicable withholding taxes.

Material U.S. Federal Income Tax Consequences of the Merger (Page 40)

The receipt of cash for shares of Sun common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a holder of Sun common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder’s adjusted tax basis in the shares. Stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

Interests of Sun’s Directors and Executive Officers in the Merger (Page 35)

Sun’s directors and executive officers have economic interests in the merger that are different from, or in addition to, their interests as Sun stockholders. The Sun board of directors was aware of and considered these interests, among other matters, in reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated the merger agreement. Sun’s executive officers are either parties to change of control agreements with Sun or eligible to participate in certain change of control severance plans adopted by Sun, each of which provide severance and other benefits in the case of qualifying separations from service in connection with a change of control of Sun, including consummation of the merger. Executive officers and directors of Sun have rights to indemnification and directors’ and officers’ liability insurance that will survive consummation of the merger.

Common Stock Ownership of Directors and Executive Officers (Page 69)

As of June 5, 2009, the record date for the special meeting, the directors and executive officers of Sun beneficially owned in the aggregate approximately 16,277,866 shares of Sun’s outstanding common stock entitled to vote at the special meeting or approximately 2.2% of Sun’s outstanding common stock as of the record date for the special meeting.

Appraisal Rights (Page 64)

Under Delaware law, Sun stockholders who do not vote in favor of the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and the merger and comply with the other Delaware law procedures explained in this proxy statement.

Conditions to the Merger (Page 58)

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following mutual conditions:

•	approval and adoption of the merger agreement and the merger by an affirmative majority of the outstanding shares of Sun common stock;

•

no governmental entity with jurisdiction over any party will have issued any binding order, injunction, decree, ruling or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger;

•	no law or regulation will have been adopted that makes the consummation of the merger illegal or otherwise prohibited;

•

the waiting period applicable to the merger under the antitrust laws of the United States and Canada, European Union, China, Israel, Switzerland, Russia, Australia, Turkey, Korea, Japan, Mexico and South Africa (which we refer to as the required jurisdictions) will have expired or been terminated; and

•

any affirmative approval of a governmental entity required under any applicable federal, state or local antitrust, competition, premerger notification or trade regulation laws in the United States or the required jurisdictions.

Conditions to Sun’s Obligations. The obligation of Sun to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•

the representations and warranties of Oracle and Soda Acquisition Corporation made in the merger agreement, will be true and correct in all material respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all material respects as of such specified date);

•

Oracle and Soda Acquisition Corporation will have performed in all material respects their respective obligations on or before the date on which the transactions contemplated by the merger agreement are to be completed; and

•	Sun will have received a certificate signed on Oracle’s behalf by a senior executive officer of Oracle as to the satisfaction of the conditions described in the preceding two bullets.

Conditions to Oracle’s and Soda Acquisition Corporation’s Obligations. The obligation of Oracle and Soda Acquisition Corporation to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•

the representations and warranties of Sun relating to corporate existence, power, authority, certain capitalization matters and finders’ fees set forth in the merger agreement, to the extent not qualified by materiality or material adverse effect thresholds, will be true in all material respects, and to the extent so qualified, will be true in all respects, on the date made and as of the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date);

•

the other representations and warranties of Sun made in the merger agreement, disregarding materiality and material adverse effect thresholds, will be true when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date), provided that such representations will be deemed to be true unless the individual or aggregate impact of the failure to be so true would have or would reasonably be expected to have a material adverse effect on Sun;

•	Oracle will have received a certificate signed on Sun’s behalf by a senior executive officer of Sun as to the satisfaction of the conditions described in the preceding two bullets;

•	Sun will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger; and

•

there will not have been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Sun.

Termination of the Merger Agreement (Page 59)

Sun and Oracle may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Oracle or Sun may terminate the merger agreement at any time before the consummation of the merger if:

•

the merger is not consummated before April 19, 2010 (which we refer to as the end date); provided, that if all of the conditions to the consummation of the merger shall have been satisfied, other than the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the HSR Act) and the receipt of regulatory approvals under the applicable merger control laws of the required jurisdictions, the end date may be extended by a three month period by Oracle by written notice to Sun (the end date may be so extended not more than twice); provided, further, that a party whose willful or intentional breach of any provision of the merger agreement resulted in the failure of the merger to be consummated before the end date will not be entitled to exercise its right to terminate the merger agreement because of this reason;

•

any governmental entity of competent jurisdiction issues an order, decree, injunction or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or other action becomes final and non-appealable;

•	any law or regulation is adopted that makes consummation of the merger illegal or otherwise prohibited; or

•

the merger agreement has been submitted to Sun’s stockholders for approval and adoption and the required vote has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

Sun may also terminate the merger agreement if:

•

prior to the receipt of approval of the adoption of the merger agreement by Sun’s stockholders, the Sun board of directors authorizes Sun, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal if (1) Sun pays the termination fee described below at or prior to termination of the merger agreement and (2) Sun substantially concurrently enters into a binding definitive agreement with respect to such superior proposal; or

•

Oracle or Soda Acquisition Corporation materially breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, or if any representation or warranty of Oracle or Soda Acquisition Corporation becomes inaccurate, in either case such that the conditions to the merger relating to the accuracy of Oracle’s or Soda Acquisition Corporation’s representations, warranties and covenants would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate and in either case such that breaches or inaccuracies are not curable by Oracle or Soda Acquisition Corporation within 30 days and prior to the end date or Oracle or Soda Acquisition Corporation ceases to exercise commercially reasonable efforts to cure such breach or inaccuracy.

Oracle may also terminate the merger agreement if:

•	an adverse recommendation change (as defined in the section entitled “The Merger Agreement—Sun Board Recommendation”) has occurred;

•

Sun has entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or other contract (other than an acceptable confidentiality agreement) relating to any acquisition proposal;

•	Sun or any of its representatives has willfully and materially breached any of its obligations under the non-solicitation provisions in the merger agreement; or

•

Sun materially breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, or if any representation or warranty of Sun becomes inaccurate, in either case such that the conditions to the merger relating to the accuracy of Sun’s representations, warranties and covenants would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate and in either case such that breaches or inaccuracies are not curable by Sun within 30 days and prior to the end date or Sun ceases to exercise commercially reasonable efforts to cure such breach or inaccuracy.

Termination Fees and Expenses (Page 60)

Sun has agreed to pay Oracle a termination fee of $260 million in the event that the merger agreement is terminated: (a) by Oracle pursuant to the provisions described in the first three bullet points in the third paragraph under “Summary—Termination of the Merger Agreement” above, or (b) by Sun pursuant to the provisions described in the first bullet point in the second paragraph under “Summary—Termination of the Merger Agreement” above or (c) by either party pursuant to the provisions described in the fourth bullet point described in the first paragraph under “Summary—Termination of the Merger Agreement” above and (x) prior to the special meeting, an acquisition proposal has been publicly announced and not publicly withdrawn, and (y) within 12 months following the date of such termination Sun has entered into a definitive agreement with respect to, or completed, an acquisition proposal with any party. In addition, if the merger agreement is terminated by Oracle or Sun because the required approval of the stockholders of Sun has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting, Sun has agreed to reimburse Oracle for all its documented, reasonable out-of-pocket fees and expenses in an amount up to $45 million (any fee reimbursement amount paid by Sun will be credited against any obligation of Sun to pay Oracle a termination fee).

No Solicitations (Page 51)

Immediately upon signing of the merger agreement, Sun and its subsidiaries agreed to cease any discussions, negotiations or other activities with respect to any actual or potential competing acquisition proposal. In addition, under the merger agreement, Sun and its subsidiaries are not permitted to, among other things, (i) solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any proposal or the making of any inquiries, offer or proposal that could reasonably be expected to lead to an acquisition proposal or (ii) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Sun or any of its subsidiaries to, afford access to the business, properties, assets, books or records of Sun or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that has expressed an intention to make, or has made, any acquisition proposal.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by Sun’s stockholders, the Sun board of directors directly or indirectly through any representative, may engage in discussions or negotiations with, or furnish or disclose non-public information to a person who has made (and not withdrawn) a bona fide unsolicited acquisition proposal in writing so long as (i) the Sun board of directors believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal, (ii) prior to taking such action, Sun enters into an acceptable confidentiality agreement with the third party or group who has made the acquisition proposal and (iii) the Sun board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Regulatory Approvals (Page 41)

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by Sun and Oracle and the applicable waiting period has expired or been terminated. In addition, the expiration or termination of the applicable waiting period in the required jurisdictions is a condition to each of Oracle and Sun’s obligation to consummate the merger. Oracle and Sun filed their respective notifications and report forms with the Antitrust Division and the FTC under the HSR Act on May 5, 2009. Oracle re-filed its notification and report form with the Antitrust Division and the FTC on May 27, 2009. Oracle and Sun are preparing anti-trust and competition filings for foreign jurisdictions, including the European Union.

Consummation of the Merger

Sun currently anticipates that the merger will be completed during the summer of 2009. However, we cannot predict the exact timing of the consummation of the merger and whether the merger will be consummated. In order to consummate the merger, Sun’s stockholders must adopt the merger agreement and the other closing conditions under the merger agreement, including receipt of certain regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

Current Market Price of Common Stock (Page 68)

The closing sale price of Sun common stock on the NASDAQ Global Select Market on June 5, 2009 was $9.17. You are encouraged to obtain current market quotations for Sun common stock in connection with voting your shares.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “The Special Meeting,” “The Merger,” “Opinion of Sun’s Financial Advisor,” “Financial Projections,” “Regulatory Approvals,” and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the effect of the announcement of the merger on Sun’s business relationships, operating results and business generally;

•	the retention of certain key employees at Sun;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the adoption of the merger agreement by Sun’s stockholders or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule;

•	the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger; and

•	Sun’s and Oracle’s ability to meet expectations regarding the timing and completion of the merger.

In addition, we are subject to risks and uncertainties and other factors detailed in Sun’s annual report on Form 10-K for the fiscal year ended June 30, 2008, filed with the Securities and Exchange Commission, which we refer to herein as the SEC, on August 29, 2008 and Sun’s quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2009, filed with the SEC on May 8, 2009, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information” on page 71. Many of the factors that will determine Sun’s future results are beyond Sun’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent Sun’s views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Sun’s stockholders as part of the solicitation of proxies by the Sun board of directors for use at the special meeting to be held on July 16, starting at 10 a.m. Pacific time, at Sun’s Auditorium located at the Santa Clara Campus, 4030 George Sellon Circle, Santa Clara, California 95054, or at any postponement or adjournment thereof. The purpose of the special meeting is for Sun’s stockholders to consider and vote on adoption of the merger agreement and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Sun’s stockholders must adopt the merger agreement in order for the merger to occur. If Sun’s stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on June 5, 2009 as the record date for the special meeting, and only holders of record of Sun common stock on the record date are entitled to vote at the special meeting. As of June 5, 2009, there were 751,353,139 shares of Sun common stock outstanding and entitled to vote. Each share of Sun common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Sun common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. Shares of Sun common stock present in person or represented at the special meeting but not voted, including shares of Sun common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of Sun common stock. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of Sun common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the adoption of the proposal to adjourn or postpone the special meeting and if you fail to vote, it will have no effect on the outcome of the proposal.

As of the record date, Sun’s directors and executive officers held and are entitled to vote, in the aggregate, approximately 16,277,866 shares of Sun common stock, representing approximately 2.2% of Sun’s outstanding common stock.

Proxies and Revocation

If you are a stockholder of record of your shares of Sun common stock and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by Sun at any time prior to 11:59 p.m. Eastern time on the date prior to the date of the special meeting, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Sun board of directors on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of Sun common stock are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of Sun common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker or other nominee holds your shares of Sun common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement. Because it is expected that brokers and other nominees will not have discretionary authority to vote on either proposal, Sun anticipates that there will not be any broker non-votes in connection with either proposal.

Proxies received by Sun at any time before the vote being taken at the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of Sun common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting:

•	by delivering to Sun’s Corporate Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy, relating to the same shares of Sun common stock and bearing a later date; or

•	if you voted by telephone or the Internet, by voting again by telephone or the Internet prior to 11:59 p.m. Eastern time on the date prior to the date of the special meeting.

If you are a “street name” holder of Sun common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Sun Microsystems, Inc.

4150 Network Circle

Santa Clara, California 95054

Attn: Corporate Secretary

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Sun’s amended and restated bylaws provide that any adjournment may be made without notice if announced at the meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting and no new record date is fixed for the adjourned meeting. Any signed proxies received by Sun prior to 10 a.m. Pacific time on the date of the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Whether or not a quorum exists, holders of a majority of Sun shares of common stock present in person or represented by proxy and entitled to vote at the special meeting may adjourn the special meeting. Because a majority of the votes present in person or represented at the meeting, whether or not a quorum exists, is required to approve the proposal to adjourn the meeting, abstentions will have the same effect on such proposal as a vote “AGAINST” the proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Sun’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

We have retained Morrow & Co., LLC to assist in the solicitation of proxies for the special meeting for a fee of approximately $20,000, plus reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Sun common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Morrow & Co., LLC toll-free at (800) 460-1014 or collect at (203)  658-9400.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement is delivered upon written or oral request of such person. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting. See “Where You Can Find More Information” for more information regarding where you request any of the documents incorporated by reference in this proxy statement or other information concerning Sun.

THE COMPANIES

Sun

Sun Microsystems, Inc., a Delaware corporation, provides network computing infrastructure solutions that drive global network participation through shared innovation, community development and open source leadership. Guided by a singular vision, “The Network is the Computer™”, we provide a diversity of software, systems, storage, services and microelectronics that power everything from consumer electronics, to developer tools and the world’s most powerful data centers. With core brands including the Java™ technology platform, the Solaris™ Operating System, the MySQL™ database management system, Sun StorageTek™ storage solutions and the UltraSPARC® processor, our network computing platforms are used by nearly every sector of society and industry, and provide the infrastructure behind some of the world’s best known search, social networking, entertainment, financial services, manufacturing, healthcare, retail, news, energy and engineering companies. Sun’s principal executive offices are located at 4150 Network Circle, Santa Clara, CA, 95054 and its telephone number is (650) 960-1300. See also “Where You Can Find More Information.” Sun’s common stock is publicly traded on the NASDAQ Global Select Market under the symbol “JAVA”.

Oracle

Oracle, a Delaware corporation, is the world’s largest enterprise software company. Oracle develops, manufactures, markets, distributes and services database and middleware software as well as applications software designed to help its customers manage and grow their business operations.

Oracle’s goal is to offer customers scalable, reliable, secure and integrated software solutions that improve transactional efficiencies, adapt to an organization’s unique needs and allow better ways to access and manage information at a lower total cost of ownership. Oracle seeks to be an industry leader in each of the specific product categories in which it competes and to expand into new and emerging markets. Oracle’s principal executive offices are located at 500 Oracle Parkway, Redwood Shores, California 94065, and its telephone number is (650) 506-7000. Additional information regarding Oracle is contained in Oracle’s filings with the SEC.

Soda Acquisition Corporation

Soda Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Oracle, was formed solely for the purpose of facilitating Oracle’s acquisition of Sun. Soda Acquisition Corporation has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Soda Acquisition Corporation will merge with and into Sun and will cease to exist, with Sun continuing as wholly-owned subsidiary of Oracle. Soda Acquisition Corporation’s address is 500 Oracle Parkway, Redwood Shores, California 94065, and its telephone number is (650) 506-7000.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

We and Oracle sell complementary products and services and have collaborated on sales and otherwise worked together in many ways over the last twenty years.

On November 6, 2008, the Chief Executive Officer of Party A, a competitor of ours, approached Jonathan Schwartz, our President and Chief Executive Officer and a member of our board of directors, and suggested a possible business combination transaction.

During the period between November 6, 2008 and December 19, 2008, our management and our outside legal counsel, Wilson Sonsini Goodrich & Rosati (which we refer to as Wilson Sonsini), held a number of discussions with Party A and its legal counsel and discussed on several occasions with our board of directors and audit committee the possibility of a business combination transaction with Party A, our stand-alone alternatives as an independent company and the possibility of engaging with parties other than Party A concerning a possible business combination.

During this period, our management, at the direction of our board, approached the management of Party B and certain other parties, to explore their interest in a possible transaction with us. Party B indicated that it was interested in exploring a transaction, but that pursuing a transaction in the near term was not optimal for Party B at that time. Our management and advisors also approached or were approached by other parties during the first quarter of 2009, but except in the case of Party A, Party B and Oracle, no meaningful process for exploration of a possible transaction evolved from any of these discussions.

At Party A’s request, our board determined to permit Party A to conduct due diligence prior to submitting a proposal for our board’s consideration and, on December 19, 2008, we and Party A entered into a confidentiality agreement after which Party A commenced its due diligence investigation of the company.

On December 22, 2008, our audit committee met and discussed the scope of due diligence information to be shared with Party A and the retention of a financial advisor. In late December 2008, we selected Credit Suisse to act as Sun’s financial advisor in connection with our evaluation of strategic alternatives, including a possible sale of the company or other strategic transactions. We subsequently entered into a letter agreement with Credit Suisse on January 29, 2009, pursuant to which Credit Suisse was formally engaged to act in such capacity.

On January 28, 2009, Party A delivered a preliminary proposal to us, proposing an acquisition of the company at a price of $8.40 to $8.70 per share in cash. On January 29, 2009, our board of directors held a regular meeting at which it reviewed and discussed Party A’s proposal and potential responses with our legal and financial advisors. Representatives of Wilson Sonsini also discussed the board’s fiduciary obligations. Following discussion and an executive session, our board delegated authority to our audit committee plus an additional independent board member, Stephen Bennett (we refer to this committee as the Committee), to evaluate and analyze the Party A proposal and to oversee and direct management and our financial and legal advisors with respect to evaluating, contacting and responding to third parties with respect to acquisition proposals or indications of interest concerning strategic transactions with us.

On February 3, 2009, the Committee met with management and our advisors to discuss the Party A proposal and strategies for exploring the possible interest of other parties who might engage in a strategic transaction with us. At the direction of and in consultation with the Committee, our management and advisors held further discussions with Party A and its advisors with regard to the Party A proposal.

On February 12, 2009, Mr. Schwartz, at the direction of and in consultation with the Committee, spoke with the Chief Executive Officer of Party B about a possible strategic transaction. Following this conversation, we and our representatives held several discussions with Party B and on February 18, 2009, we entered into a confidentiality agreement with Party B, at which point Party B commenced its due diligence investigations of the company.

On February 20, 2009, Party A delivered a revised proposal to our board, proposing an acquisition of the company at a price per share of $10 in cash. This proposal was conditioned upon our agreeing to exclusive negotiations with Party A and was accompanied by a draft exclusivity agreement.

On or about February 23, 2009, Scott McNealy the Chairman of our board, in consultation with the Committee, spoke with Larry Ellison, Chief Executive Officer of Oracle, concerning a possible strategic transaction with us.

During the period from February 22 to February 26, 2009, our board held three special meetings and the Committee held one special meeting to discuss with management and our advisors the revised Party A proposal, the exclusivity terms being sought by Party A, the board’s fiduciary obligations and the status of discussions with other possible parties, including Party B and Oracle. Prior to and during this time, our management and advisors urged Party B to make a proposal for a transaction, but Party B did not do so. In addition, during this time, Mr. McNealy (in consultation with the Committee) held further discussions with Mr. Ellison concerning a possible strategic transaction. On February 26, 2009, our board approved the exclusivity agreement with Party A, and we entered into the exclusivity agreement with Party A and terminated discussions with all other potential acquirors. At that time, we indicated to Party A that our willingness to engage in negotiations regarding the $10 per share proposal was predicated on the expectation that the parties would reach agreement on terms and conditions that would provide us with adequate certainty that a transaction, if agreed to, would be consummated.

From February 26, 2009 to April 4, 2009, we and our advisors held lengthy negotiations with Party A and its legal counsel, including negotiation of a draft definitive agreement for the transaction proposed by Party A. Our engagement with Party A focused on the need to address issues of transaction certainty. In particular, we focused on optimizing the likelihood that a transaction with Party A would receive approval from antitrust authorities, mitigating risks to our business if a transaction with Party A did not get antitrust approval and requiring Party A to close the transaction, if approved by antitrust authorities. During this time, our board met six times and the Committee met seven times to discuss with management and our advisors the status of negotiations with Party A, communications from Oracle, Party B and others seeking to discuss a potential transaction during this period and terminating the exclusivity arrangement with Party A, but the board and Committee determined to continue negotiations with Party A and not to terminate the exclusivity arrangement.

On March 12, 2009, Oracle sent a letter to our board proposing the acquisition by Oracle of certain of our software assets, a minority equity investment by Oracle in our common stock and entering into certain strategic relationships. On March 16, 2009, our board met with management and our advisors to discuss Oracle’s proposal and the board’s fiduciary obligations. At the conclusion of the meeting, our board determined to continue negotiations with Party A and not to terminate the exclusivity arrangement with Party A to respond to Oracle’s proposal.

On March 18, 2009, the media began reports that we were in discussions concerning a sale of the company with a potential acquiror.

On March 29, 2009, Party A communicated that it was reducing the price it was offering for our common stock from $10.00 per share to $9.40 per share and proposed certain other terms and conditions under which it would be prepared to move forward with its proposed transaction. From March 30, 2009 to April 3, 2009, we and our advisors explained to Party A and its advisors in detail our concerns with Party A’s proposal, including, in particular, with regard to transaction certainty and antitrust matters.

On April 3, 2009, Party A indicated that it wished to bring the process to a close. On April 4, 2009, legal counsel for Party A delivered to us and our counsel two versions of a merger agreement, indicating that these agreements represented Party A’s final offer to acquire us and that such offer would expire at 6 p.m. that day if one of the two agreements were not executed by us prior to that time. One of the draft agreements proposed a price per share for our common stock of $9.40 in cash and the other proposed a price of $9.10 per share in cash. Each of the agreements contained certain material terms related to transaction certainty to which we and our advisors had previously objected. The $9.40 agreement also required us to take certain actions as a condition to Party A’s obligation to take certain steps to obtain antitrust clearance, which we had previously communicated to Party A that our management considered impossible for us to satisfy. The $9.10 agreement did not contain this condition.

On April 4, 2009, the Committee met to discuss the Party A offers. Later that day, our board also met to discuss the Party A offers. At each of these meetings, the Party A offers were discussed in detail, including the prices and the terms of the contracts proposed. Our board discussed the substantial uncertainty as to Party A’s obligation to close its proposed transaction under the proposed agreements and the risk that we would likely be significantly harmed by entering into either of the agreements proposed by Party A if the transaction were not consummated. Our board concluded that the risks of a transaction with Party A on the terms then being proposed by Party A were not in the best interests of our stockholders relative to other alternatives available to us. Accordingly, our board rejected the Party A offers and terminated our exclusivity agreement with Party A.

On April 6, 2009, our board met to discuss certain inquiries we had received from Oracle and Party B and the impact on the company and our employees, customers and other business partners of the media reports suggesting that we were seeking a strategic transaction. Following this, our management and advisors recommenced discussions with Oracle and Party B with regard to a possible transaction. Party B recommenced its due diligence investigation of the company on April 9, 2009.

On April 8 and 9, 2009, our board met and discussed indications that Party A would be interested in meeting to discuss the parties’ respective positions and explore re-engagement. Our board discussed the concerns it had with Party A’s offers of April 4, 2009, as well as the recent discussions with Party B and Oracle. Our board determined to contact Party A to explore the possibility of further negotiations.

On April 10, 2009, our representatives met in person with representatives of Party A and reviewed the parties’ respective positions.

On April 10, 2009, we and Oracle entered into a confidentiality agreement and Oracle commenced its detailed due diligence review of the company. On April 11, 2009, management of Oracle met with Mr. Schwartz and members of our senior management to discuss the company and a possible transaction.

On April 14, 2009, Wilson Sonsini and legal counsel for Party A discussed issues related to transaction certainty and antitrust matters. On April 16, 2009, we and Party A agreed to reengage in negotiations but Party A communicated that if Party A and we were not able to reach agreement and announce a transaction by the morning of April 20, 2009, that Party A would terminate discussions. Negotiations with Party A recommenced. Our negotiations focused on improving the contractual terms and conditions and the price proposed by Party A on April 4, 2009. With respect to price, Party A continued to indicate that it was prepared to pay $9.10 per share for certain agreement terms and conditions and was prepared to pay $9.40 per share for certain other agreement terms and conditions. We did not communicate agreement with either of these prices, but did continue to discuss, among other things, the additional contract terms Party A was seeking in its $9.40 proposal.

On April 16, 2009, our board met with our legal and financial advisors and discussed recent discussions with Party A, Party B and Oracle. Later that day, Credit Suisse advised Oracle and Party B, at our request, that if they were interested in acquiring the company, they should submit, no later than the end of the day on April 17, 2009, an offer in the form of a draft agreement that they were prepared to execute. Also on April 16, representatives of our management met with management of Party B to discuss a possible transaction with us.

Also on April 16, 2009, we and Wilson Sonsini discussed with Oracle and Latham & Watkins, outside legal counsel for Oracle, terms and conditions of a proposed merger agreement.

On April 17, 2009, Party B informed us that it would not be submitting a proposal for a strategic transaction with us.

Also on April 17, 2009, Oracle indicated to us it would be making a proposal. That evening, Latham & Watkins delivered a draft merger agreement, including a proposed price per share of $9.50, and Oracle, we and our respective advisors commenced negotiations of the merger agreement. On April 18, 2009, Latham & Watkins delivered a revised draft agreement reflecting the negotiation of the parties. Oracle indicated that its proposal remained subject to final Oracle board approval and finalization of all documentation contemplated by the merger agreement.

On the afternoon of April 18, 2009, our board met and discussed the terms proposed by Oracle as well as the terms then being proposed by Party A and the status of negotiations with Party A and its counsel. At this time, Party A had not definitively confirmed the price it was currently proposing but it had not indicated any flexibility to negotiate above $9.40 per share since lowering its proposed price on March 29, 2009. Wilson Sonsini discussed the board’s fiduciary obligations and presented a detailed comparison of the terms and conditions of the Oracle and Party A proposals, including with respect to each party’s conditions and obligations regarding transaction certainty, and the timing, risks and expectations with respect to antitrust review of each of the proposed transactions. During this meeting, at the request of our board, Mr. Schwartz called Safra Catz, President of Oracle, and proposed a higher price per share, other than $9.50, which Ms. Catz stated would not be acceptable to Oracle. During the continuation of the meeting, at the request of our board, Credit Suisse reviewed its financial analyses with respect to the company and the proposed transaction with Oracle and rendered its oral opinion to our board (which opinion was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date), to the effect that as of such date and based upon and subject to various assumptions, limitations and qualifications, the $9.50 in cash per share of Sun common stock to be received by the holders of Sun common stock in the Oracle merger was fair, from a financial point of view, to such stockholders. After deliberations and consideration, the members of our board present at the meeting unanimously determined that the Oracle merger agreement, the merger contemplated thereby and the other transactions contemplated by the merger agreement were advisable and in the best interest of our stockholders and approved the Oracle merger agreement, the merger contemplated thereby and the other transactions contemplated by the Oracle merger agreement, recommended that our stockholders adopt the merger agreement and instructed management and counsel to finalize all documentation related to the Oracle merger as promptly as practicable. Our board also instructed management and counsel to finalize price and contract negotiations with Party A, in case Oracle was not able or willing to execute a definitive merger agreement in accordance with the terms approved by our board.

Following the April 18 board meeting and until the execution of the Oracle merger agreement on the afternoon of April 19, 2009, we and our advisors continued discussions with Oracle and Latham & Watkins to finalize the documentation related to the merger.

On April 19, 2009, a member of our board requested that Party A confirm the price it would be willing to pay for our common stock. Party A replied that it was prepared to pay $9.10 per share and did not have any further flexibility on price. Later that day, counsel for Party A delivered to Wilson Sonsini a merger agreement proposing an acquisition of our common stock at a price of $9.10 per share. Subsequently, Party A indicated that all offers from Party A with regard to an acquisition of the company would be withdrawn at 5:00 p.m. if we did not execute a definitive agreement with Party A prior to that time.

On the afternoon of April 19, 2009, we and Oracle executed the Oracle merger agreement.

Following execution of the Oracle merger agreement, a member of our board informed a representative of Party A that we were terminating further discussions with Party A.

Reasons for the Merger; Recommendation of Sun’s Board of Directors

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Our board has unanimously (i) determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable and in the best interest of Sun’s stockholders, (ii) approved the merger agreement, the merger and the transactions contemplated by the merger agreement, and (iii) recommended that our stockholders vote in favor of adoption and approval of the merger agreement and approval of the merger.

•

In reaching its determination, our board consulted with our management, as well as its legal and financial advisors, and reviewed (i) historical information concerning Sun’s business, financial performance and condition, operations, technology and competitive position; (ii) the financial condition, results of operations, businesses and strategic objectives of Sun; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Sun’s common stock; (iv) the consideration to be received by Sun’s stockholders in the merger; (v) the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations; (vi) the terms of an alternative transaction proposed by Party A and the relative risks of consummation of the two proposals; (vii) possible alternative strategies as well as the prospects of Sun as an independent company and (viii) financial analysis reviewed with our board by Credit Suisse.

In addition, our board considered the following material factors:

Factors Relating to Challenges Sun Faces as an Independent Company:

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Sun’s revenues have deteriorated as a result of declines in IT spending during the current economic crisis. This industry-wide downturn has particularly impacted Sun because Sun derives a significant portion of its revenues from the financial sector, which has been especially impacted by the current economic environment.

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Relative to some of its competitors, Sun’s revenue base is concentrated among a smaller number of larger customers, whose diminished spending has not been adequately offset by acquisition of new customers or entry into adjacent markets.

•	Sun has experienced increased competition in its core systems businesses in recent years as a result of several factors including:

•	Sun’s major competitors have increasingly used their size and services capabilities as leverage for competitive advantage in the market; and

•	Sun is less diversified than some of its peers and has a more narrow portfolio of businesses to help offset declines in a given industry or product segment.

•

Sun has made investments in new initiatives intended to lead to higher growth, such as Sun’s open source software solutions and the convergence of servers, storage and networking enabled by Sun’s Solaris operating system, but these investments have not generated revenues sufficient to meaningfully offset declines in legacy businesses—declines which have accelerated during the current economic downturn.

Factors Relating to the Specific Terms of our Merger Agreement with Oracle:

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The merger consideration of $9.50 per share to be received by our stockholders represents a substantial premium to the historic trading prices of Sun common stock. The merger consideration represents a 91% premium over the closing price of Sun common stock on March 17, 2009 (the trading day immediately preceding the day that rumors of a possible transaction to acquire Sun were publicly reported) and a 42% premium over the closing price of Sun common stock on April 17, 2009 (the trading day immediately preceding the execution of the merger agreement). The merger consideration of $9.50 per share to be received by our stockholders also implied an aggregate transaction value (the value of Sun’s outstanding equity securities, (taking into account its outstanding options, warrants and other convertible securities) based on the per share merger consideration plus the value of its minority interests plus the amount of its net debt (the amount of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash and cash equivalents on its balance sheet) that reflected a 137% premium to the adjusted fully diluted enterprise value (as defined on page 29) as of March 17, 2009.

•	The merger consideration consists solely of cash, which provides certainty of value to our stockholders.

•	Oracle has, and has represented in the merger agreement that it has, adequate capital resources to pay the merger consideration.

•	Sun performed a substantial investigation of the interest of other potential acquirors who might offer better terms than Oracle for an acquisition of Sun, including:

•	Sun approached or was approached by other potential acquirors in addition to Oracle, two of whom engaged in substantial due diligence investigations concerning Sun;

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Sun engaged in extensive negotiation of price and terms of a possible acquisition of Sun with Party A, culminating in a draft agreement for the acquisition of Sun which offered a lower price and, in the view of our board, meaningfully less certainty of closing than the merger with Oracle; and

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Beginning more than 30 days prior to the signing the merger agreement, the media widely reported that Sun was in discussions concerning a sale of the company, giving any other potential acquirors significant time and incentive to approach Sun to propose a possible transaction.

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The merger agreement, subject to the limitations and requirements contained in the agreement, allows our board to furnish information to and conduct negotiations with a third party in certain circumstances and, upon the payment to Oracle of a termination fee of $260 million, to terminate the merger agreement to accept a superior offer.

•	The merger agreement provides reasonable certainty of consummation, because it includes limited conditions to Oracle’s obligation to complete the merger, including:

•	Oracle is generally obligated to close the merger notwithstanding any breaches of Sun’s representations and warranties, unless those breaches would have a material adverse effect on Sun; and

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Although Oracle has the right not to complete the merger if changes, among other things, occur that have a material adverse effect on Sun as a whole, the effects of the announcement and pendency of the merger and changes in general financial market and industry conditions to the extent such changes do not disproportionately affect Sun, are excluded in determining whether any material adverse effect has occurred.

•	The merger must be approved and the merger agreement must be adopted and approved by a vote of a majority of our outstanding shares of common stock.

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Our board considered the financial analyses reviewed and discussed with our board by representatives of Credit Suisse on April 18, 2009, as well as the oral opinion of Credit Suisse rendered to our board on April 18, 2009 (which opinion was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that as of such date and based upon and subject to various assumptions, limitations and qualifications, the $9.50 in cash per share of Sun common stock to be received by the holders of Sun common stock in the merger was fair, from a financial point of view to such stockholders. The summary of Credit Suisse’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in preparing its opinion.

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Our board considered the general terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of the consummation of the merger, the proposed transaction structure, the termination provisions of the agreement and our board’s evaluation of the likely time period necessary to close the transaction.

Potential Negative Factors Relating to the Transaction:

In the course of its deliberations, our board also considered a variety of risks and other potentially negative factors, including the following:

•	The merger will be subject to antitrust review in a number of jurisdictions which could delay or prevent the closing of the merger.

•	The merger agreement precludes us from actively soliciting alternative proposals.

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We are obligated to pay to Oracle a termination fee of $260 million or reimbursement of Oracle’s expenses if the merger agreement is terminated under certain circumstances. Although the board felt that these payment terms were reasonable when viewed in context with all other aspects of the merger agreement, it is possible that these provisions could discourage a competing proposal to acquire us or reduce the price in an alternative transaction.

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The merger consideration consists solely of cash and will be taxable to our stockholders for U.S. federal income tax purposes. In addition, because our stockholders are receiving cash for their stock, they will not participate after the closing in any future growth or the benefits of synergies resulting from the merger.

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Certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders. See “The Merger—Interests of Sun’s Directors and Executive Officers in the Merger”

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We may incur significant risks and costs if the merger does not close, including the diversion of management and employee attention during the period after the signing of the merger agreement, potential employee attrition and the potential effect on our business and customer relations. In that regard, under the merger agreement, we must conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to completion of the merger or termination of the merger agreement, which may delay or prevent us from undertaking business opportunities that may arise.

The above discussion is not intended to be exhaustive, but we believe it addresses the material information and factors considered by our board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE IN FAVOR OF ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

Opinion of Sun’s Financial Advisor

On April 18, 2009, Credit Suisse rendered its oral opinion to the Sun board of directors (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that, as of April 18, 2009, the $9.50 in cash per share of Sun common stock to be received by the holders of shares of Sun’s common stock in the merger was fair, from a financial point of view, to such stockholders.

Credit Suisse’s opinion was directed to the Sun board of directors and only addressed the fairness from a financial point of view of the $9.50 in cash per share of Sun common stock to be received by the holders of Sun common stock in the merger, and did not address any other aspect or implication of the merger. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in preparing its opinion. However, neither Credit Suisse’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any holder of Sun common stock as to how such holder should vote or act with respect to any matter relating to the merger.

In arriving at its opinion, Credit Suisse:

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reviewed a draft, dated April 18, 2009, of the merger agreement, a draft, dated April 18, 2009, of the form of voting agreements to be entered into by and between certain stockholders of Sun and Oracle and certain publicly available business and financial information relating to Sun;

•	reviewed certain other information relating to Sun, including financial forecasts, provided to or discussed with Credit Suisse by Sun;

•	met with Sun’s management to discuss the business and prospects of Sun;

•	considered certain financial and stock market data of Sun, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of Sun; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Sun provided to or discussed with Credit Suisse by Sun, the management of Sun advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Sun’s management as to the future financial performance of Sun. Credit Suisse also assumed, with Sun’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Sun and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Sun, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse also assumed that the final forms of the merger agreement and the voting agreements, when executed by the parties thereto, would conform to the drafts reviewed by Credit Suisse in all respects material to its analyses.

Credit Suisse’s opinion addressed only the fairness, from a financial point of view, to the holders of Sun common stock of the merger consideration to be received by the holders of Sun common stock in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. The issuance of Credit Suisse’s opinion was approved by its authorized internal committee.

Credit Suisse’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date and upon certain assumptions regarding such financial, economic, market and other conditions, which were and are currently subject to unusual volatility and which, if different than assumed, would have a material impact on Credit Suisse’s analyses and opinion. Credit Suisse’s opinion did not address the merits of the merger as compared to alternative transactions or strategies that may be available to Sun, nor did it address Sun’s underlying decision to proceed with the merger.

Credit Suisse’s opinion was for the information of the Sun board of directors in connection with its consideration of the merger and does not constitute advice or a recommendation to any stockholder of Sun as to how such stockholder should vote or act on any matter relating to the proposed merger.

In preparing its opinion to the Sun board of directors, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse’s valuation analyses is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Credit Suisse’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Credit Suisse considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company or business used in Credit Suisse’s analyses for comparative purposes is identical to Sun or the proposed merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by Credit Suisse’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond Sun’s control and the control of Credit Suisse. Much of the information used in, and accordingly the results of, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Credit Suisse’s opinion and analyses were provided to the Sun board of directors in connection with its consideration of the proposed merger and were among many factors considered by the Sun board of directors in evaluating the proposed merger. Neither Credit Suisse’s opinion nor its analyses were determinative of the merger consideration or of the views of the Sun board of directors with respect to the proposed merger.

The following is a summary of the material valuation analyses performed in connection with the preparation of Credit Suisse’s opinion rendered to the Sun board of directors on April 18, 2009. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse’s analyses.

For purposes of its analyses, Credit Suisse reviewed a number of financial metrics including:

Fully Diluted Enterprise Value—generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its outstanding options, warrants and other convertible securities) plus the value of its minority interests plus the amount of its net debt (the amount of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash and cash equivalents on its balance sheet) as of a specified date.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)—generally the amount of the relevant company’s operating profits, excluding stock based compensation and non-recurring charges, before interest, taxes, depreciation and amortization, for a specified time period.

Net Operating Profits After Taxes (NOPAT)—generally the amount of the relevant company’s operating profits, excluding stock based compensation and non-recurring charges, tax effected for a specified time period.

Unless the context indicates otherwise, stock prices for the selected companies used in the Selected Companies Analysis described below were as of April 17, 2009. Estimates of financial performance for Sun for the calendar year ending December 31, 2009 were based on the forecasts provided by management of Sun. Estimates of financial performance for the selected companies listed below for the calendar year ending 2009 were based on publicly available research analyst estimates for those companies.

Selected Companies Analysis

Credit Suisse calculated fully diluted enterprise value as a multiple of certain financial data for selected technology companies organized by principal technology sector.

The calculated multiples included:

•	Fully Diluted Enterprise Value as a multiple of CY 2009E Revenue;

•	Fully Diluted Enterprise Value as a multiple of CY 2009E EBITDA; and

•	Fully Diluted Enterprise Value as a multiple of CY 2009E NOPAT.

The selected companies were selected because they had publicly traded equity securities and were deemed to be similar to Sun in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. Credit Suisse identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to Sun. The selected technology companies, grouped by their principal technology sector, were:

Major System Vendors (Hardware)

International Business Machines Corporation

Hewlett-Packard Company

Dell Inc.

EMC Corporation (excluding its investment in VMWare, Inc.)

The selected companies analysis indicated the following high, low, mean and median multiples for the selected major system vendor companies:

Multiple Description	High	Low	Mean	Median
Fully Diluted Enterprise Value as a multiple of:
2009E Revenue	1.64x	0.27x	0.95x	0.95x
2009E EBITDA	7.0x	3.6x	5.4x	5.6x
2009E NOPAT	11.7x	5.8x	9.2x	9.6x

Storage Infrastructure Companies (Hardware)

EMC Corporation (excluding its investment in VMWare, Inc.)

NetApp, Inc.

The selected companies analysis indicated the following high, low and mean multiples for the selected storage infrastructure companies:

Multiple Description	High	Low	Mean	Median
Fully Diluted Enterprise Value as a multiple of:
2009E Revenue	1.43x	1.00x	1.22x	1.22x
2009E EBITDA	9.0x	4.7x	6.8x	6.8x
2009E NOPAT	14.9x	8.6x	11.8x	11.8x

Major Software Vendors (Software)

Microsoft Corporation

Oracle Corporation

The selected companies analysis indicated the following high, low, mean and median multiples for the selected major software vendors:

Multiple Description	High	Low	Mean	Median
Fully Diluted Enterprise Value as a multiple of:
2009E Revenue	4.36x	2.50x	3.43x	3.43x
2009E EBITDA	9.4x	6.0x	7.7x	7.7x
2009E NOPAT	13.4x	9.0x	11.2x	11.2x

Other Software Companies

Adobe Systems Incorporated

Red Hat, Inc.

Software AG

Novell, Inc.

TIBCO Software Inc.

Progress Software Corporation

The selected companies analysis indicated the following high, low, mean and median multiples for the selected other software companies:

Multiple Description	High	Low	Mean	Median
Fully Diluted Enterprise Value as a multiple of:
2009E Revenue	3.93x	0.53x	2.27x	1.96x
2009E EBITDA	14.6x	2.9x	8.1x	7.4x
2009E NOPAT	23.7x	5.9x	13.3x	12.4x

Credit Suisse applied multiple ranges based on the selected companies analysis to corresponding financial data for Sun both on a sum-of-the-parts-basis (focusing on Sun’s hardware and software businesses as per discussions with and guidance from Sun’s management) and on a consolidated basis based on Sun’s management forecasts. The selected companies analyses indicated an implied reference range value per share of Sun’s common stock of (i) $8.04 to $10.32 on a sum-of-the-parts basis (comprised of implied reference range values per share of Sun’s common stock of $4.00 to $5.36 for Sun’s software business and $2.37 to $3.29 for Sun’s hardware business, plus $1.67 per share of Sun’s common stock for Sun’s net cash), and (ii) $3.07 to $6.45 on a consolidated basis, as compared to the merger consideration in the proposed merger of $9.50 per share of Sun’s common stock.

Discounted Cash Flow Analysis

Credit Suisse also calculated the net present value of the Sun’s free cash flows using Sun’s management forecasts, as adjusted to include the projected impact of the expected Microsoft/Google Java contracts beginning in the 4th fiscal quarter of 2009. Credit Suisse performed the discounted cash flow analyses both on a sum-of-the-parts-basis (focusing on Sun’s hardware and software businesses as per discussions with and guidance from Sun’s management) and on a consolidated basis based on Sun’s management. In performing this analysis, Credit Suisse applied discount rates ranging from 10.50% to 13.00% based on Sun’s estimated weighted average cost of capital. Credit Suisse applied terminal value multiples of 2014E NOPAT ranging from 8.0x to 10.0x for Sun’s hardware business, 11.0x to 15.0x for Sun’s software business , and 10.0x to 12.0x for Sun on a consolidated basis. The discounted cash flow analyses indicated an implied reference range value per share of Sun’s common stock of (i) $8.12 to $10.10 on a sum-of-the-parts basis (comprised of implied reference range values per share of Sun’s common stock of $4.80 to $6.43 for Sun’s software business and $1.64 to $2.00 for Sun’s hardware business, plus $1.67 for Sun’s net cash), and (ii) $8.06 to $9.41 on a consolidated basis, as compared to the merger consideration in the proposed merger of $9.50 per share of company common stock.

Other Considerations

Credit Suisse also calculated the premiums paid in selected technology transactions since January 1, 2007 and January 1, 2003 to the closing price of the target company’s common stock four weeks and one day prior to the announcement of the technology transactions. The four week premiums had a mean and median of 34.7% and 32.5%, respectively, since 2007 and 35.4% and 28.3%, respectively, since 2003 while the one day premiums had a mean and median of 30.9% and 24.6%, respectively, since 2007 and 28.3% and 20.9%, respectively, since 2003. Credit Suisse noted that the merger consideration of $9.50 per share to be received by our stockholders in the proposed merger reflected a 42% premium to the closing price per share of Sun common stock on April 17, 2009; a 91% premium to the closing price per share of Sun common stock on March 17, 2009, the last trading day prior to the publication of rumors regarding a possible business combination involving Sun; and a 114%, 98% and 126% premium to the 10-day, 30-day and 90-day average closing price per share of Sun common stock preceding March 17, 2009, respectively. Credit Suisse also observed that the merger consideration of $9.50 per share to be received by our stockholders implied an aggregate transaction value that reflected a 137% premium to the adjusted fully diluted enterprise value of Sun as of March 17, 2009.

Other Matters

Pursuant to an engagement letter dated January 29, 2009, Sun retained Credit Suisse as its financial advisor in connection with, among other things, the proposed merger. Under the terms of the engagement letter, Credit Suisse will receive an aggregate fee currently estimated to be approximately $32.6 million, of which $3 million became payable upon delivery of its opinion and approximately $29.6 million is contingent upon the consummation of the merger. In addition, Sun has agreed to indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or relating to its engagement and to reimburse Credit Suisse for its expenses arising out of or relating to the engagement.

Credit Suisse and its affiliates have in the past provided and are currently providing investment banking and other financial services to Sun and its affiliates, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation, including having acted as financial advisor to Sun in connection with Sun’s issuance of $350 million of convertible senior notes due in 2012 and $350 million of convertible senior notes due in 2014 (collectively, the “Notes”). With a portion of the proceeds received from the sale of the Notes, Sun purchased two convertible bond hedges from one of Credit Suisse’s affiliates, one for each series of Notes, pursuant to which Credit Suisse’s affiliate agreed to deliver to Sun any cash and/or stock Sun delivers upon conversion of the Notes in excess of the face amount of the Notes. In a separate transaction, Sun also issued to Credit Suisse’s affiliate warrants (“Warrants”) to purchase shares of its Common Stock. Half of the Warrants have a strike price, as adjusted for Sun’s four-for-one reverse stock split in November 2007, of $36.92 and mature over the twenty trading day period beginning May 1, 2012, and the other half of the Warrants have a strike price, as adjusted for the reverse stock split, of $40.40 and mature over the twenty trading day period beginning May 1, 2014. Sun received aggregate proceeds of $66.5 million from the sale of the Warrants with a maturity beginning May 1, 2012 and $79.0 million from the sale of the Warrants with a maturity beginning May 1, 2014. Pursuant to the terms of the merger agreement, Sun is obligated to use its best efforts to take all action necessary to terminate the Bond Hedge Transactions and Warrants Transactions (as those terms are defined in the merger agreement), subject to payment of the net cash amount (without interest and subject to any applicable withholding or other taxes). Credit Suisse and its affiliates have also provided investment banking and other financial services to Oracle and its affiliates, including, without limitation, having acted as financial advisor to Oracle in connection with its acquisition of Hyperion Solutions Corp. in April, 2007 and its acquisition of PeopleSoft, Inc. in January, 2005; having agreed to participate as a lender pursuant to Oracle’s revolving credit facilities; and having acted as joint bookrunning manager in connection with Oracle’s offering of $1,250,000,000 aggregate principal amount of 4.950% notes due 2013, $2,500,000,000 aggregate principal amount of 5.750% notes due 2018 and $1,250,000,000 aggregate principal amount of 6.500% notes due 2038 in April 2008. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse’s and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Sun, Oracle and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Financial Projections

In connection with Credit Suisse’s financial analyses and fairness opinion described in “The Merger—Opinion of Sun’s Financial Advisor,” Sun provided Credit Suisse with non-public financial projections for the fiscal years ending June 30, 2009 through 2014 (which we refer to as the Sun projections). The Sun projections do not give effect to the merger. Sun employed the following key assumptions in preparing the Sun projections:

•	Revenue from fiscal 2009 to fiscal 2014 was projected on an annual basis, implying compound annual growth rate of approximately 3.1%.

•

Non-GAAP gross margins as a percentage of revenue were assumed to decline in fiscal 2010 by approximately 3 percentage points due to pricing pressure and mix shifts, with non-GAAP gross margin assumed to improve beginning in fiscal year 2011 to approximately 42% to 43% of revenue.

•

Non-GAAP operating expenses were assumed to decline from approximately 39% of revenue in fiscal 2009 to approximately 38% of revenue in fiscal 2010 in connection with the assumed completion of Sun’s restructuring plan announced in November 2008 and were further assumed to remain at approximately 38% of revenue in later years of the Sun projections. No additional restructuring actions were assumed.

•	For purposes of calculating projected diluted non-GAAP net income (loss) per share, Sun’s diluted shares outstanding were assumed to generally remain constant in all years.

	Consolidated (US$ in millions, except per share data) (unaudited) Fiscal Year Ending June 30,
	2009E	2010E	2011E	2012E	2013E	2014E
Revenue	$12,202	$12,665	$13,047	$13,526	$13,885	$14,243
Non-GAAP Gross Margin	$5,149	$4,980	$5,464	$5,791	$5,996	$6,168
Non-GAAP Operating Expenses	$4,809	$4,839	$4,992	$5,121	$5,249	$5,372
Non-GAAP Operating Income (Loss)	$340	$141	$472	$670	$747	$796
Non-GAAP Net Income (Loss)	$150	$(10)	$315	$507	$581	$623
Diluted Non-GAAP Net Income (Loss) Per Share	$0.20	$(0.01)	$0.42	$0.68	$0.78	$0.85
Non-GAAP NOPAT	$255	$106	$354	$486	$523	$517

Reconciliation of GAAP to Non-GAAP Operating Measures

Projected Gross Margin, Operating Expenses, Operating Income (Loss), Net Income (Loss), Diluted Net Income (Loss) Per Share and Net Operating Profit After Tax

The following tables reconcile Sun’s projected gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share from generally accepted accounting principles, or GAAP, to non-GAAP measures. Sun’s projected non-GAAP gross margin excludes stock based compensation. Sun’s projected non-GAAP operating expenses and non-GAAP operating income (loss) excludes stock based compensation, restructuring and related impairment of long-lived assets, impairment of goodwill, and amortization of acquisition related intangibles. Sun’s projected non-GAAP net income (loss) and diluted non-GAAP net income (loss) per share contain the same adjustments as non-GAAP operating income (loss) and also exclude settlement income and (gain) loss on equity investments, net. In addition, Sun’s projected non-GAAP net income (loss) and diluted non-GAAP net income (loss) per share are adjusted for the tax effect related to those items that have been excluded from the projected non-GAAP results and other non-GAAP taxes. Sun’s projected non-GAAP net operating profit after tax (referred to as NOPAT) excludes stock based compensation, restructuring and related impairment of long-lived assets, impairment of goodwill, amortization of acquisition related intangibles, and includes the effect of taxes applicable to operating income, net of the tax effect related to those items that have been excluded from the projected non-GAAP results.

These projections include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), diluted non-GAAP net income (loss) per share, and net operating profit after tax data. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the items associated with Sun’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate Sun’s projected results of operations in conjunction with the corresponding GAAP measures.

Sun’s management believes that the non-GAAP financial measures in the Sun projections provide meaningful supplemental information regarding Sun’s performance by excluding certain gains, losses and charges that may not be indicative of Sun’s core business operating results. Sun’s management believes that they benefit from referring to these non-GAAP financial measures in assessing Sun’s performance. These non-GAAP financial measures also facilitate comparisons to Sun’s historical performance and its competitors’ operating results. These non-GAAP financial measures are used by management in its financial and operational decision making. They have been provided to investors herein because Sun provided the Sun projections to Credit Suisse in connection with the preparation of its opinion.

	Consolidated (US$ in millions) (unaudited) Fiscal Year Ending June 30,
	2009E	2010E	2011E	2012E	2013E	2014E
GAAP Gross Margin	$5,102	$4,929	$5,413	$5,740	$5,945	$6,117
Adjustments
Stock based compensation	$47	$51	$51	$51	$51	$51
Non-GAAP Gross Margin	$5,149	$4,980	$5,464	$5,791	$5,996	$6,168

	Consolidated (US$ in millions) (unaudited) Fiscal Year Ending June 30,
	2009E	2010E	2011E	2012E	2013E	2014E
GAAP Operating Expenses	$7,280	$5,118	$5,221	$5,345	$5,468	$5,591
Adjustments
Stock based compensation	$(167)	$(179)	$(179)	$(179)	$(179)	$(179)
Restructuring and related impairment of long lived assets	(562)	—	—	—	—	—
Impairment of goodwill	(1,445)	—	—	—	—	—
Amortization of acquisition related intangibles	(297)	(100)	(50)	(45)	(40)	(40)
Non-GAAP Operating Expenses	$4,809	$4,839	$4,992	$5,121	$5,249	$5,372

	Consolidated (US$ in millions) (unaudited) Fiscal Year Ending June 30,
	2009E	2010E	2011E	2012E	2013E	2014E
GAAP Operating Income (Loss)	$(2,178)	$(189)	$192	$395	$477	$526
Adjustments
Stock based compensation	$214	$230	$230	$230	$230	$230
Restructuring and related impairment of long lived assets	562	—	—	—	—	—
Impairment of goodwill	1,445	—	—	—	—	—
Amortization of acquisition related intangibles	297	100	50	45	40	40
Non-GAAP Operating Income	$340	$141	$472	$670	$747	$796

	Consolidated (US$ in millions, except per share data) (unaudited) Fiscal Year Ending June 30,
	2009E	2010E	2011E	2012E	2013E	2014E
GAAP Net Income (Loss)(1)	$(2,207)	$(213)	$150	$353	$428	$484
Adjustments
Stock based compensation	$214	$230	$230	$230	$230	$230
Restructuring and related impairment of long lived assets	562	—	—	—	—	—
Impairment of goodwill	1,445	—	—	—	—	—
Amortization of acquisition related intangibles	297	100	50	45	40	40
Tax effect of non-GAAP adjustments	(108)	(82)	(70)	(76)	(81)	(95)
Settlement income	(45)	(45)	(45)	(45)	(36)	(36)
(Gain) loss on equity investments, net	(8)	—	—	—	—	—
Non-GAAP Net Income (Loss)	$150	$(10)	$315	$507	$581	$623
Diluted Non-GAAP Net Income (Loss) Per Share	$0.20	$(0.01)	$0.42	$0.68	$0.78	$0.85

(1)	For purposes of its analyses, Credit Suisse adjusted GAAP net income to exclude expenses associated with restructuring and related impairments of long lived assets, impairment of goodwill, settlement income and any (gain) loss on equity investments, net, as well as the associated tax expense.

	Consolidated (US$ in millions) (unaudited) Fiscal Year Ending June 30,
	2009E	2010E	2011E	2012E	2013E	2014E
GAAP Operating Income (Loss)	$(2,178)	$(189)	$192	$395	$477	$526
Adjustments
Stock based compensation	$214	$230	$230	$230	$230	$230
Restructuring and related impairment of long lived assets	562	—	—	—	—	—
Impairment of goodwill	1,445	—	—	—	—	—
Amortization of acquisition related intangibles	297	100	50	45	40	40
Taxes on operating income (loss), net of tax effect of non-GAAP adjustments	(85)	(35)	(118)	(184)	(224)	(279)
Non-GAAP NOPAT	$255	$106	$354	$486	$523	$517

The Sun projections were not prepared with a view to public disclosure and are included in this proxy statement only because such projections were made available to Credit Suisse in connection with the preparation of the opinion of Credit Suisse described above. Credit Suisse did not independently verify the Sun projections. The Sun projections were not prepared with a view to compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Sun’s independent accountants have not examined, compiled or performed any procedures with respect to the Sun projections and accordingly do not provide any form of assurance with respect to the Sun projections.

THE SUN PROJECTIONS ARE SUBJECTIVE IN MANY RESPECTS AND THUS SUSCEPTIBLE TO VARIOUS INTERPRETATIONS BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS. THE SUN PROJECTIONS WERE BASED ON A NUMBER OF ASSUMPTIONS THAT MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF SUN. SOME OF THESE FACTORS ARE CONSIDERED “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SEE “CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION” ON PAGE 15 AND OTHER RISK FACTORS AS DISCLOSED IN SUN’S FILINGS WITH THE SEC WHICH ARE INCORPORATED BY REFERENCE HEREIN). ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE SUN PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT THAN THOSE CONTAINED IN THE SUN PROJECTIONS. SUN DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISIONS TO THE SUN PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE OF THE SUN PROJECTIONS. READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE INTERNAL FINANCIAL PROJECTIONS. NO ONE HAS MADE OR MAKES ANY REPRESENTATIONS TO ANY OF SUN’S STOCKHOLDERS REGARDING THE INFORMATION INCLUDED IN THE SUN PROJECTIONS SET FORTH ABOVE.

Interests of Sun’s Directors and Executive Officers in the Merger

In considering the recommendation of the Sun board of directors that you vote to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, you should be aware that Sun’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of Sun’s stockholders generally. The Sun board of directors was aware of and considered these interests, among other matters, in reaching its decisions to adopt and approve, and declare advisable, the merger agreement, the merger and the transactions contemplated by the merger agreement.

Oracle board of directors. Prior to the execution of the merger agreement, Scott McNealy, Chairman of our board of directors, and Larry Ellison, Chief Executive Officer of Oracle and a member of the Oracle board of directors, spoke generally about a role for Mr. McNealy with the combined company in the event that Oracle acquired Sun. As of the date hereof, no agreements have been made between Mr. McNealy and Oracle regarding Mr. McNealy’s role at Oracle, if any, after the consummation of the merger.

Employment arrangements with Oracle. Certain executive officers of Sun may enter into employment arrangements with Oracle following the closing of the merger on terms to be mutually agreed upon by Oracle and such executive officers.

Equity Compensation Awards. The merger agreement provides that, at the effective time, each Sun stock option held by employees or consultants of Sun will be converted into an Oracle stock option, each Sun restricted stock unit held by employees of Sun will be converted into an Oracle restricted stock unit, and each share of Sun restricted stock will be cancelled and converted into the right to receive an amount in cash equal to the merger consideration of $9.50 per share of Sun common stock (which will be payable subject to and in accordance with the vesting schedule applicable to the restricted stock prior to the effective time).

Stock Options. Except as described below, each option to purchase shares of Sun common stock that is outstanding immediately prior to the effective time of the merger will be automatically converted into an option to acquire, on substantially identical terms and conditions applicable to such Sun stock option immediately prior to the merger, a number of shares of Oracle common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Sun common stock subject to the option and (y) a fraction, the numerator of which is $9.50 and the denominator of which is the average closing price of Oracle common stock over the five trading days immediately preceding (but not including) the effective time of the merger.

The exercise price for assumed options will equal the per share exercise price for the shares of Sun common stock divided by the equity award exchange ratio (rounded upwards to the nearest whole cent).

Unless Oracle determines otherwise, options held by persons who are not employees of, or consultants to, Sun, or any subsidiary of Sun immediately prior to the effective time of the merger will not be assumed.

Accordingly, options held by Sun’s outside directors, namely, James Barksdale, Stephen Bennett, Peter Currie, Robert Finocchio, James Greene, Michael Marks, Rahul Merchant, Patricia Mitchell, M. Kenneth Oshman and P. Anthony Ridder, will not be assumed, and pursuant to the terms of the applicable option agreement and equity incentive plan pursuant to which such options were granted, the unvested portion of such options will be accelerated. The options that are not assumed by Oracle, to the extent vested (after giving effect to any acceleration), will be automatically converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to the positive difference, if any, between $9.50 and the per share exercise price of the option. Although the options held by Sun’s outside directors will be accelerated and converted into the right to receive an amount in cash as set forth above, they will not actually receive any economic value from such options in connection with the merger as the per share exercise price of each of their options is greater than $9.50.

Restricted Stock Units. Except as described below, restricted stock units denominated in shares of Sun common stock that are outstanding immediately prior to the effective time of the merger will automatically be converted into the right to receive restricted stock units with respect to the number of shares of Oracle common stock calculated by multiplying the number of Sun restricted stock units by the equity award exchange ratio (rounded down to the nearest whole share). The Oracle restricted stock units will vest subject to and in accordance with the applicable vesting schedule for the Sun restricted stock units, with other terms and conditions substantially identical to the Sun restricted stock units.

Unless Oracle determines otherwise, restricted stock units held by persons who are not employees of, or consultants to, Sun, or one of its subsidiaries, immediately prior to the effective time of the merger will not be assumed.

Accordingly, restricted stock units held by Sun’s outside directors will not be assumed, and pursuant to the terms of the applicable restricted stock unit agreement and equity incentive plan pursuant to which such restricted stock units were granted, the unvested portion of such restricted stock units will be accelerated. The restricted stock units that are not assumed by Oracle, to the extent vested (after giving effect to any acceleration) will be automatically converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to $9.50 per share of Sun common stock that was issuable upon settlement of such restricted stock unit award immediately prior to the effective time of the merger.

Assuming that the merger was completed on August 19, 2009, the value of the acceleration and conversion into the right to receive an amount in cash of the restricted stock units (as set forth above) held by each of Sun’s outside directors, with the exception of Messrs. Greene and Merchant, would be approximately $423,909. The value to Messrs. Greene and Merchant would be approximately $359,841 and $372,752, respectively.

Restricted Stock. Restricted shares of Sun common stock that are outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to $9.50 per restricted share of Sun common stock, which cash amount shall be payable subject to and in accordance with the vesting schedule applicable to the restricted shares of Sun common stock as in effect immediately prior to the effective time.

Change of Control Arrangements. Prior to the date of the merger agreement, Sun entered into change of control letter agreements with each of Jonathan Schwartz, Michael Lehman, John Fowler, Gregory Papadopoulos, Peter Ryan, Scott McNealy, Michael Dillon, Anil Gadre, William MacGowan and Michael Splain (which we refer to as the Change of Control Agreements) that provide for certain severance benefits if the executive’s (or with respect to Mr. McNealy, the director’s) service is terminated in certain circumstances (as further described below) following a change of control of Sun. The consummation of the merger will constitute a change of control under the Change of Control Agreements. For purposes of the following description of the Change of Control Agreements, we refer to both the executives and Mr. McNealy each as an “executive,” or collectively, the “executives.” If, within twelve (12) months following the consummation of the merger, the executive separates from service with Sun and the separation from service is on account of an involuntary termination by Sun (or Oracle, following the effective time) without cause (as defined in the Change of Control Agreements) or a voluntary termination by the executive for good reason (as defined in the Change of Control Agreements), and the executive executes a separation agreement and release of claims, the executive will be entitled to receive:

(i) a lump sum payment equal to two and one-half (2 1/2) times his annual compensation (or, in the case of Mr. Schwartz and Mr. McNealy, the payment will equal three (3) times the executive’s annual compensation), which includes his annual base salary (at the highest base salary rate that he was paid by Sun (or Oracle, following the consummation of the merger) in the twelve (12) month period prior to the date of his separation from service (which we refer to as the Look-Back Period)), 100% of the greatest on target annual bonus he was eligible for in the Look-Back Period, and 100% of the greatest on target commission for which he was eligible in the Look-Back Period,

(ii) continued health and group-term life insurance benefits for twenty-four (24) months (at the same percentage as provided to the executive and his family as of the change of control), and

(iii) full vesting acceleration with respect to outstanding equity awards (with options remaining exercisable for three (3) months following the executive’s termination of employment, or such later date as may be applicable under the terms of the award agreement governing such option, but subject to the maximum term of the option).

In the event that any payment or benefit received or to be received by an executive in connection with the executive’s separation from service would constitute a “parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, the Change of Control Agreements provide that the severance payments and benefits will be reduced to the largest amount that will result in no portion of the payments being subject to the excise tax.

Assuming that the merger was completed and the executive officers were terminated on August 19, 2009 and that the executive officers were entitled to full benefits available under their respective change of control agreements, the executive officers would receive the approximate amounts set forth in the table below. You should note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and those prescribed by Section 280G of the Code. Some of these assumptions are based on information currently available and will need to be updated. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Name	Severance Pay		Health and/or Life Insurance Premiums	Equity Acceleration(2)	Section 280G Reduction(3)	Total
Jonathan Schwartz	$9,000,000		$25,199	$2,980,408	$0	$12,005,607
Scott McNealy	$7,500,000		$25,287	$2,008,736	$0	$9,534,022
Michael Dillon	$2,312,500		$25,053	$696,364	$(273,815)	$2,760,102
John Fowler	$2,659,375		$25,233	$787,735	$(152,775)	$3,319,568
Anil Gadre	$2,081,250		$25,287	$641,158	$0	$2,747,694
Michael Lehman	$4,000,000		$25,420	$0	$0	$4,025,420
William MacGowan	$2,196,875		$25,284	$696,364	$0	$2,918,524
Gregory Papadopoulos	$2,850,000		$15,239	$867,036	$0	$3,732,275
Peter Ryan	$3,352,437	(1)	$3,584	$1,373,439	$(387,194)	$4,342,266
Michael Splain	$2,312,500		$25,284	$617,679	$(46,063)	$2,909,401

(1)	The estimated severance pay for Mr. Ryan is based on his annual compensation of £822,500, converted to U.S. Dollars using the exchange rate reported in the Wall Street Journal on March 24, 2009 of 1.47231:1. The estimated severance pay for Mr. Ryan also includes a retention bonus in the amount of $325,000, the payment of which may accelerate upon termination following a change of control.

(2)	To estimate the value of equity acceleration for each executive, we multiplied the aggregate number of unvested restricted stock units as of August 19, 2009, by $9.50 less any applicable exercise price per share. For executives that were granted performance-based restricted stock units in August 2008, the value of such awards has not been included in the value of the executives’ equity acceleration, as the actual number of restricted stock units to be awarded is based on performance measures, the achievement of which will not be determined until August 2009.

(3)	In calculating the 280G reduction amount, Sun made a number of assumptions, including: (a) for the acceleration and conversion of unvested stock options, applying the method prescribed in Q&A 24(c) of the 280G Treasury Regulations to the conversion value of the options based on a Black-Scholes value analysis. In determining the conversion value of the options, Sun used the following Black-Scholes assumptions: (I) 0.29% risk free rate of return based on the U.S. Treasury Strip Rate as of May 1, 2009, (II) an exercise life of 3 months following termination as provided in the stock option agreement, and (III) an expected volatility of 103.12% based on the actual volatility experienced by the Sun common stock over a period of 52 weeks running from May 1, 2008 through May 1, 2009; (b) using the method prescribed in Q&A 24(c) of the 280G Treasury Regulations for determining the parachute value of a time vested payment in valuing the acceleration of the retention bonus for Mr. Ryan; (c) deriving the net present values of the change in control payments using the May 2009 AFR of 0.91% (short-term), 2.45% (mid-term) and 4.26% (long-term), as applicable; (d) assuming that all equity awards granted between June 30, 2008 and June 30, 2009 may be valued by the method prescribed in Q&A 24(c) of the 280G Treasury Regulations; and (e) calculating Mr. Ryan’s prior compensation by multiplying the average monthly compensation amount derived from his UK forms P60 by the average exchange rate for the corresponding month.

Certain Relationships with KKR. James H. Greene, Jr., one of our directors, is the director designee of Kohlberg Kravis Roberts & Co. L.P. (which we refer to as KKR). Pursuant to the Note Purchase Agreement, dated January 23, 2007, by and between Sun, KKR and certain affiliates of KKR, certain affiliates of KKR either beneficially own or receive the economic benefits of ownership on all of our 0.625% convertible senior notes due 2012 (which we refer to as the 2012 Notes) and 0.750% convertible senior notes due 2014 (which we refer to as the 2014 Notes and, together with the 2012 Notes, the Notes). Under the indentures governing the Notes, the merger will constitute a “Fundamental Change.” The occurrence of a Fundamental Change allows the holders of the Notes to require us to repurchase the Notes at 100% of the outstanding principal amount, or $1,000 per note, plus accrued and unpaid interest. If the holders of the Notes do not elect to require us to repurchase the Notes, after the completion of the Merger, each Note will be convertible into $329.29 per $1,000 principal amount. If the Merger and no other Fundamental Change occurs, the Notes will remain outstanding.

Additionally, Michael E. Marks, one of our directors, was formerly a member of KKR and was the director designee of KKR prior to Mr. Greene’s appointment to our board of directors in May 2008. Each of Messrs. Marks and Greene has an economic interest in certain affiliates of KKR that beneficially own or receive the economic benefits of ownership in our Notes.

Insurance and Indemnification of Sun’s Directors and Officers. The merger agreement provides that, for six years after the effective time of the merger, the surviving corporation of the merger will, and Oracle will cause the surviving corporation of the merger to, maintain directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by Sun’s directors’ and officers’ liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement. The surviving corporation of the merger and Oracle’s obligation to provide this insurance coverage is subject to a cap of 250% of the current annual premium paid by Sun for its existing insurance coverage. If the surviving corporation or Oracle cannot maintain the existing or equivalent insurance coverage without exceeding the 250% cap, the surviving corporation or Oracle are required to maintain insurance policies that, in their judgment, provide the maximum insurance coverage available at an annual premium equal to the 250% cap.

In addition, the merger agreement provides that, prior to the effective time of the merger, Sun may purchase a pre-paid “tail” or runoff policy for directors’ and officers’ liability insurance for acts and omissions prior to the effective time of the merger so long as the cost of such policy does not exceed the 250% cap. The merger agreement further provides that, if such “tail” policy is purchased prior to the effective time of the merger. the surviving corporation of the merger will maintain such tail in full force and effect.

The merger agreement further provides that, from and after the consummation of the merger, the surviving corporation will, and Oracle will cause the surviving corporation and its subsidiaries to, fulfill and honor in all respects the obligations of Sun and its subsidiaries pursuant to (1) each indemnification agreement in effect between Sun and any of its subsidiaries and any person who is now, or has been prior to the execution of the merger agreement, or who becomes prior to the consummation of the merger, a director or officer of Sun or any of its subsidiaries and (2) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws of Sun as in effect as of the date of the merger agreement. The merger agreement also provides that for six years after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will contain (and Oracle will cause the certificate of incorporation and bylaws of the surviving corporation of the merger to so contain) provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors of Sun and its subsidiaries that are presently set forth in the certificate of incorporation and bylaws of Sun. These provisions may not be amended, repealed or otherwise modified in a manner that could adversely affect the rights of any person benefited by such provisions. All claims for indemnification, for which Sun, the surviving corporation of the merger or Oracle receives written notice prior to the sixth year anniversary of the consummation of the merger, will survive until such time as such claim is fully and finally resolved (even if resolution occurs subsequent to the sixth year anniversary of the consummation of the merger).

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Sun common stock whose shares are exchanged for cash in the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Sun common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Sun common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Sun common stock, you should consult your tax advisor.

This discussion assumes that a U.S. holder holds the shares of Sun common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). The following does not address all aspects of U.S. federal income tax that might be relevant to U.S. holders in light of their particular circumstances, or U.S. holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold Sun common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Sun common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders who exercise statutory appraisal rights). In addition, the discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a U.S. holder.

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Sun common stock pursuant to the merger.

The receipt of cash in exchange for shares of Sun common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Sun common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Sun common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of Sun common stock.

Payments of cash made to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28 percent), unless such holder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Regulatory Approvals

Under the provisions of the HSR Act, the merger may not be completed until the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division and the FTC by Sun and Oracle. In addition, the expiration or termination of the applicable waiting period in the required jurisdictions is a condition to each of Oracle and Sun’s obligation to consummate the merger. Oracle and Sun filed their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act on May 5, 2009. Oracle re-filed its notification and report form with the Antitrust Division and the FTC on May 27, 2009. Oracle and Sun are preparing anti-trust and competition filings in numerous foreign jurisdictions, including the European Union.

Voting Agreements

In connection with the transactions contemplated by the merger agreement, each of Mr. Jonathan I. Schwartz, our President and Chief Executive Officer and a member of our board of directors, and Mr. Scott G. McNealy, Chairman of our board of directors, beneficially owned, as of the record date, approximately 0.1% and 1.9%, respectively, of the total outstanding shares of Sun common stock, have entered into voting agreements with Oracle, to, among other things, vote their respective shares of Sun common stock in favor of the merger, unless the merger agreement has been terminated.

The following descriptions of the voting agreements describe the material terms of the voting agreements. These descriptions of the voting agreements are qualified in its entirety by reference to the copies of the form of voting agreement which is attached as Annex C and is incorporated herein by reference. We encourage you to read the form of voting agreement in its entirety. The shares of Sun common stock covered by these voting agreements are referred to as “subject Sun shares.”

The voting agreement provides that Mr. Schwartz and Mr. McNealy will vote, unless the merger agreement has been terminated, their subject Sun shares:

•	in favor of the merger, the execution and delivery by Sun of the merger agreement and the adoption and approval of the merger agreement and the terms thereof; and

•

against any of the following that would either (i) impede, frustrate, prevent or nullify any provision of the voting agreement, the merger or the merger agreement, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Sun under the merger agreement or (iii) change in any manner the voting rights of the subject Sun shares:

•	an alternative acquisition proposal;

•

any merger or merger agreement with a party other than with Oracle and Soda Acquisition Corporation, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of Sun; or

•	any amendment of Sun’s certificate of incorporation or bylaws.

Concurrently with the execution of the voting agreement, Mr. Schwartz and Mr. McNealy also granted to Oracle a proxy to vote their respective Sun shares on any of the foregoing matters at any meeting of the Sun stockholders. Mr. Schwartz and Mr. McNealy also agreed (i) to be bound by the non-solicitation provisions of the merger agreement described below under “The Merger Agreement—No Solicitations,” (i) to certain restrictions on the transfer of their subject Sun shares, and (iii) unless required by applicable law, not to, and cause their representatives not to, make certain public communications criticizing or disparaging the voting agreement and the merger agreement and the transactions contemplated thereby without prior written consent of Oracle.

Mr. Schwartz and Mr. McNealy further agreed to (i) waive and not exercise any rights of appraisal or rights to dissent from the merger that they may be entitled to under Delaware law and (ii) not commence or participate in, and take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Sun, Oracle or Soda Acquisition Corporation (or any of their respective successors) relating to the negotiation, execution or delivery of the voting agreement or the merger agreement or the consummation of the merger including any claim (x) challenging the validity of, seeking to enjoin the operation of, any provision of the voting agreement or (y) alleging a breach of any fiduciary duty of the Sun board of directors in connection with the merger agreement or the transactions contemplated therein.

Litigation Related to the Merger

Three putative shareholder class actions challenging the proposed merger have been filed in Santa Clara County Superior Court naming Sun, certain officers and directors of Sun, as well as Oracle and its merger subsidiary, as defendants. Pfeffer v. Sun Microsystems, Inc., et al., No. 109CV140424 (filed April 20, 2009); Mandel v. McNealy, et al., No. 109CV141407 (filed April 30, 2009); and Oppenheim Asset Management Services v. Sun Microsystems, Inc., et al., No. 109CV141421 (filed April 30, 2009). The complaints, which are similar, seek to enjoin the proposed acquisition of Sun by Oracle and allege claims for breach of fiduciary duty against the individual defendants and for aiding and abetting a breach of fiduciary duty against Sun, Oracle and its merger subsidiary. The complaints generally allege that the consideration offered in the proposed transaction is unfair and inadequate. On May 15, 2009, plaintiffs in the Pfeffer and Mandel actions filed amended complaints alleging, in addition to the above allegations, that certain disclosures in the preliminary proxy statement filed with the SEC were inadequate. Plaintiffs have filed motions to consolidate the actions and for appointment of lead plaintiff and co-lead counsel, which motions are scheduled for hearing by the court on June 26, 2009. Sun and the other defendants have not yet responded to the complaints.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with Delaware law at the effective time of the merger, Soda Acquisition Corporation will be merged with and into Sun and, as a result of the merger, the separate corporate existence of Soda Acquisition Corporation will cease and Sun will continue as the surviving corporation and become a wholly-owned subsidiary of Oracle. As the surviving corporation, Sun will continue to be governed by Delaware law and all of its rights, privileges, immunities, powers and franchises will continue unaffected by the merger.

Soda Acquisition Corporation and the surviving corporation will take all necessary actions such that, at the effective time of the merger, the certificate of incorporation of Sun will be amended to read in its entirety as set forth in the form attached to the merger agreement, and the bylaws of the surviving corporation will be those of Soda Acquisition Corporation as in effect immediately prior to the merger.

The closing of the merger will occur as soon as practicable but in any event within two business days after all of the conditions set forth in the merger agreement and described under “—Conditions to the Merger” are satisfied or waived, or at such other time as agreed to by the parties.

The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties. It is currently anticipated that the effective time of the merger will occur during the summer of 2009. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at a later time as agreed by the parties or at all.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, by virtue of the merger, each share of Sun common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $9.50 in cash, without interest and less any applicable withholding taxes, other than the following shares, which will be cancelled and no payment made with respect thereto:

•	shares of Sun common stock held by Sun as treasury stock; and

•	shares of Sun common stock owned by Oracle or any subsidiary of either Sun or Oracle immediately prior to the effective time of the merger.

The price to be paid for each share of Sun common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of Sun, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend with respect to the shares of Sun common stock that occurs prior to the effective time of the merger.

Each share of common stock of Soda Acquisition Corporation outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock, par value $0.01 per share, of the surviving corporation with the same rights, powers and privileges as the shares so converted and will thereafter constitute the only outstanding shares of capital stock of the surviving corporation.

Payment Procedures

Prior to the effective time of the merger, Oracle will deposit with the exchange agent for the merger the aggregate consideration to be paid to holders of shares of Sun common stock in the merger.

Each holder of shares of Sun common stock that are converted into the right to receive the merger consideration will be entitled to receive the merger consideration upon (i) surrender to the exchange agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the exchange agent, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares. Until so surrendered or transferred, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate or uncertificated share. Upon payment of the merger consideration pursuant to these provisions, each certificate or certificates so surrendered will immediately be cancelled.

Treatment of Options, Restricted Stock and Other Equity Awards

Stock Options. Except as described below, at the effective time of the merger and without any action on the part of the holders thereof, each outstanding option to purchase shares of Sun common stock that is outstanding immediately prior to the effective time of the merger will be automatically converted into an option to acquire, on substantially the same terms and conditions applicable to such Sun stock options immediately prior to the merger, a number of shares of Oracle common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Sun common stock subject to the option and (y) a fraction (referred to as the equity award exchange ratio), the numerator of which is $9.50 and the denominator of which is the average closing price of Oracle common stock over the five trading days immediately preceding (but not including) the effective time of the merger. The exercise price for assumed options will equal the per share exercise price for the shares of Sun common stock divided by the equity award exchange ratio (rounded upwards to the nearest whole cent).

Restricted Stock Units. Except as described below, restricted stock units denominated in shares of Sun common stock that are outstanding immediately prior to the effective time of the merger will automatically be converted into the right to receive restricted stock units with respect to the number of shares of Oracle common stock calculated by multiplying the number of Sun restricted stock units by the equity award exchange ratio (rounded down to the nearest whole share). The Oracle restricted stock units will vest subject to and in accordance with the applicable vesting schedule for the Sun restricted stock units, with other terms and conditions substantially identical to the Sun restricted stock units.

Restricted Stock. Restricted shares of Sun common stock that are outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive an amount of cash (without interest and less any applicable withholding taxes) equal to $9.50 per restricted share of Sun common stock, which cash amount will be payable subject to and in accordance with the vesting schedule applicable to the restricted shares of Sun common stock as in effect immediately prior to the effective time of the merger.

Cashed Out Equity Awards. Notwithstanding the foregoing, unless determined otherwise by Oracle, each Sun option and each Sun restricted stock unit that is held by a person who is not an employee of, or a consultant to, Sun or any subsidiary of Sun immediately prior to the effective time of the merger (which we refer to as the cashed out equity awards) will not be assumed by Oracle and will, immediately prior to the effective time of the merger, be cancelled and extinguished and, to the extent vested, be automatically converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Sun common stock that were issuable upon exercise or settlement of such cashed out equity award immediately prior to the effective time of the merger and (y) the merger consideration, less, if applicable, the aggregate exercise price of such cashed out equity award.

Employee Stock Purchase Plan. Prior to the effective time of the merger, Sun will:

•

provide that the purchase price per share for shares of Sun common stock purchased under its ESPP for all offering periods beginning after the execution of the merger agreement will be equal to 95% of the fair market value of a share of Sun common stock on the exercise date;

•

establish a new exercise date under the ESPP on the last day of the payroll period ending immediately prior to the effective time of the merger (but at least ten business days before the effective time) with respect to the offering period then in effect under the ESPP (which we refer to as the new exercise date);

•	provide that no further offering periods will commence under the ESPP on or following the new exercise date; and

•	terminate the ESPP as of the new exercise date.

Each outstanding option under the ESPP on the new exercise date will be exercised on such date for the purchase of shares of Sun common stock in accordance with the terms of the ESPP.

Stockholders’ Meeting

Pursuant to the terms of the merger agreement, Sun has established a record date for, duly called and given notice of, and will convene and hold a meeting of its stockholders (which we refer to as the special meeting) for the purpose of obtaining the vote of Sun’s stockholders necessary to satisfy the voting condition described in “—Conditions to the Merger.” Sun may delay, adjourn or postpone the date of the special meeting, (i) if and to the extent necessary to obtain a quorum of its stockholders to take action at the special meeting and during such delay, adjournment or postponement, Sun must use its reasonable best efforts to obtain such a quorum as soon as practicable and (ii) if and to the extent (and only to the extent) Sun determines in good faith that such delay, adjournment or postponement is required by applicable law or to comply with comments made by the SEC with respect to the proxy statement or otherwise.

Unless the merger agreement is terminated, as described below under “—Termination of the Merger Agreement,” Sun has agreed to submit the merger agreement to a vote of Sun’s stockholders, even if Sun’s board of directors has approved, endorsed or recommended another takeover proposal, or withdraws or modifies its unanimous recommendation as described below under “—Sun Board Recommendation” that Sun’s stockholders vote in favor of the adoption of the merger agreement. As soon as practicable after the date that this definitive proxy statement is filed (but not more than five business days following the clearance of the definitive proxy statement by the SEC, which occurred on June 4, 2009), Sun has agreed to use its reasonable best efforts to mail to its stockholders the definitive proxy statement and all other proxy materials for the special meeting and, if necessary to comply with applicable securities laws, after the definitive proxy statement has been mailed, promptly circulate amended, supplemental or supplemented proxy materials and, if required in connection therewith, re-solicit proxies.

Representations and Warranties

The merger agreement contains representations and warranties made by Sun to Oracle and Soda Acquisition Corporation and representations and warranties made by Oracle and Soda Acquisition Corporation to Sun. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain disclosures that Sun made to Oracle and Soda Acquisition Corporation in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings Sun publicly files with the SEC. This description of the representations and warranties is included to provide Sun’s stockholders with information regarding the terms of the merger agreement.

In the merger agreement, Sun has made representations and warranties to Oracle and Soda Acquisition Corporation with respect to, among other things:

•	the due incorporation, valid existence, good standing, power and authority of Sun;

•	its authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Sun;

•	the adoption and unanimous recommendation of the Sun board of directors to enter into the merger agreement, the merger and the transactions contemplated by the merger agreement;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with, creation of liens, violations or defaults under Sun’s or its subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•

its capitalization, including in particular the number of outstanding shares of Sun common stock, preferred stock, and restricted stock and the number of shares of common stock issuable upon the exercise of stock options and warrants and upon conversion of its outstanding convertible debt;

•	its subsidiaries and their due incorporation or organization, valid existence, good standing, power and authority;

•	its SEC filings since June 30, 2008, including financial statements contained therein, internal controls and compliance with the Sarbanes-Oxley Act of 2002;

•

conduct of business and absence of certain changes, except as contemplated by the merger agreement, including that there has been no fact, event, change, development or set of circumstances, that has had or would reasonably be expected to have, a material adverse effect to Sun;

•	the absence of undisclosed material liabilities;

•	the absence of certain litigation;

•	Sun’s and its subsidiaries’ compliance with applicable legal requirements since June 30, 2006;

•	matters with respect to Sun’s material contracts;

•	matters related to Sun’s employee benefit plans;

•	labor and employment matters;

•	tax matters;

•	compliance with laws and permits, including environmental laws and regulations;

•	title to properties and the absence of encumbrances;

•	inventory matters;

•	intellectual property matters;

•	the accuracy and compliance with applicable securities laws of the information supplied by Sun in this proxy statement;

•	relationships with, and other matters related to, major customers and suppliers of Sun;

•	receipt by the Sun board of directors of a fairness opinion from Credit Suisse;

•	insurance matters;

•	compliance with the U.S. Foreign Corrupt Practices Act and other anti-corruption laws;

•	related party transaction matters;

•	the absence of undisclosed brokers’ fees and expenses; and

•	the inapplicability of state takeover statutes to the merger.

Many of the representations and warranties in the merger agreement made by Sun are qualified by a “materiality” or “material adverse effect to Sun” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect to Sun). For purposes of the merger agreement, a “material adverse effect to Sun” means (i) a material adverse effect on the business, financial condition or results of operations of Sun and its subsidiaries, taken as a whole, or (ii) matters preventing or materially delaying Sun’s ability to consummate the merger.

For purposes of clause (i) above, the definition of “material adverse effect to Sun” excludes, alone or in combination, any adverse effect resulting from or arising out of:

•

the announcement or pendency of the merger (including any loss of or adverse change in the relationship of Sun and its subsidiaries with their respective employees, customers, partners or suppliers related thereto);

•

general economic or political conditions (including acts of terrorism or war) that do not disproportionately affect Sun and its subsidiaries, taken as a whole, as compared to other companies participating in the same industry as Sun;

•

general conditions in the industry in which Sun and its subsidiaries operate that do not disproportionately affect Sun and its subsidiaries, taken as a whole, as compared to other companies participating in the same industry as Sun;

•	any changes (after the date of the merger agreement) in GAAP or applicable law;

•

any failure to take any action in compliance with the restrictions or other prohibitions set forth in the merger agreement, or the taking of any specific action at the written direction of Oracle or expressly required by the merger agreement;

•

any failure of Sun to meet internal or analysts’ estimates or projections (although any cause of any such failure may be taken into consideration when determining whether a material adverse effect to Sun has occurred); and

•

any legal proceeding made or brought by any stockholder of Sun (on the holder’s own behalf or on behalf of Sun) arising out of or related to the merger agreement or any of the transactions contemplated thereby (including the merger).

In the merger agreement, Oracle and Soda Acquisition Corporation made customary representations and warranties to Sun with respect to, among other things:

•	the due incorporation, valid existence, good standing and power of Oracle and Soda Acquisition Corporation;

•

the authority of each of Oracle and Soda Acquisition Corporation to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Oracle and Soda Acquisition Corporation;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with, violations or defaults under Oracle’s or Soda Acquisition Corporation’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the absence of certain litigation;

•	the accuracy and compliance with applicable securities laws of the information supplied by Oracle and Soda Acquisition Corporation contained in this proxy statement; and

•	the sufficiency of funds to pay the merger consideration.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Covenants Regarding Conduct of Business by Sun Pending the Merger

Except as required by applicable law or agreed to in writing by Oracle, from the date of the merger agreement until the earlier of the consummation of the merger or the termination of the merger agreement, Sun will, and will cause each of its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to:

•	preserve its intellectual property, business organization and material assets;

•	keep available the services of its directors, officers and employees;

•	maintain in effect all of its government authorizations; and

•	maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others that have business relationships with Sun.

In addition, except as required by the terms of the merger agreement or agreed to in writing by Oracle (which in certain specified instances may not be unreasonably withheld or delayed), from the date of the merger agreement until the earlier of the consummation of the merger or the termination of the merger agreement, Sun will not, nor will it permit its subsidiaries to:

•	amend their respective certificate of incorporation, bylaws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise);

•

declare, set aside or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any capital stock of Sun or any of its subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of Sun to its parent (except distributions under the ESPP in the ordinary course and for distributions resulting from the vesting or exercise of Sun stock options, restricted stock and restricted stock units (which we collectively refer to as Sun compensatory awards));

•	split, combine or reclassify any capital stock of Sun;

•	except as described below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Sun or any of its subsidiaries;

•	take any action that would result in the amendment, modification or change of any term of certain indebtedness of Sun or any of its subsidiaries;

•	issue, deliver, sell, grant, pledge, transfer, subject to any lien or otherwise encumber or dispose of any securities of Sun or any of its subsidiaries, other than:

•

the issuance of shares of Sun common stock upon the exercise of Sun stock options or pursuant to the terms of Sun restricted stock units that are outstanding as of the date of the merger agreement, in each case in accordance with the applicable equity award’s terms as in effect on the date of the merger agreement; or

•	the issuance of shares of Sun common stock pursuant to the ESPP;

•

purchase, redeem or otherwise acquire any securities of Sun or any of its subsidiaries, except in satisfaction by holders of Sun compensatory awards of the applicable exercise price and/or withholding taxes;

•	take any action that would result in any amendment, modification or change of any term of any indebtedness of Sun or any of its subsidiaries;

•	amend any term of any Sun security or any Sun subsidiary security;

•

adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to Sun or any of its subsidiaries;

•	incur any capital expenditures or any obligations or liabilities in respect thereof other than in accordance with a quarterly budget previously approved in writing by Oracle in its sole discretion;

•

acquire any business, assets or capital stock of any person or entity or division thereof, whether in whole or in part (whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise);

•	acquire any other assets other than immaterial assets acquired in the ordinary course of business consistent with past practice;

•

sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any of its intellectual property, material assets or material properties except (i) pursuant to existing contracts or commitments, (ii) sales of inventory or used equipment in the ordinary course of business consistent with past practice, (iii) permitted liens incurred in the ordinary course of business consistent with past practice or (iv) pursuant to non-exclusive licenses for intellectual property entered into in the ordinary course of business consistent with past practice;

•	grant to any current or former director, officer, employee or consultant of Sun or any of its subsidiaries any (i) increase in compensation, (ii) bonus or (iii) other benefits;

•

hire any new employee to whom a written offer of employment was made and accepted prior to the date of the merger agreement, or, after the date of the merger agreement, extend any new offers of employment with Sun or any of its subsidiaries to any individual;

•

grant to any current or former director, officer, employee or consultant of Sun or any of its subsidiaries any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits;

•

establish, adopt, enter into or amend any Sun benefit plan (other than offer letters that contemplate “at will” employment without severance benefits) or collective bargaining agreement, in each case except as required by applicable law;

•

take any action to amend or waive any performance or vesting criteria or accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any Sun benefit plan except to the extent required pursuant to the terms thereof or applicable law;

•

make any person or entity a beneficiary of any retention plan under which such person or entity is not as of the date of the merger agreement a beneficiary which would entitle such person or entity to vesting, acceleration or any other right as a consequence of completion of the transactions contemplated by the merger agreement;

•	write down any of its material assets, including any capitalized inventory or Sun’s intellectual property;

•	make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or applicable law;

•	repurchase, prepay or incur any indebtedness in, including by way of a guarantee or an issuance of debt securities;

•

issue and sell options, warrants, calls or other rights to acquire any debt securities of Sun or any of its subsidiaries, or enter into any “keep well” or other agreement to maintain any financial statement or similar condition of another person;

•

make any loans, advances or capital contributions to, or in, any other person or entity other than (i) Sun and its subsidiaries or (ii) accounts receivable and extensions of credit in the ordinary course of business, and advances in expenses to employees, in each case in the ordinary course of business consistent with past practice;

•

agree to any exclusivity, non-competition, most favored nation or similar provision or covenant restricting Sun, any of its subsidiaries or their affiliates from competing in any line of business or with any person or entity or in any area or engaging in any activity or business, or pursuant to which any benefit or right would be required to be given or lost as a result, or which would have any such effect on Oracle or its affiliates after the consummation of the merger;

•

enter into any contract, or relinquish or terminate any contract or other right, (i) related to the license of software in any individual case with an annual value in excess of $1,000,000 with a value over the life of the contract value in excess of $3,000,000 or (ii) related to the sale of hardware, with an annual value in excess of $5,000,000, other than:

•	entering into software license agreements or agreements for the sale of hardware products in the ordinary course of business consistent with past practice;

•	service or maintenance contracts entered into in the ordinary course of business consistent with past practice pursuant to which Sun or any of its subsidiaries is providing services to customers;

•

non-exclusive distribution, marketing, reselling or consulting agreements entered into in the ordinary course of business consistent with past practice that provide for distribution of a product or service of Sun or any of its subsidiaries by a third party;

•	non-exclusive OEM agreements entered into in the ordinary course of business consistent with past practice that are terminable without penalty within twelve months; or

•	supply contracts with vendors or suppliers entered into in the ordinary course of business consistent with past practice;

•

make or change any material tax election, change any tax accounting period, adopt or change any material method of tax accounting, amend any material tax returns or file any claim for material tax refunds, enter into any closing agreement, enter into any tax allocation, tax sharing or tax indemnity agreement (other than any customary commercial or financing agreements entered into in the ordinary course of business consistent with past practices);

•	settle any material tax claim, audit or assessment or surrender any right to claim a tax refund;

•

except as set forth above with respect to immaterial taxes, institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations, in excess of $250,000 in any individual case, other than (i) as required by their terms as in effect on the date of the merger agreement, (ii) claims, liabilities or obligations reserved against on the June 30, 2008 balance sheet of Sun (for amounts not in excess of such reserves) or (iii) incurred in the ordinary course of business consistent with past practice, (however, in the case of each of (i), (ii) or (iii), the payment, discharge, settlement or satisfaction of such claim, liability or obligation may not include any material obligation (other than the payment of money) to be performed by Sun or any of its subsidiaries following the consummation of the merger);

•	waive, relinquish, release, grant, transfer or assign any right with a value of more than $250,000 in any individual case except in the ordinary course of business consistent with past practice;

•

waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar contract to which Sun or any of its subsidiaries is a party;

•

(i) engage in any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters; (ii) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (iii) any practice which would have the effect of postponing to subsequent fiscal quarters payments by Sun or any of its Subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) or (iv) any other promotional sales or discount activity, in each case in clauses (i) through (iv) in a manner outside the ordinary course of business consistent with past practices; or

•	authorize, commit or agree to take any of the things described above.

No Solicitations

Sun has agreed that, neither Sun nor any of its subsidiaries will, nor will Sun or any of its subsidiaries authorize or permit any of its or their directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives acting in such capacity (whom we refer to collectively as representatives) to, and Sun will instruct, and cause each applicable subsidiary, if any, to instruct, each such representative not to, directly or indirectly:

•

solicit, initiate or knowingly take any action to facilitate or encourage the submission of any acquisition proposal (as defined below) or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any acquisition proposal;

•

conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Sun or any of its subsidiaries to, afford access to the business, properties, assets, books or records of Sun or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that has expressed an intention to make or has made any acquisition proposal;

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Delaware law;

•

enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any acquisition proposal or enter into any agreement or agreement in principle requiring Sun to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement (other than a confidentiality agreement described below); or

•	resolve, propose or agree to do any of the foregoing.

Sun also agreed to, and agreed to cause its subsidiaries to, cease immediately and cause to be terminated, and not authorize or knowingly permit any of its or their representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any acquisition proposal and to use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Sun or any of its subsidiaries that was furnished by or on behalf of Sun and its subsidiaries to return or destroy (and confirm destruction of) all such information.

“Acquisition proposal” means any offer, proposal, inquiry or indication of interest from any third party relating to any transaction or series of related transactions involving any (i) acquisition or purchase by any person or entity, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of Sun, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any person or entity beneficially owning 15% or more of any class of outstanding voting or equity securities of Sun, (ii) merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Sun or any of its subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of Sun and its subsidiaries, taken as a whole, (iii) sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 15% or more of the assets of Sun and any of its subsidiaries, taken as a whole (measured by the lesser of book or fair market value thereof), or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Sun or any of its subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of Sun and its subsidiaries, taken as a whole.

Notwithstanding the restrictions described above, at any time before the adoption of the merger agreement by Sun’s stockholders, the Sun board of directors, directly or indirectly through any representative, may (i) engage in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide unsolicited acquisition proposal in writing after the date of the merger agreement, that did not result from or arise out of a willful and material breach of the non-solicitation provisions of the merger agreement, and that the Sun board of directors believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a superior proposal (as defined below) and (ii) thereafter furnish to such third party non-public information relating to Sun or any of its subsidiaries pursuant to an acceptable confidentiality agreement, but in each case under the preceding clauses (i) and (ii), only if the Sun board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The merger agreement requires Sun to give Oracle at least three business days prior written notice that Sun intends to furnish non-public information to, or enter into discussions or negotiations with, the third party or group making the acquisition proposal. Sun is required to notify Oracle promptly (and in no event later than 24 hours) after it obtains knowledge of the receipt by Sun or any of its representatives of any acquisition proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal, or any request for non-public information relating to Sun or any of its subsidiaries or for access to the business, properties, assets, books or records of Sun or any of its subsidiaries by any third party. This notice is required to contain the identity of the third party and a description of the terms and conditions of the acquisition proposal, inquiry, offer, proposal or request. Sun must keep Oracle reasonably informed, on a reasonably prompt basis, of the status and material terms of any such acquisition proposal, inquiry or request, including any material amendments or proposed amendments as to price and other material terms thereof. Sun also must provide Oracle with at least 48 hours prior notice of any meeting of the Sun board of directors at which the Sun board of directors is reasonably expected to consider any acquisition proposal (or any lesser advance notice provided to the Sun board of directors in general). Sun also is obligated, subject to applicable law, promptly provide Oracle with any non-public information concerning Sun’s business, present or future performance, financial condition or results of operations, provided to any third party that was not previously provided to Oracle.

Sun Board Recommendation

Subject to the provisions described below, the Sun board of directors agreed to unanimously recommend that Sun’s stockholders vote in favor of the adoption and approval of the merger agreement and approval of the merger in accordance with the applicable provisions of Delaware law (which we refer to as the board recommendation). The Sun board of directors also agreed to include the board recommendation in this proxy statement. Subject to the provisions described below, the merger agreement provides that neither the Sun board of directors nor any committee thereof will:

•	fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Oracle or Soda Acquisition Corporation, the board recommendation;

•	approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any acquisition proposal or superior proposal;

•	fail to recommend against acceptance of any tender offer or exchange offer for the common stock of Sun within ten business days after the commencement of such offer;

•	make any public statement inconsistent with the board recommendation; or

•	resolve or agree to take any of the foregoing actions.

We refer to each of the foregoing actions as an adverse recommendation change.

Notwithstanding these restrictions, the Sun board of directors may effect an adverse recommendation change at any time before the adoption of the merger agreement by Sun’s stockholders if, following the receipt of and on account of a superior proposal:

•

the Sun board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law;

•	Sun first gives Oracle written notice of its intention to make an adverse recommendation change with respect to a superior proposal at least five business days prior to taking such action;

•

Sun delivers to Oracle with such notice the most current version of the proposed agreement or a detailed summary of all material terms of any such superior proposal (which summary shall be updated on a reasonably prompt basis) and the identity of the third party making the superior proposal;

•

Sun and its financial and legal advisors have, during the five business day notice period negotiated with Oracle in good faith to make such adjustments in the terms and conditions of the merger agreement so that the acquisition proposal is no longer a superior proposal (it being agreed that in the event that, after the commencement of the five business day notice period, there is any material revision to the terms of the superior proposal, including any revision in price, the notice period shall be extended, if applicable, to ensure that at least three business days remain in the notice period subsequent to the time that Sun notifies Oracle of any such material revision; and

•

Oracle has not made, within the notice period, an offer that is determined by the Sun board of directors in good faith, after consulting with its outside counsel and financial advisor of nationally recognized reputation, to be at least as favorable to Sun’s stockholders as the superior proposal.

“Superior proposal” means any bona fide, unsolicited, written acquisition proposal that did not result from or arise out of a willful and material breach of the non-solicitation provisions of the merger agreement, made by a third party, that, if consummated, would result in such third party (or, in the case of a direct merger between such third party or any subsidiary of such third party and Sun, the stockholder of such third party) owning, directly or indirectly, all of the outstanding shares of Sun common stock, or all or substantially all of the consolidated assets of Sun and its subsidiaries, and which acquisition proposal the Sun board of directors determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such acquisition proposal (including any termination or breakup fees, expense reimbursement provisions and conditions to consummation), and after taking into account all financial, legal, regulatory, and other aspects of such acquisition proposal (including the financing terms and the financability of such acquisition proposal), (i) is more favorable to Sun’s stockholders (other than Oracle and its affiliates) than as provided in the merger agreement (including any changes to the terms of the merger agreement proposed by Oracle in response to such superior proposal pursuant to and in accordance with the merger agreement), (ii) is not subject to any financing condition (and if financing is required, such financing is then fully committed to the third party), (iii) is reasonably capable of being completed on the terms proposed without unreasonable delay, and (iv) includes termination rights of the third party on terms no less favorable to Sun than the terms set forth in the merger agreement, all from a third party capable of performing such terms.

Notwithstanding the foregoing, at any time before the adoption of the merger agreement by Sun’s stockholders, in response to a material fact, event, change, development or set of circumstances (other than an acquisition proposal occurring or arising after the date of the merger agreement) that was not known to the Sun board of directors nor reasonably foreseeable by the Sun board of directors as of or prior to the date of the merger agreement (and not relating in any way to any acquisition proposal), the Sun board of directors may make an adverse recommendation change if:

•

the Sun board of directors determines in good faith, after consultation with its outside legal counsel, that, in light of such intervening event, the failure to effect such an adverse recommendation change would be inconsistent with the Sun board of directors’ fiduciary duties under applicable law;

•

at least four business days prior to such adverse recommendation change, Sun provides Oracle written notice advising Oracle that the Sun board of directors intended to take such action and specifying the facts underlying the determination that an intervening event has occurred, and the reasons for the adverse recommendation change, in reasonable detail; and

•

during the four business day period following Oracle’s receipt of the notice of adverse recommendation change, Sun negotiates in good faith with Oracle to amend the merger agreement in such a manner that prevents the need for an adverse recommendation change as a result of the intervening event.

Notwithstanding the provisions described above, the merger agreement does not prohibit the Sun board of directors from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an acquisition proposal although such disclosure (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f)) will constitute an adverse recommendation change unless Sun’s board of directors expressly publicly reaffirms the board recommendation in such communication or within two business days after requested to do so by Oracle.

Employee Compensation and Benefits

Employee Benefits and Service Credit. As of and for a period of twelve months following the effective time of the merger, Oracle has agreed to either continue certain of Sun’s employee benefit plans and/or permit employees of Sun and its subsidiaries who continue employment with Oracle or the surviving corporation or their respective subsidiaries following the effective time of the merger (who we refer to as continuing employees), while they remain so employed by Oracle or the surviving corporation or their subsidiaries, and, as applicable, their eligible dependents, to participate in the employee benefit plans, programs or policies of Oracle or its affiliates, excluding any equity compensation plans, programs, agreements or arrangements, that are no less favorable, in the aggregate, as those provided to similarly situated employees of Oracle or its affiliates during such period.

To the extent Oracle elects to have continuing employees and their eligible dependents participate in its or its affiliates’ employee benefit plans, programs or policies following the effective time of the merger, Oracle has also agreed to recognize the prior service with Sun and its subsidiaries (and any predecessor employers where such prior service is recognized by Sun and its subsidiaries as of immediately prior to the effective time of the merger) of each continuing employee in connection with all employee benefit plans, programs or policies of Oracle and its affiliates in which continuing employees are eligible to participate for purposes of eligibility to participate, vesting and determination of level of benefits (but not (A) for purposes of vesting stock options and other equity awards, (B) for the purposes of benefit accruals under any defined benefit pension plan or (C) to the extent that such recognition would result in duplication of benefits). In addition, Oracle has agreed to (a) cause any pre-existing conditions or limitations and eligibility waiting periods under any of Oracle’s or its affiliates’ group health plans to be waived with respect to continuing employees and their eligible dependents to the extent such continuing employees and their eligible dependents were not subject to such preexisting conditions and limitations and eligibility waiting periods under the comparable Sun employee benefit plan as of the time immediately preceding the effective time of the merger, and (b) provide each continuing employee with credit for any deductibles paid under any Sun employee benefit plan that provides group health plan benefits in the plan year in effect as of the effective time of the merger in satisfying any applicable deductible or out of pocket requirements under any group health plans of Oracle, the surviving corporation or its subsidiaries that such employees are eligible to participate in after the effective time of the merger to the same extent that such expenses were recognized under the comparable Sun employee benefit plan.

Treatment of Sun’s 401(k) Plan. Unless Oracle requests otherwise, Sun shall terminate all of its 401(k) plans as of the day prior to the effective time of the merger.

Treatment of Sun’s Nonqualified Deferred Compensation Plan. Within thirty days of the effective time of the merger and subject to and conditioned upon the consummation of the merger, Sun will terminate its U.S. nonqualified deferred compensation plan, subject to compliance with Section 409A of the Internal Revenue Code. As soon as is administratively practicable following the termination of Sun’s U.S. nonqualified deferred compensation plan and subject to the terms of such plan and its related trust and trust agreement and compliance with Section  409A of the Internal Revenue Code, Sun will begin distributing the assets of such plan.

Other Covenants and Agreements

Access to Information; Confidentiality. From the date of the merger agreement until the consummation of the merger, subject to certain exceptions described in the merger agreement, Sun has agreed to (i) give Oracle and its representatives reasonable access to the offices, properties, contracts, books, records, contracts, governmental authorizations, documents, directors, officers and employees of Sun and its subsidiaries during normal business hours, (ii) furnish to Oracle and its representatives such financial, tax and operating data and other information as they may reasonably request and (iii) instruct its representatives to cooperate with Oracle and its representatives in Oracle’s investigation. In addition, Oracle and Sun have agreed to remain bound by the confidentiality agreement executed by the parties prior to the execution of the merger agreement.

State Takeover Laws. If any “control share acquisition”, “fair price”, “moratorium” or other anti-takeover laws or regulations enacted under state, federal or foreign laws becomes or is deemed to have become applicable to Sun, Oracle, Soda Acquisition Corporation, the merger, the voting agreements or any other transaction contemplated by the merger agreement, then each of Sun, Oracle, Soda Acquisition Corporation, and their respective board of directors will grant such approvals and take such actions as are necessary to render such statutes inapplicable.

Voting of Shares. Oracle will vote any shares of Sun common stock beneficially owned by it or any of its subsidiaries in favor of adoption of the merger agreement at the special meeting, and will vote or cause to be voted the shares of Soda Acquisition Corporation held by it or any of its subsidiaries, as the case may be, in favor of adoption of the merger agreement.

Director and Officer Indemnification and Insurance. Oracle is required to, or to cause the surviving corporation to, maintain officers’ and directors’ liability insurance (which we refer to as D&O Insurance) for a period of not less than six years after the consummation of the merger with respect to acts or omissions occurring before the consummation of the merger covering each such person currently covered by Sun’s officers’ and directors’ liability insurance policy. Oracle may substitute policies of substantially equivalent coverage and amounts containing terms no less favorable to the covered persons than the existing D&O Insurance. In satisfying the foregoing obligation, neither Oracle nor the surviving corporation will be required to pay aggregate annual premiums for insurance in excess of 250% of the aggregate premiums paid by Sun in fiscal year 2008. If Oracle or the surviving corporation in the merger is unable to obtain the amount of insurance required for such aggregate premium, Oracle or the surviving corporation in the merger will obtain as much insurance as can be obtained for aggregate premiums not in excess of 250% of such aggregate premium. In lieu of the foregoing, Sun may obtain prepaid policies prior to the consummation of the merger for an aggregate amount not in excess of 250% of the aggregate premiums paid by Sun in fiscal year 2008, which policies may provide the covered persons with D&O Insurance coverage of equivalent amount and on no more favorable terms than that provided by Sun’s current D&O Insurance for an aggregate period of at least six years with respect to claims arising from facts or events that occurred before the consummation of the merger, including in connection with the approval of the merger agreement and the transactions contemplated thereby. If prepaid policies have been obtained prior to the consummation of the merger, Oracle will, and will cause the surviving corporation to, maintain such policies in full force and effect and continue to honor the obligations thereunder.

From and after the effective time of the merger, Oracle and the surviving corporation are required to honor and fulfill the obligations of Sun and its subsidiaries under their respective certificate of incorporation or bylaws (or equivalent organizational documents) and under any indemnification or other similar agreements between Sun or any of its subsidiaries and their current and former directors and officers (whom we refer to as indemnified parties) in effect on the date of the merger agreement.

For a period of six years after the consummation of the merger, the certificate of incorporation and bylaws of the surviving corporation must contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of indemnified parties for periods prior to the consummation of the merger than are currently set forth in Sun’s certificate of incorporation and bylaws.

If Oracle, the surviving corporation or any or its successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person, then the merger agreement requires that proper provision be made so that the continuing or surviving corporation or transferee of assets will assume all of the applicable obligations described above.

The indemnified parties (and their successors and heirs) are intended third party beneficiaries of the indemnification and insurance provisions in the merger agreement, and these provisions may not be amended in a manner that is adverse to the indemnified parties (including their successors and heirs) or terminated without their consent.

Public Announcements. Subject to certain exceptions described in the merger agreement, Oracle and Sun have agreed that each will consult with the other before issuing any press release or making any other public statement with respect to the merger agreement or the transactions contemplated thereby. Neither will issue any such press release or make any such other public statement without the consent of the other party, which will not be unreasonably withheld, except as such release or announcement may be required by applicable law or any listing agreement with or rule of any national securities exchange or association upon which the securities of Sun or Oracle, as applicable, are listed, in which case the party required to make the release or announcement will consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith.

Bond Hedge and Warrant Transactions. The merger agreement provides that, from the date of the merger agreement and subject to certain limitations, Sun will use its best efforts to take all necessary or appropriate actions (subject to its existing contractual obligations) to cause its bond hedge and warrant transactions to be terminated to the extent the holders of such bonds elect to repurchase convertible bonds, at which point such bonds will represent solely the right to receive a cash payment. The merger agreement further provides that Sun will effect such termination and determine any amounts payable in good faith and on commercially reasonable terms in accordance with the terms of the existing bond hedge and warrant transactions.

Notification of Certain Events. Subject to applicable law and certain limitations, the merger agreement provides that Sun has agreed to consult in good faith on a reasonable basis with Oracle to report material (individually or in the aggregate) operational developments, the status of relationships with customers and resellers, the status of ongoing operations and other matters reasonably requested by Oracle pursuant to procedures reasonably requested by Oracle. In addition, the merger agreement provides that Oracle and Sun will promptly notify the other party of (i) any notice received indicating that consent from any entity or person is required for the consummation of the merger, (ii) any notice received from any governmental authority in connection with the transactions contemplated by the merger agreement, (iii) any litigation commenced or, to Oracle or Sun’s knowledge, threatened against Sun or any of its subsidiaries or Oracle or any of its subsidiaries that breaches or violates the representations and warranties regarding litigation in the merger agreement and (iv) any inaccuracy of a representation or warranty or breach of covenant or agreement in the merger agreement that could be reasonably expected to cause the conditions to the merger not to be satisfied. Further, the merger agreement provides that Sun will promptly notify Oracle or any notice or other communication from any party to a material contract that such party is terminating or otherwise materially adversely modifying its relationship with Sun or any of its subsidiaries as a result of the merger.

Reasonable Best Efforts

Each of Sun, Oracle and Soda Acquisition Corporation will use its reasonable best efforts to take or cause to be taken all actions, to do, to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including (i) obtaining from governmental authorities all necessary actions or nonactions, waivers, consents and approvals and making all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authorities, (ii) obtaining of all necessary consents or waivers from third parties, and (iii) executing and delivering any additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement. Oracle has agreed to take all action necessary to cause Soda Acquisition Corporation to perform its obligations under the merger agreement and to consummate the merger.

Subject to applicable law relating to the exchange of information, Sun and Oracle and their respective counsel will (i) have the right to review in advance, and to the extent practicable each will consult the other on, any filing made with, or written materials to be submitted to, any governmental authority in connection with the transactions contemplated by the merger agreement, (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the Antitrust Division, the FTC or any other governmental antitrust authority and (iii) furnish each other with copies of all correspondence, filings and written communications between them or their subsidiaries or affiliates, on the one hand, and any governmental authority or its respective staff, on the other hand, with respect to the transactions contemplated by the merger agreement. Sun and Oracle will, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by the merger agreement and to participate in the preparation for such discussion, telephone call or meeting. However, neither Oracle nor Sun will commit to or agree with any governmental authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable foreign competition laws, without the prior written consent of the other.

Without limiting the other provisions of the merger agreement, the parties have further agreed to (i) provide or cause to be provided, as promptly as practicable to governmental authorities with regulatory jurisdiction over enforcement of any applicable antitrust laws, all information and documents either requested by such governmental antitrust authorities or necessary, proper or advisable to permit completion of the transactions contemplated by the merger agreement, and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional consents and filings under any antitrust laws; (ii) use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of completion of the transactions contemplated by the merger agreement by any governmental authority; and (iii) use their reasonable best efforts to contest on the merits, through litigation in United States District Court and through administrative procedures in relation to other government authorities, any objections or opposition raised by any governmental authority. Oracle will not be required to appeal any decision or order by a governmental authority.

Each of Sun, Oracle and Soda Acquisition Corporation will give any notices to third parties, and use, and cause their respective subsidiaries to use, their commercially reasonable efforts to obtain any third-party consents. Oracle will have the opportunity to participate in the defense of any legal proceeding against Sun and/or its directors relating to the transactions contemplated by the merger agreement and Sun will obtain the prior written consent of Oracle prior to settling or satisfying any such legal proceeding.

The merger agreement provides that neither Oracle nor Sun is required to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets or business of Oracle, Sun or any of their respective subsidiaries or the conduct of their business in a specified manner. Each of Oracle and Soda Acquisition Corporation has agreed that, until the consummation of the merger, each will not take any action or propose, announce an intention or agree to take any action that would reasonably be expected to materially delay or prevent the completion of the transactions contemplated by the merger agreement.

Conditions to the Merger

The obligations of Oracle and Soda Acquisition Corporation, on the one hand, and Sun, on the other hand, to consummate the merger are subject to the satisfaction of the following conditions:

•	approval and adoption of the merger agreement and the merger by an affirmative majority of the outstanding shares of Sun common stock;

•

no governmental entity with jurisdiction over any party will have issued any binding order, injunction, decree, judgment, ruling or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger;

•	no law or regulation will have been adopted that makes the consummation of the merger illegal or otherwise prohibited; and

•

the waiting period applicable to the merger under the antitrust laws of the United States and European Union, Canada, China, Israel, Switzerland, Russia, Australia, Turkey, Korea, Japan, Mexico and South Africa will have expired or been terminated and any affirmative approval of a governmental entity required under any applicable antitrust, competition, premerger notification or trade regulation laws in the required jurisdiction listed above will have been obtained.

The obligations of Oracle and Soda Acquisition Corporation to consummate the merger are subject to the satisfaction of the additional following conditions:

•

the representations and warranties of Sun relating to corporate existence, power, authority, certain capitalization matters and finders’ fees associated with the merger set forth in the merger agreement, to the extent not qualified by materiality or material adverse effect thresholds, will be true in all material respects, and to the extent so qualified, will be true in all respects, on the date made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date);

•

the other representations and warranties of Sun made in the merger agreement, disregarding materiality and material adverse effect thresholds, will be true when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date), provided that such representations and warranties will be deemed to be true unless the individual or aggregate impact of the failure to be so true would have or would reasonably be expected to have a material adverse effect on Sun;

•	Sun will have performed in all material respects its obligations under the merger agreement on or prior to the consummation of the merger;

•	Oracle will have received a certificate signed on Sun’s behalf by a senior executive officer of Sun as to the satisfaction of the conditions described in the preceding three bullets; and

•

there will not have been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Sun, which is continuing.

The obligation of Sun to consummate the merger is subject to the satisfaction of the additional following conditions:

•

the representations and warranties of Oracle and Soda Acquisition Corporation made in the merger agreement, will be true and correct in all material respects as of the closing date (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all material respects as of such specified date);

•	Oracle and Soda Acquisition Corporation will have performed in all material respects their respective obligations under the merger agreement; and

•	Sun will have received a certificate signed on Oracle’s behalf by a senior executive officer of Oracle as to the satisfaction of the conditions described in the preceding two bullets.

The above conditions may be amended or waived prior to the effective time of the merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, subsequent to the adoption of the merger agreement by Sun’s stockholders, no such amendment or waiver will be made that requires the approval of Sun’s stockholders under Delaware law unless the required further approval is obtained.

Termination of the Merger Agreement

Sun and Oracle may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, either Oracle or Sun may terminate the merger agreement at any time before the consummation of the merger if:

•

the merger is not consummated on or before April 19, 2010 (which we refer to as the end date); provided, that if all of the conditions to the consummation of the merger shall have been satisfied, other than the expiration or termination of the applicable waiting period under the HSR Act or antitrust laws of the required jurisdictions and the receipt of required regulatory approvals under the applicable merger control laws of the required jurisdictions, the end date may be extended by a three month period by Oracle by written notice to Sun (the end date may be so extended not more than twice); provided further, that a party whose willful or intentional material breach of any provision of the merger agreement resulted in the failure of the merger to be consummated before the end date will not be entitled to exercise its right to terminate the merger agreement as described in this bullet point;

•

any governmental entity of competent jurisdiction issues an order, decree, injunction or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, injunction, ruling or other action becomes final and non-appealable;

•	any law or regulation is adopted that makes consummation of the merger illegal or otherwise prohibited; or

•

the merger agreement has been submitted to Sun’s stockholders for adoption and the required vote has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

Oracle may also terminate the merger agreement if:

•	an adverse recommendation change has occurred;

•

Sun has entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or other contract (other than an acceptable confidentiality agreement) relating to any acquisition proposal;

•	Sun or any of its representatives have willfully and materially breached any of its obligations under the non-solicitation provisions in the merger agreement; or

•

Sun materially breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, or if any representation or warranty of Sun becomes inaccurate, in either case such that the conditions to the merger relating to the accuracy of Sun’s representations and warranties and performance of covenants would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate (except that with respect to breaches or inaccuracies that are curable by Sun through the exercise of commercially reasonable efforts prior to and within 30 days of the end date, Oracle cannot terminate the merger agreement as described in this bullet point until the earlier of (i) the expiration of the 30-day period after delivery of written notice from Oracle to Sun of any such breach or inaccuracy, or (2) Sun’s ceasing to exercise commercially reasonable efforts to cure the breach or inaccuracy, provided that Sun continues to exercise commercially reasonable efforts to cure the breach or inaccuracy).

Sun may also terminate the merger agreement if:

•

prior to the receipt of approval of the adoption of the merger agreement by Sun’s stockholders, the Sun board of directors authorizes Sun, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal if (1) Sun pays the termination fee (described below in “—Termination Fees and Expenses) at or prior to termination of the merger agreement and (2) Sun substantially concurrently enters into a binding definitive agreement with respect to such superior proposal; or

•

Oracle or Soda Acquisition Corporation materially breaches or fails to perform any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Oracle or Soda Acquisition Corporation becomes inaccurate (except that with respect to breaches or inaccuracies that are curable by Oracle or Soda Acquisition Corporation through the exercise of commercially reasonable efforts prior to and within 30 days of the end date, Sun cannot terminate the merger agreement as described in this bullet point until the earlier of (i) the expiration of the 30-day period after delivery of written notice from Sun to Oracle of any such breach or inaccuracy, or (2) Oracle or Soda Acquisition Corporation, as the case may be, ceasing to exercise commercially reasonable efforts to cure the breach or inaccuracy, provided that Oracle or Soda Acquisition Corporation, as the case may be, continues to exercise commercially reasonable efforts to cure the breach or inaccuracy).

The party that desires to terminate the merger agreement must give notice of termination to each other party to the merger agreement, except in the case of termination by mutual written consent.

Termination Fees and Expenses

If the merger agreement is terminated, it will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to each other party thereto. No such termination will relieve any party of any liability for damages resulting from any willful or intentional breach of the merger agreement.

Notwithstanding the foregoing, if Oracle terminates the merger agreement because:

•	of an adverse recommendation change;

•

Sun enters into, or publicly announces its intention to enter into, a letter of intent, memorandum of understanding or other contract (other than a permitted confidentiality agreement) relating to any acquisition proposal; or

•	Sun or any of its representatives has willfully and materially breached any of its obligations under the non-solicitation provisions in the merger agreement,

then Sun will pay to Oracle, within two business days after any such termination, $260 million (which we refer to as the termination fee).

If Sun terminates the merger agreement because, prior to the receipt of approval of the adoption of the merger agreement by Sun’s stockholders, the Sun board of directors authorizes Sun, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal and Sun substantially concurrently enters into a binding definitive agreement in respect to such superior proposal, then Sun will pay to Oracle, at or prior to such termination, the termination fee.

If either Sun or Oracle terminates the merger agreement because:

•

the required approval of the stockholders of Sun has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof);

•	prior to the special meeting, an acquisition proposal has been publicly announced and not publicly withdrawn; and

•	within 12 months following the date of such termination Sun either enters into a definitive agreement with respect to, or consummates, an acquisition proposal with any party,

then Sun will pay to Oracle, within two business days after entering into such definitive agreement, or consummating such transaction, the termination fee (it being understood that all references in the definition of acquisition proposal to 15% will be deemed to be references to 50.1% instead for purposes of payment of the termination fee in these instances).

If either Oracle or Sun terminates the merger agreement because the required approval of the stockholders of Sun has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof), Sun will pay all of Oracle’s documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third party advisors fees and expenses) actually incurred by Oracle and its affiliates on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement. In no event will Sun be required to reimburse Oracle for expenses exceeding $45 million; provided that the amount of any payment of such expenses will be credited against any obligation of Sun to pay the termination fee. Sun will make such payment as promptly as possible (but in any event within three business days) following receipt of an invoice for such expenses.

Sun acknowledged in the merger agreement that the agreements contained in the provisions regarding the termination fee are an integral part of the transactions contemplated by the merger agreement and that, without those provisions, Oracle and Soda Acquisition Corporation would not have entered into the merger agreement. If Sun fails to pay the foregoing fees to Oracle when due, Sun will pay the costs and expenses (including legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount.

Except as expressly set forth in the merger agreement and described above, all fees, costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such fees, costs and expenses, provided that Sun and Oracle will share equally all filing fees payable pursuant to the HSR Act or any foreign competition law.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated by November 5, 2009, we expect to hold the 2009 annual meeting of stockholders.

For a stockholder proposal to be considered for inclusion in Sun’s proxy statement for our 2009 annual meeting of stockholders, the written proposal must have been received by the Corporate Secretary of Sun no later than May 27, 2009. The proposal would have needed to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If you intend to present a proposal at our 2009 annual meeting of stockholders, but you do not intend to have it included in our 2009 proxy statement, your proposal must be delivered to the attention of Michael A. Dillon, the Corporate Secretary of Sun, at our principal executive offices no earlier than June 26, 2009 and no later than July 26, 2009. If the date of our 2009 annual meeting of stockholders is more than 30 calendar days before or 60 calendar days after the one-year anniversary of the date of the 2008 annual meeting of stockholders, your proposal must be received by the Corporate Secretary of Sun no earlier than the close of business on the 90th day prior to such annual meeting and no later than the close of business on the later of (i) the 60th day prior to the date of such annual meeting or (ii) the tenth day following the day we publicly announce the date of the 2009 annual meeting of stockholders. As set forth in our Bylaws, your notice of a stockholder proposal not intended to be included in our 2009 proxy statement must set forth the information required pursuant to Sun’s Bylaws.

Stockholders may propose director candidates for consideration by our board of director’s Corporate Governance and Nominating Committee by written notice directed to Michael A. Dillon, the Corporate Secretary of Sun, at the address of our principal executive offices. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. If you want to nominate an individual for election to our Board at the 2009 annual meeting of stockholders, you must deliver a written notice to the attention of Michael A. Dillon, the Corporate Secretary of Sun, no earlier than June 26, 2009 and no later than July 26, 2009. If the date of our 2009 annual meeting of stockholders is more than 30 calendar days before or 60 calendar days after the one-year anniversary of the date of our 2008 annual meeting of stockholders, your proposal must be received by the Corporate Secretary of Sun no earlier than the close of business on the 90th day prior to such annual meeting and no later than the close of business on the later of (i) the 60th day prior to the date of such annual meeting or (ii) the tenth day following the day we publicly announce the date of the 2009 annual meeting of stockholders. As set forth in our Bylaws, your notice relating to the recommendation or nomination of a director candidate must set forth the information required pursuant to Sun’s Bylaws. The relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates are available on our website www.sun.com/company/cgov/cert.jsp. You may also contact the Corporate Secretary of Sun at our principal executive offices to request a copy of the relevant Bylaw provisions.

APPRAISAL RIGHTS

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of Sun common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of Delaware law, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of Delaware law may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Sun common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Sun’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•

You must continue to hold your shares of Sun common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of Sun common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of Sun common stock.

All demands for appraisal should be addressed to Sun Microsystems, Inc., 4150 Network Circle, Santa Clara, California 95054, Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Sun common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Sun, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Sun to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Sun will file such a petition or that Sun will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Class A common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

CURRENT MARKET PRICE OF COMMON STOCK

We did not pay or declare cash dividends in fiscal 2007, fiscal 2008 or fiscal 2009 to date, and we anticipate retaining available funds to finance future growth and have no present intention to pay cash dividends.

Sun common stock is traded on the NASDAQ Global Select Market under the symbol “JAVA”. Prior to August 27, 2007, our common stock traded under the symbol “SUNW”. On November 8, 2007, our stockholders approved a one-for-four reverse stock split, which became effective on November 12, 2007. All references to common stock price for all periods presented below have been adjusted to give effect to this reverse split. The following table sets forth the high and low sales prices of Sun common stock for the periods indicated as reported by the NASDAQ Global Select Market. The following table sets forth for the fiscal periods indicated the high and low sale prices for our common stock as reported by the NASDAQ Global Select Market:

	Common Stock Price
Fiscal Period	High	Low
Fiscal 2007
First Quarter: July 1 – September 30	$21.32	$14.96
Second Quarter: October 1 – December 31	$23.52	$19.56
Third Quarter: January 1 – April 1	$27.12	$21.60
Fourth Quarter: April 2 – June 30	$24.36	$19.32

Fiscal 2008
First Quarter: July 1 – September 30	$23.48	$18.00
Second Quarter: October 1 – December 30	$25.04	$18.01
Third Quarter: December 31 – March 30	$18.19	$14.20
Fourth Quarter: March 31 – June 30	$16.37	$10.76

Fiscal 2009
First Quarter: July 1 – September 28	$11.00	$7.52
Second Quarter: September 29 – December 28	$7.67	$2.60
Third Quarter: December 29 – March 29	$9.27	$3.45
Fourth Quarter: March 30 – June 30 (through June 5, 2009)	$9.36	$5.93

The following table sets forth the closing price of our common stock, as reported on the NASDAQ Global Select Market on March 17, 2009, the last full day before rumors about a potential merger transaction became public, April 17, 2009, the last full trading day before we publicly announced the signed merger agreement with Oracle, and on June 5, 2009, the last completed trading day prior to the filing of this proxy statement:

Common Stock Price
March 17, 2009	$4.97
April 17, 2009	$6.69
June 5, 2009	$9.17

You are encouraged to obtain current market quotations for Sun common stock in connection with voting your shares. Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of June 5, 2009 by:

•

Each person or group known by Sun, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the outstanding shares of our common stock as of June 5, 2009;

•	Each member of our Board of Directors;

•	Each person who is one of our Named Executive Officers; and

•	All directors and executive officers as a group.

Name	Common Shares Currently Held (a)	Common Shares That May Be Acquired Within 60 Days of June 5, 2009(1) (b)	Total Beneficial Ownership (a)+(b)	Percent of Class(2)
Barclays Global Investors, NA(3) 400 Howard Street San Francisco, CA 94105	37,606,402	0	37,606,402	5.0%
Jonathan I. Schwartz(4)	538,886	1,592,225	2,131,111	*
James L. Barksdale(5)	231,785	5,625	237,410	*
Stephen M. Bennett	14,185	3,125	17,310	*
Peter L.S. Currie	26,685	2,500	29,185	*
Robert J. Finocchio, Jr.	6,685	5,000	11,685	*
John F. Fowler(6)	4,522	326,380	405,947	*
James H. Greene, Jr.	—	—	—	*
Michael E. Lehman	106,684	125,000	231,684	*
Michael E. Marks(7)	86,685	1,250	87,935	*
Scott G. McNealy(8)	14,569,210	3,204,700	17,773,910	2.4%
Rahul N. Merchant	575	—	575	*
Patricia E. Mitchell	1,685	5,000	6,685	*
Kenneth M. Oshman	584,985	5,625	590,610	*
Gregory M. Papadopoulos(9)	6,267	525,677	531,944	*
P. Anthony Ridder	4,185	2,500	6,685	*
Peter Ryan	—	62,631	62,631	*
All current directors and officers as a group (20 persons)(10)	16,277,866	7,022,114	23,299,980	3.1%

*	Less than one percent.

(1)	Includes shares represented by vested, unexercised options as of June 5, 2009 and options and restricted stock units that are expected to vest within 60 days thereof. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options or restricted stock units, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on 751,353,139 shares issued and outstanding on June 5, 2009.

(3)

Based solely on information provided in a Schedule 13G filed jointly by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG with the SEC on February 5, 2009 reporting beneficial ownership of Sun’s stock as of December 31, 2008. According to the Schedule 13G, Barclays Global Investors, NA is a bank as defined in Section 3(a)(6) of the Investment Advisers Act of 1940 and Barclays Global Investors,

Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG are each a non-U.S. institution in accordance with Section 240.13d-1(b)(1)(ii)(J) of the Investment Advisers Act of 1940. Barclays Global Investors, NA has (i) sole voting power with respect to 18,642,819 shares; and (ii) sole dispositive power with respect to 23,490,311 shares. Barclays Global Fund Advisors has (i) sole voting power with respect to 8,212,932 shares; and (ii) sole dispositive power with respect to 8,259,257 shares. Barclays Global Investors, Ltd. has (i) sole voting power with respect to 3,330,948 shares; and (ii) sole dispositive power with respect to 3,783,687 shares. Barclays Global Investors Japan Limited has (i) sole voting power with respect to 1,517,975 shares; and (ii) sole dispositive power with respect to 1,517,975 shares. Barclays Global Investors Canada Limited has (i) sole voting power with respect to 502,493 shares; and (ii) sole dispositive power with respect to 502,493 shares. Barclays Global Investors Australia Limited has (i) sole voting power with respect to 52,679 shares; and (ii) sole dispositive power with respect to 52,679 shares. Barclays Global Investors (Deutschland) AG has no voting or dispositive power.

(4)	Includes 6,250 shares of unvested restricted stock that are subject to Sun’s right of repurchase. Mr. Schwartz has sole voting power but no dispositive power with respect to these shares.

(5)	Includes 600 shares held by a charitable remainder trust for which Mr. Barksdale serves as trustee. Mr. Barksdale disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6)	Includes: (i) 2,459 shares held by Mr. Fowler’s wife; and (ii) 2,063 shares of unvested restricted stock that are subject to Sun’s right of repurchase. Mr. Fowler has sole voting power but no dispositive power with respect to the shares held by him individually.

(7)	Includes: (i) 50,000 shares held by WB Investors, LLC, an entity controlled by Mr. Marks; and (ii) 35,000 shares held by Epping Investment Holdings, LLC, an entity controlled by Mr. Marks and his spouse. Mr. Marks disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)	Includes: (i) 6,250 shares of restricted stock held in an escrow account with respect to which Mr. McNealy has no voting power and which provides for the immediate sale of the shares upon vesting, subject to Sun’s policies and applicable securities laws; (ii) 73,270 shares in a trust for which Mr. McNealy and his wife serve as trustees; (iii) 13,962,816 shares held by a trust for which Mr. McNealy serves as a trustee; (iv) 100,700 shares held in a trust for which Mr. McNealy’s father-in-law serves as trustee and of which his children are the beneficiaries (the “Trust Shares”); (v) 9,648 shares held in California Uniform Transfer to Minors Act accounts for which Mr. McNealy’s wife serves as custodian (the “Children’s Shares”); and (vi) 383,754 shares held by a charitable foundation, for which Mr. McNealy’s wife serves as president (the “Foundation Shares”). Mr. McNealy disclaims beneficial ownership of the Trust Shares, the Children’s Shares and the Foundation Shares.

(9)	Includes 2,063 shares of unvested restricted stock that are subject to Sun’s right of repurchase. Mr. Papadopoulos has sole voting power but no dispositive power with respect to these shares.

(10)	Includes 23,377 shares of unvested restricted stock for all directors and officers as a group that are subject to Sun’s right of repurchase and to which each director and executive officer has sole voting power but no dispositive power with respect to such shares.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.sun.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2008 (filed on August 29, 2008).

•

Quarterly Reports filed on Form 10-Q for the fiscal quarter ended September 28, 2008 (filed on November 5, 2008), for the fiscal quarter ended December 28, 2008 (filed on February 6, 2009) and for the fiscal quarter ended March 29, 2009 (filed on May 8, 2009).

•

Current Reports filed on Form 8-K dated August 1, 2008 (filed on August 1, 2008); dated August 4, 2008 (filed on August 4, 2008); dated August 27, 2008 (filed on September 2, 2008); dated November 4, 2008 (filed on November 7, 2008); dated November 12, 2008 (filed on November 14, 2008); dated December 8, 2008 (filed on December 8, 2008); dated January 7, 2009 (filed on January 13, 2009); dated February 2, 2009 (filed on February 2, 2009); dated April 19, 2009 (filed on April 20, 2009) and dated May 1, 2009 (filed on May 4, 2009).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Sun Microsystems, Inc., Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054, Attn: Investor Relations Department, Telephone (408) 404-8427, on the Investor Relations page of our corporate website at www.sun.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 8, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of

April 19, 2009

among

SUN MICROSYSTEMS, INC.,

ORACLE CORPORATION,

and

SODA ACQUISITION CORPORATION

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of April 19, 2009, among Sun Microsystems, Inc., a Delaware corporation (the “Company”), Oracle Corporation, a Delaware corporation (“Parent”), and Soda Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).

The parties hereto agree as follows:

WHEREAS, the Boards of Directors of each of the Company, Parent and Merger Subsidiary have approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Subsidiary with and into the Company (the “Merger”) and the other transactions contemplated hereby, on the terms and conditions set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Subsidiary’s willingness to enter into this Agreement, certain stockholders of the Company are entering into Voting Agreements in the form attached as Exhibit A hereto (the “Voting Agreements”) pursuant to which those stockholders, among other things, will agree to vote all voting securities in the Company beneficially owned by them in favor of the approval and adoption of this Agreement and the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Person, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole (measured by the lesser of book or fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

“Applicable Law” means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Bond Hedge and Warrant Transactions” means the following transactions, each dated as of January 23, 2007, between the Company and Credit Suisse International (the “Dealer”), by Credit Suisse, New York branch, as its agent: (i) the Convertible Senior Note Hedge Transaction with respect to the $350,000,000 principal amount of 0.625% convertible senior notes due 2012 (the “2012 Bond Hedge Transaction”), (ii) the Convertible Senior Note Hedge Transaction with respect to the $350,000,000 principal amount of 0.750% convertible senior notes due 2014 (the “2014 Bond Hedge Transaction” and together with the 2012 Bond Hedge Transaction, the “Bond Hedge Transactions”), (iii) the Issuer Warrant Transaction with respect to twenty (20) series of warrants with the Expiration Dates (as defined therein) occurring in May 2012 (the “2012 Warrant Transaction”), and (iv) the Issuer Warrant Transaction with respect to twenty (20) series of warrants with the Expiration Dates (as defined therein) occurring in May 2014 (the “2014 Warrant Transaction” and, together with the 2012 Warrant Transaction, the “Warrant Transactions”).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Date” means the date of Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2008.

“Company Balance Sheet Date” means June 30, 2008.

“Company Board” means the Board of Directors of the Company. For purposes of this Agreement, unless otherwise specifically provided for herein, any determination or action by the Company Board shall be a determination or action approved by the greater of (i) a majority of the entire number of directors or (ii) the number of directors required to approve such action at a meeting duly called and held at which all members of the Company Board were present and voting.

“Company IP” means any and all Intellectual Property that is used or is held for use in the business of the Company or any of its Subsidiaries as currently conducted.

“Company Material Adverse Effect” means (i) a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) preventing or materially delaying the Company’s ability to consummate the Merger, excluding in the case of clause (i) above, alone or in combination, any adverse effect resulting from or arising out of (A) the announcement or pendency of the Merger (including any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, customers, partners or suppliers related thereto), (B) general economic or political conditions (including acts of terrorism or war) to the extent that such conditions do not disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies participating in the same industry as the Company, (C) general conditions in the industry in which the Company and its Subsidiaries operate to the extent that such conditions do not disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies participating in the same industry as the Company, (D) any changes (after the date hereof) in GAAP or Applicable Law, (E) any failure to take any action in compliance with the restrictions or other prohibitions set forth in Section 6.01(b), or the taking of any specific action at the written direction of Parent or expressly required by this Agreement, (F) any failure of the Company to meet internal or analysts’ estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred), or (G) any Proceeding made or brought by any holder of shares of Company Common Stock (on the holder’s own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby (including the Merger).

“Company Products” means each product (including any software product) or service developed, manufactured, sold, licensed, leased or delivered by the Company or any of its Subsidiaries that is listed on the Company’s most recent price list prior to the date of this Agreement.

“Company Registered IP” means all of the Registered IP in effect and owned by or filed in the name of the Company or any of its Subsidiaries.

“Company Restricted Stock Award” means each award with respect to a share of restricted Company Common Stock outstanding under any Company Stock Plan that is, at the time of determination, subject to forfeiture or repurchase by the Company.

“Company RSU” means each award of restricted stock units outstanding under any Company Stock Plan or otherwise.

“Company Stock Option” means each compensatory option to purchase Company Common Stock outstanding under any Company Stock Plan or otherwise.

“Company Stock Plan” means any stock option, stock incentive or other equity compensation plan or agreement sponsored or maintained by the Company or any Subsidiary or Affiliate of the Company.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Plans.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Environmental Law” means any Applicable Law or any agreement with any Governmental Authority, relating to human health and safety, the environment or any Hazardous Substance.

“Environmental Permits” means, with respect to any Person, all Governmental Authorizations relating to or required by Environmental Law and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Executive Officer” shall have the meaning set forth in Rule 3b-7 of the Exchange Act.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.

“Governmental Authority” means (i) any government or any state, department, local authority or other political subdivision thereof, (ii) any governmental or quasi-governmental body, agency, authority (including any Taxing Authority or transgovernmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or (iii) any business or commercial entity owned or controlled by an government or governmental body.

“Governmental Authorizations” means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, collectively, any (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (iii) amounts owing as deferred purchase price for the purchase of any property outside the ordinary course of business, or (iv) guarantees with respect to any indebtedness or obligation of a type described in clauses (i) through (iii) above of any other Person.

“Intellectual Property” means the rights in or arising out of: (i) United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) trade secrets and similar rights in confidential technical or business information; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) rights in mask works; (v) rights in all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names and numbers; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“International Plan” means any Company Employee Plan that is entered into, maintained, administered or contributed to by the Company or any of its Affiliates, and covers any employee or former employee of the Company or any of its Subsidiaries who is or was employed by the Company or any of its Subsidiaries outside the United States.

“IT Assets” means all hardware, software (in both object and source code form), firmware, networks and connecting media and related infrastructure used by the Company or any of its Subsidiaries in support of their respective business operations.

“Knowledge of the Company” means knowledge, after reasonable inquiry, of each of the individuals identified in Section 1.01 of the Company Disclosure Schedule.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Nasdaq” means the Nasdaq Global Select Market.

“Order” means, with respect to any Person, any order, injunction, judgment, decree or ruling enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator that is binding upon or applicable to such Person or its property.

“Other Company Representations” shall mean the representations and warranties of the Company contained in Article 4, other than the Specified Company Representations.

“Parent Stock” means the common stock, par value $0.01 per share, of Parent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes that are (A) not yet due and payable as of the Closing Date or (B) being contested in good faith (and for which adequate accruals or reserves have been established on the most recent financial statements of the Company included in the most recent Form 10-Q filed by the Company with the SEC prior to the date of this Agreement), and (iii) Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets to which they relate.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeding” means any suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Publicly Available Software” means: (i) any Software that contains, or is derived in any manner in whole or in part from, any Software that is distributed as free Software, open source Software (e.g., GNU General Public License, Apache Software License, MIT License), or pursuant to similar licensing or distribution models; and (ii) any Software that may require as a condition of use, hosting, modification and/or distribution of such Software, or of other Software used or developed with, incorporated into, derived from, or distributed with such Software, that such Software or other Software: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; (C) be redistributed, hosted or otherwise made available at no or minimal charge; or (D) be licensed, sold or otherwise made available on terms that (x) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of such Software or other Software or (y) grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of such Software or other Software.

“Registered IP” means all United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations and Internet number assignments; and (v) any other Company IP that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means any computer program, operating system, applications system, firmware or software code of any nature, whether operational, under development or inactive, including all object code, source code, data files, rules, data collections, diagrams, protocols, specifications, interfaces, definitions or methodology derived from the foregoing and any derivations, updates, enhancements and customization of any of the foregoing, processes, operating procedures, technical manuals, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

“Specified Company Representations” shall mean the representations and warranties of the Company contained in Sections 4.01, 4.02, 4.05(a), 4.05(c) and 4.26.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means any bona fide, unsolicited, written Acquisition Proposal which did not result from or arise out of a willful and material breach of Section 6.03 of this Agreement, made by a Third Party, which, if consummated, would result in such Third Party (or in the case of a direct merger between such Third Party or any Subsidiary of such Third Party and the Company, the stockholders of such Third Party) owning, directly or indirectly, all of the outstanding shares of Company Common Stock, or all or substantially all of the consolidated assets of the Company and its Subsidiaries, and which Acquisition Proposal the Company Board determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such Acquisition Proposal (including any termination or break–up fees, expense reimbursement provisions and conditions to consummation), and after taking into account all financial, legal, regulatory, and other aspects of such Acquisition Proposal (including the financing terms and the ability of such Third Party to finance such Acquisition Proposal), (i) is more favorable to the Company’s stockholders (other than Parent and its Affiliates) than as provided hereunder (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal pursuant to and in accordance with Section 6.03 or otherwise), (ii) is not subject to any financing condition (and if financing is required, such financing is then fully committed to the

Third Party), (iii) is reasonably capable of being completed on the terms proposed without unreasonable delay and (iv) includes termination rights of the Third Party on terms no less favorable to the Company than the terms set forth in this Agreement, all from a Third Party capable of performing such terms.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(d)
Agreement	Preamble
Antitrust Counsel Only Material	6.10(a)
Award Exchange Ratio	2.06(a)
Board Recommendation	6.02(b)
Cashed Out Compensatory Awards	2.06(a)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Common Stock	4.05(a)
Company Compensatory Award	2.06(a)
Company Disclosure Schedule	Art IV
Company Employee Plan	4.16(a)
Company Patents	4.20(a)
Company Preferred Stock	4.05(a)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Subsidiary Securities	4.06(c)
Competing Acquisition Proposal	9.04(d)
Confidentiality Agreement	6.18
Continuing Employees	6.05(a)
Current Premium	6.09(a)
Deferred Compensation Plan	6.05(b)
Dissenting Shares	2.05
Effective Time	2.02(b)
Employee Plan	4.16(a)
End Date	8.01(b)(i)
ESPP	2.06(d)
Exchange Agent	2.04(a)
Final Exercise Date	2.06(d)
Foreign Competition Laws	4.03
Governmental Antitrust Authority	6.10(b)
Indemnified Parties	6.09(b)
Insurance Policies	4.18
Intervening Event	6.03(d)(ii)
Lease Agreement	4.21(b)
Leased Real Property	4.21(b)

Term	Section
Major Customers	4.14(a)(i)
Major Suppliers	4.14(a)(ii)
Material Contract	4.14(b)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Subsidiary	Preamble
Notice Period	6.03(d)(i)
Owned Real Property	4.21(b)
Parent	Preamble
Parent Expenses	9.04(e)
Payment Fund	2.04(a)
Proxy Statement	4.09
Stockholder Approval	4.02(a)
Stockholder Meeting	6.02(a)
Surviving Corporation	2.02(c)
Tax	4.15(i)
Tax Return	4.15(k)
Taxing Authority	4.15(j)
Termination Fee	9.04(b)
Uncertificated Shares	2.04(a)
Voting Agreements	Recitals
WARN Act	4.17(b)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

THE MERGER

Section 2.01. The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Pacific time, as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction of such conditions prior to the Closing), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, unless another place is agreed to in writing by the parties hereto.

Section 2.02. The Merger. (a) Upon the terms and subject to the conditions set forth herein, as soon as practicable after the Closing, the Company shall file with the Delaware Secretary of State a certificate of merger (the “Certificate of Merger”) in connection with the Merger in such form as is required by, and executed and acknowledged in accordance with, Delaware Law.

(b) The Merger shall become effective on such date and at such time (the “Effective Time”) as the Certificate of Merger has been duly filed with the Delaware Secretary of State (or at such later time as may be agreed by the parties that is specified in the Certificate of Merger).

(c) At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”). From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.03. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) except as otherwise provided in Section 2.03(b), Section 2.05 or Section 2.06(b), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $9.50 in cash, without interest (the “Merger Consideration”);

(b) each share of Company Common Stock held by the Company as treasury stock or owned by Parent or any Subsidiary of either the Company or Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

(c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04. Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an exchange agent (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Common Stock (the “Certificates”) and (ii) uncertificated shares of Company Common Stock (the “Uncertificated Shares”). As of the Effective Time, Parent shall deposit with the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares that are not Company Restricted Stock Awards (the “Payment Fund”). The Payment Fund shall be invested in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under Section 2.03, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the

Exchange Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share, upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares. Until so surrendered or transferred, as the case may be by this Section 2.04, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate or Uncertificated Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article 2, each Certificate or Certificates so surrendered shall immediately be cancelled.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Uncertificated Shares and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock one (1) year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05 in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 2.05. Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 2.03(b)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware Law (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such shares) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of Delaware Law; provided that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of Delaware Law or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of Delaware Law, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Uncertificated Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Delaware Law that relate to such demand, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, or to the extent required by Applicable Law, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06. Company Stock Options and Restricted Stock Awards; ESPP.

(a) At the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, each Company Stock Option, Company RSU, and other equity-based award denominated in shares of Company Common Stock (each such award, a “Company Compensatory Award”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable shall be assumed by Parent and converted automatically at the Effective Time into an option, restricted stock unit award, restricted stock award or other equity-based award, as the case may be, denominated in shares of Parent Stock and which has other terms and conditions substantially identical to those of the related Company Compensatory Award (including any accelerated vesting provisions therein) except that (i) the number of shares of Parent Stock subject to each such award shall be determined by multiplying the number of shares of Company Common Stock subject to such Company Compensatory Award immediately prior to the Effective Time by a fraction (the “Award Exchange Ratio”), the numerator of which is the per share Merger Consideration and the denominator of which is the average closing price of Parent Stock on Nasdaq over the five (5) trading days immediately preceding (but not including) the date on which the Effective Time occurs (rounded down to the nearest whole share) and (ii) if applicable, the exercise or purchase price per share of Parent Stock (rounded upwards to the nearest whole cent) shall equal (x) the per share exercise or purchase price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Compensatory Award immediately prior to the Effective Time divided by (y) the Award Exchange Ratio; provided, however, that in no case shall the exchange of a Company Stock Option be performed in a manner that is not in compliance with the adjustment requirements of Section 409A of the Code. Notwithstanding the foregoing, unless determined otherwise by Parent, each Company Compensatory Award that is held by a person who is not an employee of, or a consultant to, the Company or any Subsidiary of the Company immediately prior to the Effective Time (the “Cashed Out Compensatory Awards”) shall not be assumed by Parent pursuant to this Section 2.06 and shall, immediately prior to the Effective Time, be cancelled and extinguished and the vested portion thereof shall automatically be converted into the right to receive an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock that were issuable upon exercise or settlement of such Cashed Out Compensatory Award immediately prior to the Effective Time and (y) the Merger Consideration, less any per share exercise price of such Cashed Out Compensatory Award. In the event any Cashed Out Compensatory Award is subject to Section 409A of the Code, the payment of the amount of cash with respect thereto shall be delayed to the extent necessary to comply with Section 409A of the Code.

(b) At the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, each Company Restricted Stock Award shall automatically be cancelled, and each share of Company Common Stock subject to a Company Restricted Stock Award shall be converted into the right to receive an amount of cash equal to the Merger Consideration, which shall be subject to, and payable to the holder of such Company Restricted Stock Award, in accordance with the vesting schedule applicable to such Company Restricted Stock Award as in effect immediately prior to Effective Time.

(c) Parent shall take such actions as are necessary for the assumption and conversion of the Company Compensatory Awards pursuant to this Section 2.06, including the reservation, issuance and listing of Parent Stock as is necessary to effectuate the transactions contemplated by this Section 2.06. As soon as reasonably practicable after the Effective Time, Parent shall deliver to each holder of any Company Compensatory Award an appropriate notice setting forth such holder’s rights pursuant to such Company Compensatory Award. Parent shall prepare and file with the SEC a registration statement on Form S-8 with respect to the shares of Parent Stock issuable upon exercise of the assumed Company Compensatory Awards promptly following the Effective Time (and in no event later than 10 Business Days after the Effective Time) and Parent shall exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Compensatory Awards remain outstanding. The Company and its counsel shall reasonably cooperate with and assist Parent in the preparation of such registration statement. For the avoidance of doubt, the Form S-8 registration statement shall not cover any Cashed Out Compensatory Awards.

(d) The Company shall take such action as may be necessary to (i) provide that effective as of the Offering Period (as defined under the Company’s 1990 Employee Stock Purchase Plan, as amended, (the “ESPP”)) under the ESPP that begins immediately following the date of this Agreement, the Purchase Price (as defined under the ESPP) for such Offering Period and each Offering Period that commences thereafter shall be an amount equal to 95% of the Fair Market Value (as defined under the ESPP) of a share of Company Common Stock on the Exercise Date (as defined under the ESPP); (ii) establish a New Exercise Date (as defined under the ESPP) on the last day of the payroll period ending immediately prior to the Effective Time (but in all events at least ten Business Days prior to the Effective Time) with respect to the Offering Period (as defined in the ESPP) otherwise then in effect (the “Final Exercise Date”); (iii) provide that no further Offering Periods shall commence under the ESPP on or following the Final Exercise Date; and (iv) terminate the ESPP as of the Final Exercise Date. Each outstanding option under the ESPP on the Final Exercise Date shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the ESPP. The Company shall provide timely notice of the setting of the Final Exercise Date and termination of the ESPP in accordance with Section 18(c) of the ESPP.

(e) Subject to Parent’s compliance with the preceding provisions of this Section 2.06, the parties agree that, following the Effective Time, no holder of a Company Compensatory Award or a Company Restricted Stock Award or any participant in any Company Stock Plan, or other Company Employee Plan or employee benefit arrangement of the Company or under any employment agreement shall have any right hereunder to acquire any Equity Interest (including any “phantom” stock or stock appreciation rights) in the Company, any of its Subsidiaries or the Surviving Corporation.

(f) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are necessary for the assumption and conversion of the Company Compensatory Awards and Company Restricted Stock Awards pursuant to this Section 2.06.

Section 2.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.08. Withholding Rights. Each of Parent, Merger Subsidiary, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld by Parent, Merger Subsidiary, the Surviving Corporation or the Exchange Agent, as the case may be, and paid over to the applicable Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Subsidiary, the Surviving Corporation or the Exchange Agent, as the case may be, made such deduction and withholding.

Section 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01. Certificate of Incorporation. The certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as set forth in Exhibit B hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.02. Bylaws. The bylaws of the Company shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than as set forth in the forward-looking statements or as set forth in the risk factors contained therein) filed after August 28, 2008 or (b) as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement (the “Company Disclosure Schedule”), which, subject to Section 9.13, identifies items of disclosure by reference to a particular Section or subsection of this Agreement, the Company hereby represents and warrants to Parent as follows:

Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company as currently in effect.

Section 4.02. Corporate Authorization

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to approve and adopt this Agreement and the Merger (the “Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

(b) At a meeting duly called and held, prior to the execution of this Agreement, at which all but one directors of the Company were present and with all directors present voting unanimously in favor, the Company Board duly adopted resolutions (i) declaring that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Company’s stockholders, (ii) approving this Agreement, the Merger and the other transactions contemplated hereby, (iii) taking all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the Delaware Law will not apply with respect to or as a result of the Merger, this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, (iv) directing that the adoption of this Agreement, the Merger and the other transactions contemplated hereby be submitted to a vote of the stockholders of the Company at the Stockholder Meeting, and (v) making the Board Recommendation.

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) any Applicable Law analogous to the HSR Act or otherwise regulating antitrust or merger control matters and in each case existing in foreign jurisdictions (the “Foreign Competition Laws”), (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or Nasdaq, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which the Company or any Subsidiary of the Company is a party, or by which they or any of their respective properties or assets may be bound or affected or any Governmental Authorization affecting, or relating in any way to, the property, assets or business of the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse

Effect, provided that in determining whether a Company Material Adverse Effect would result, any adverse effect otherwise excluded by clause (A) of the definition of Company Material Adverse Effect shall be taken into account.

Section 4.05. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 1,800,000,000 shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s certificate of incorporation. At the close of business on April 16, 2009, 745,738,077 shares of Company Common Stock were issued and outstanding (of which 33,495 were Company Restricted Stock Awards), 154,499,508 shares of Company Common Stock were held by the Company as treasury shares, and zero shares of Company Preferred Stock were issued and outstanding; warrants to purchase an aggregate of 24,263,432 shares of Company Common Stock were issued and outstanding pursuant to the 2012 Warrant Transaction and the 2014 Warrant Transaction (of which warrants to purchase zero shares of Company Common Stock were exercisable); 30,335,935 shares of Company Common Stock were reserved for issuance upon conversion of (x) the Company’s 0.750% Convertible Senior Notes due 2014 issued pursuant to the Indenture dated as of January 26, 2007 between the Company and U.S. Bank National Association (the “2014 Convertible Notes Indenture”) and (y) the Company’s 0.625% Convertible Senior Notes due 2012 issued pursuant to the Indenture dated as of January 26, 2007 between the Company and U.S. Bank National Association (the “2012 Convertible Notes Indenture” and, together with the 2014 Convertible Notes Indenture, the “Convertible Notes Indentures”); Company Stock Options to purchase an aggregate of 77,845,581 shares of Company Common Stock were issued and outstanding (of which Company Stock Options to purchase an aggregate of 63,621,184 shares of Company Common Stock were exercisable); and an aggregate of 31,613,572 shares of Company Common Stock were reserved for settlement of Company RSUs. No Subsidiary of the Company owns any shares of Company Common Stock. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights.

(b) The Company has made available to Parent, as of the close of business on April 16, 2009, a complete and correct list of (i) all outstanding Company Compensatory Awards, including with respect to each such award, the number of shares subject to such award, the name or employee identification number of the holder, the grant date, as to stock options, whether the award was intended as of its date of grant to be an “incentive stock option” under Section 422 of the Code or a non-qualified stock option, the exercise or purchase price per share, the vesting schedule and expiration date of each such award, and the name or identity of the Company Stock Plan pursuant to which such award was granted and (ii) all outstanding Company Restricted Stock Awards, including with respect to each Company Restricted Stock Award, the name or employee identification number of the holder, the grant date and vesting schedule. The Company Stock Plans are the only plans or programs the Company or any of its Subsidiaries has maintained under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards have been or may be granted.

(c) Except as set forth in this Section 4.05 and for changes since April 16, 2009 resulting from the exercise of Company Compensatory Awards outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) other than the Voting Agreements, voting trusts, proxies or other similar agreements or understandings to which Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character (A) restricting the transfer of any shares of capital stock of the Company’s Subsidiaries, or (B) requiring the registration for sale of, any shares of capital stock of Company or any of its Subsidiaries. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities, except pursuant to the cashless exercise or tax withholding provisions of Company Stock Options, Company Restricted Stock Awards and Company RSUs or pursuant to the Company Notes Indentures. All Company Stock Options and Company Restricted Stock Awards may, by their terms, be treated in accordance with Section 2.06.

Section 4.06. Subsidiaries.

(a) Section 4.06(a) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company, with its place of organization. The Company has made available to Parent an accurate and complete list of the form of organization and identification of each jurisdiction in which each Subsidiary of the Company is authorized to conduct or actually conducts business.

(b) Each Subsidiary of the Company is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). Except for securities owned by the Company and/or one or more of its Subsidiaries, there are no outstanding (x) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, (y) options, warrants or other rights or arrangements to acquire from the Company or any of its Subsidiaries, or other obligations or commitments of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company, or (z) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company (such securities being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. All of the Company Subsidiary Securities are duly authorized, validly issued, fully paid and nonassessable.

(d) Except for the Company Subsidiary Securities, the Company does not own, directly or indirectly, any capital stock of, or other equity, ownership, profit, voting or other interests in, any Person.

Section 4.07. SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has made available, or otherwise made available through the SEC, to Parent complete and correct copies of (i) the Company’s annual reports on Form 10-K for its fiscal years ended June 30, 2008, 2007 and 2006, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended December 28, 2008 and September 28, 2008, and (iii) its proxy or information statements relating to meetings of the stockholders of the Company since June 30, 2006, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since June 30, 2006 (the documents referred to in this Section 4.07(a) and Section 4.07(e), together with all information incorporated by reference therein in accordance with applicable SEC regulations, are collectively referred to in this Agreement as the “Company SEC Documents”).

(b) Since June 30, 2006, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed or furnished by the Company at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(d) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has made available, or otherwise made available through the SEC, to Parent copies of all comment letters received by the Company from the SEC since June 30, 2006 relating to the Company SEC Documents, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(f) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since June 30, 2006 was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act.

Section 4.08. Financial Statements; Internal Controls.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of footnotes), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements).

(b) The Company’s system of internal controls over financial reporting is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management, and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely basis. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal controls as of and for the year-ended June 30, 2008 (nor has any such deficiency or weakness been identified since such date).

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(d) Since June 30, 2006, neither the principal executive officer nor the principal financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a “significant deficiency” or a “material weakness” in the Company’s internal controls over financial reporting.

(e) The audit committee of the Company Board includes an Audit Committee Financial Expert, as defined by Item 407(d)(5)(ii) of Regulation S-K.

(f) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such persons since June 30, 2006.

Section 4.09. Disclosure Documents. The proxy or information statement of the Company to be filed with the SEC in connection with the Merger and any amendments or supplements thereto (the “Proxy Statement”) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by Parent specifically for use therein.

Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date, (i) the business of the Company and each of its Subsidiaries has been conducted in the ordinary course consistent with past practice, except for actions taken pursuant to this Agreement in connection with the consummation of the Merger, (ii) through the date of this Agreement, there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) there has not been any action or event, nor any authorization, commitment or agreement by the Company or any of its Subsidiaries with respect to any action or event, that if taken or if it occurred after the date hereof would be prohibited by Sections 6.01(a), 6.01(b), 6.01(c), 6.01(d), 6.01(f), 6.01(g), 6.01(i), 6.01(j), 6.01(m) and 6.01(n).

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

(a) liabilities or obligations disclosed or provided for in the most recent financial statements of the Company included in the most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the SEC prior to the date of this Agreement or disclosed in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date in amounts consistent with past practice that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(c) liabilities or obligations incurred that are not in excess of $3,750,000 in the aggregate; and

(d) liabilities or obligations incurred directly as a result of this Agreement.

Section 4.12. Litigation.

(a) There is no Proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their respective businesses or assets or any of the directors or employees of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its stockholders (in each case insofar as any such matters relate to their activities with the Company or any of its Subsidiaries) that (i) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) challenges the validity or propriety, or seeks to prevent or materially delay consummation of the Merger or any other transaction contemplated by this Agreement.

(b) Neither the Company nor any of its Subsidiaries is subject to any Order that (i) prohibits or restricts the Company or any of its Subsidiaries from engaging in or otherwise conducting its business in any material respect or (ii) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Section 4.12(c) of the Company Disclosure Schedule includes a complete and accurate summary of each claim, Proceeding or Order pending or, to the Knowledge of the Company, threatened against the Company that could reasonably be expected to result in a liability to the Company or any of its Subsidiaries in excess of $1,000,000.

Section 4.13. Compliance with Applicable Law.

(a) The Company and each of its Subsidiaries is and, since June 30, 2006 has been, in compliance in all material respects with all Applicable Laws and Orders. Neither the Company nor any of its Subsidiaries has received any written notice since June 30, 2006 (i) of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries are not in compliance with any Applicable Law or Order in any material respect.

(b) Each of the Company and its Subsidiaries has in effect all material Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted. There have occurred no material defaults (with or without notice or lapse of time or both) under, material violations of, or events giving rise to any right of termination, material amendment or cancellation of, any such Governmental Authorizations.

Section 4.14. Material Contracts.

(a) Section 4.14 of the Company Disclosure Schedule contains a complete and correct list as of the date hereof of each of the following Contracts to which the Company or any of its Subsidiaries is a party or which bind or affect their respective properties or assets:

(i) Contract between the Company or any of its Subsidiaries and any of the 10 largest licensees customers of the Company and its Subsidiaries (determined on the basis of aggregate billings by the Company and its Subsidiaries over the four (4) consecutive fiscal quarter periods ended December 28, 2008) (“Major Customers”);

(ii) Contract between the Company or any of its Subsidiaries and any of the 50 largest licensors of Intellectual Property or other suppliers to the Company (determined on the basis of aggregate payments by the Company and its Subsidiaries over the four (4) consecutive fiscal quarter period ended December 28, 2008), for which Contracts for the 20 largest (and not the top 50) and a list of names of the counter party of all 50 are set forth in Section 4.14(a)(ii) of the Company Disclosure Schedule (“Major Suppliers”);

(iii) Contract that contains any provisions restricting the Company or any of its Affiliates or their successors from competing or engaging in any material respect (A) in any line of business or with any Person or in any area or (B) pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, or which would have any such effect after the Closing Date;

(iv) Contract that (A) grants any exclusive license or supply or distribution agreement or other exclusive rights, (B) grants any rights of first refusal, rights of first negotiation or similar rights with respect to any product, service or Company IP, (C) contains any provision that requires the purchase of all or a given portion of the Company’s or any of its Subsidiaries’ requirements from a given third party, or any other similar provision, or (D) grants “most favored nation” rights;

(v) lease or sublease (whether of real or personal property) of at least 50,000 square feet to which the Company or any of its Subsidiaries is party as lessor;

(vi) Contract relating to indebtedness for borrowed money or the deferred purchase price of property outside of the ordinary course of business (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $1,000,000;

(vii) Contract pursuant to which the Company or any of its Subsidiaries is a party that creates or grants a material Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices), other than Permitted Liens and other than Contracts with customers entered into in the ordinary course of business consistent with past practice;

(viii) Contract under which the Company or any of its Subsidiaries has, directly or indirectly, any obligations or potential obligations to make a capital contribution to, or other investment in, any Person (other than the Company or any of its Subsidiaries and other than (i) extensions of credit in the ordinary course of business consistent with past practice and (ii) investments in marketable securities in the ordinary course of business);

(ix) Contract under which the Company or any of its Subsidiaries has any obligations which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $1,000,000;

(x) any Contract (i) (A) between the Company or any of its Subsidiaries and any Governmental Authority, or (B) between the Company or any of its Subsidiaries, as a subcontractor and any prime contractor to any Governmental Authority, or (ii) to the Knowledge of the Company, financed by any Governmental Authority and subject to the rules and regulations of any Governmental Authority concerning procurement;

(xi) joint venture or other similar Contract or arrangement material to the Company and its Subsidiaries, taken as a whole;

(xii) Contract for the development for the benefit of the Company or any of its Subsidiaries by any party other than the Company or its Subsidiaries, of Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice;

(xiii) employee collective bargaining agreement or other Contract with any labor union;

(xiv) Contract entered into in the last three (3) years in connection with the settlement or other resolution of any Proceeding that has any continuing material obligations, liabilities or restrictions;

(xv) Contract providing for indemnification of any Person with respect to material liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person other than indemnification obligations of the Company or any of its Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or that would not reasonably be expected to have a Company Material Adverse Effect;

(xvi) Contract containing (i) any provisions having the effect of providing that the consummation of the Merger or the other transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract (if such Contract is material to the Company and its Subsidiaries, taken as a whole), or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancellation or acceleration, or a loss of a benefit or the creation of any Lien upon any of the properties or assets of the Company, Parent or any of their respective Subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person, except to the extent such termination, amendment, revocation, cancellation, acceleration, loss, Lien or entitlements are not material to the Company and its Subsidiaries, taken as a whole, or are required by Applicable Law, (ii) any restriction on the ability of any of the Company and its Subsidiaries to assign all or any portion of its rights, interests or obligations thereunder (if such Contract is material to the Company and its Subsidiaries, taken as a whole), unless such restriction expressly excludes any assignment to Parent and any of its Subsidiaries that holds assets substantially equivalent to the assigning entity in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement or (iii) any standstill or similar provision purporting to limit the authority of any party to such agreement to acquire any Equity Interest in the Company or any other Person; or

(xvii) except for the Contracts disclosed above, each Contract required to be filed by the Company pursuant to Item 601 of Regulation S-K under the Securities Act, or that is otherwise material to Company and its Subsidiaries, taken as whole.

(b) Each Contract to which the Company is a party (unless it has terminated or expired (in each case according to its terms)) is in full force and effect and is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity, except as would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice to terminate, in whole or part, materially amend or not renew any executory obligation of a counterparty to any contract that has not terminated or expired (in each case according to its terms) prior to the date of this Agreement (nor has there been anything that a reasonable person would consider an indication that any such notice of termination will be served on or after the date of this Agreement on the Company by any counterparty to a contract) except as would not reasonably be expected to have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any contract, except as would not reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder, except as would not reasonably be expected to have a Company Material Adverse Effect.

(c) Complete and correct copies of each Contract disclosed in Section 4.14(a) of the Company Disclosure Schedule, as amended and supplemented, have been made available by the Company to Parent, or otherwise made available in the Company SEC Documents, by the Company to Parent.

Section 4.15. Taxes.

(a) (i) All income and other material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (taking into account extensions) in accordance with all Applicable Laws, (ii) all such Tax Returns are true and complete in all material respects, (iii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all material Taxes due and owing (whether or not shown on any Tax Return), (iv) all material Taxes that the Company or any of its Subsidiaries is or was required to withhold or collect in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person have been duly withheld or collected and have been timely paid, to the extent required, to the proper Taxing Authority, except in each case of clauses (i) through (iv), with respect to matters for which adequate reserves have been established, in accordance with GAAP on the most recent Company SEC Documents as adjusted for the passage of time in the ordinary course of business and consistent with past custom and practice, (v) the balance sheets contained in the most recent Company SEC Documents contain an adequate reserve in accordance with GAAP for the unpaid Taxes of the Company and its Subsidiaries for the period to which they relate and no liabilities for Taxes have been incurred since the date of the most recent Company SEC Documents outside of the ordinary course of business or otherwise inconsistent with past custom and past practice except for any liability for Taxes incurred in connection with any transaction expressly contemplated by this Agreement.

(b) (i) The federal income Tax Returns of the Company and its Subsidiaries through the taxable year ended June 30, 2005 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired; and (ii) neither the Company nor any of its Subsidiaries has granted any currently effective extension or waiver of the statute of limitations period applicable to any federal or material state income Tax Return, which period (after giving effect to such extension or waiver) has not yet expired;

(c) (i) No material deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, or both that are contested in good faith and for which adequate reserves have been established, in accordance with GAAP; (ii) as of the date hereof, there is no claim, audit, action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of material Taxes; and (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income or other material Tax Returns that it is or may be subject to taxation by that jurisdiction;

(d) There are no material Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(e) During the three-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code;

(f) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or Section 301.6111-2(b)(2);

(g) (i) Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company or a Subsidiary is or was the common parent); and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

(h) There are no Tax sharing agreements or similar arrangements, including Tax indemnity arrangements (other than customary commercial or financial agreements entered into in the ordinary course of business consistent with past practices and indemnity agreements or similar arrangements entered into in connection with the acquisition of Subsidiaries of the Company), with respect to or involving the Company or any of its Subsidiaries;

(i) “Tax” means any tax or other like governmental assessment or charge of any kind whatsoever (including withholding required by applicable Tax law on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount with respect thereto, whether disputed or not;

(j) “Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax; and

(k) “Tax Return” means any report, return, document, declaration or other information required to be filed with a Taxing Authority, including information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

Section 4.16. Employee Benefit Plans.

(a) Section 4.16 of the Company Disclosure Schedule contains a correct and complete list identifying each (i) material Company Employee Plan and (ii) material International Plan. “Company Employee Plan” means each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) (each, an “Employee Plan”) which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company and covers any employee or former employee of the Company or any of its Subsidiaries, provided, however, that “Company Employee Plan” shall not include any International Plan. Copies of each such Company Employee Plan (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto have been furnished or made available to Parent together with the most recent annual report and tax return, if any, prepared in connection with such Company Employee Plan.

(b) Neither the Company nor any ERISA Affiliate of the Company nor any predecessor thereof sponsors, maintains or contributes or is obligated to contribute to, or has in the past sponsored, maintained or contributed or has been obligated to contribute to, any Employee Plan subject to Title IV of ERISA, any non-U.S. defined benefit plan, or any multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA.

(c) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter and its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be issued. Each Company Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Employee Plan. No events have occurred with respect to any Company Employee Plan that could result in a material payment or assessment by or against the Company of any excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(d) Except as is not reasonably likely to result in material liability to the Company or any of its Subsidiaries, with respect to each Company Employee Plan, (i) all payments due from the Company and its Subsidiaries to date have been timely made and all amounts properly accrued to date as liabilities of the Company or any of its Subsidiaries which have not been paid are properly recorded on the books of the Company and, to the extent required by GAAP, adequate reserves are reflected on the financial statements of the Company.

(e) Neither the Company nor any ERISA Affiliate has incurred any material unpaid liability pursuant to Title IV or Section 302 of ERISA or Section 412 of the Code and to the knowledge of Company no condition exists that could cause the Company or any ERISA Affiliate of the Company to incur any such liability (other than liability for benefits or premiums payable to the PBGC arising in the ordinary course that are not yet due), or after the Effective Time, Parent or any of its Affiliates.

(f) With respect to each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as to which the Company or any of its Subsidiaries may incur any liability under Section 302 or Title IV of ERISA or Section 412 of the Code: (i) to the knowledge of the Company, no condition or event currently exists that would reasonably be expected to result, directly or indirectly, in any material liability of the Company or any of its Subsidiaries under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such plan; (ii) no such plan has incurred any “accumulated funding deficiency” (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived and (iii) neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any such plan pursuant to Section 401(a)(29) of the Code.

(g) To the Knowledge of the Company, no Plan is under audit or is subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC, the PBGC or any other Governmental Entity.

(h) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) (i) entitle any employee, director or independent contractor of the Company or any of its Subsidiaries to severance pay; (ii) accelerate the time of payment or vesting of any compensation or equity-based award; (iii) trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; or (iv) trigger any payment, increase the amount payable or trigger any other material obligation pursuant to any Company Employee Plan.

(i) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, (i) would entitle any employee or former employee to any severance or other payment as a result of the transactions contemplated hereby (either alone or together with any other event), or (ii) could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

(j) Neither the Company nor any of its Subsidiaries has any material liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company or its Subsidiaries except as required to comply with Section 4980B of the Code or any similar state law provision.

(k) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving any Employee Plan before any arbitrator or any Governmental Authority.

(l) Except as is not reasonably likely to result in material liability to the Company or any of its Subsidiaries or material liability to any Company employee, each Company Employee Plan which is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has, at all times, been administered in compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder; in all cases so that the additional tax described in Section 409A(a)(1)(B) of the Code will not be assessed against the individuals participating in any such non-qualified deferred compensation plan with respect to benefits due or accruing thereunder. Each Company Stock Option as to which any portion vested on or after January 1, 2005, has an exercise price that is not less than the fair market value (as defined in the applicable Company Stock Plan) of the underlying share of Company Common Stock on the date of grant. Each Company RSU is either exempt from, or complies with the requirements of, Section 409A of the Code. Each Company Stock Option characterized by the Company as an “incentive stock option” within the meaning of Section 422 of the Code complies with all of the applicable requirements of Section 422 of the Code.

(m) Except as is not reasonably likely to result in material liability to the Company or any of its Subsidiaries, each International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such International Plan was intended so to qualify) and has been maintained in good standing with applicable regulatory authorities. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any International Plan that would increase materially the expense of maintaining such International Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. According to the actuarial assumptions and valuations most recently used for the purpose of funding each International Plan (or, if the same has no assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of the Effective Time the total amount or value of the funds available under such International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeds the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which Parent, the Company or any of their Subsidiaries has or would have after the Effective Time any obligation.

(n) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries following the Effective Time.

Section 4.17. Labor and Employment Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to, bound by or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or understanding with a labor union or organization regarding employees. None of the employees of the Company or any of its Subsidiaries is represented by any union with respect to his or her employment by the Company or such Subsidiary. There is no (i) material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their businesses, (ii) material activity or proceeding by a labor union or representative thereof to the Knowledge of the Company to organize any. employees of the Company or any of its Subsidiaries, or (iii) material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, and during the last three (3) years there has not been any such action.

(b) Since January 1, 2007, (i) there has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act of 1998 (the “WARN Act”) in respect of the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries has been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local, or foreign law or regulation which is similar to the WARN Act.

(c) The Company is in compliance in all material respects with all material Applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice.

Section 4.18. Insurance Policies. Section 4.18 of the Company Disclosure Schedule lists all material insurance policies covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and its Subsidiaries (collectively, the “Insurance Policies”). All of the Insurance Policies or renewals thereof are in full force and effect. There is no material claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which the Company has been notified that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, there is no threatened termination of, or material premium increase (other than with respect to customary annual premium increases) with respect to, any Insurance Policy. Section 4.18 of the Company Disclosure Schedule identifies each material insurance claim made by the Company or any of its Subsidiaries between the Company Balance Sheet Date and the date of this Agreement.

Section 4.19. Environmental Matters.

(a) No notice, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding is pending and, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to or arising out of any failure of the Company or any of its Subsidiaries to comply in all material respects with any Environmental Law.

(b) The Company and its Subsidiaries are and have been in compliance in all material respects with all Environmental Laws and all Environmental Permits of the Company;

(c) There has been no release by the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries would reasonably be expected to incur material liability by Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.

(d) There are no material liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and, to the Knowledge of the Company, there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

(e) Neither the Company nor any of its Subsidiaries presently owns, leases or operates any real property, or conducts or has conducted any operations, in New Jersey or Connecticut at which the Company or any of its Subsidiaries conducts manufacturing activities.

(f) For purposes of this Section 4.19, the terms “Company” and “Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

Section 4.20. Intellectual Property and Information Technology.

(a) Section 4.20(a) of the Company Disclosure Schedule lists substantially all of the Company Registered IP.

(b) The Company and each of its Subsidiaries has complied with all material requirements of all United States and foreign patent offices and all other applicable Governmental Authorities to maintain such of the Patents included in the Company Registered IP in full force and effect as Company reasonably believes are material to its business. Each material item of Company Registered IP is owned solely by the Company free and clear of any Liens other than Permitted Liens.

(c) Each item of Company IP is either: (i) owned solely by the Company free and clear of any Liens, or (ii) rightfully used and authorized for use by the Company and each of its Subsidiaries and their respective permitted successors pursuant to a valid and enforceable written license. To the Knowledge of the Company, the Company and each of its Subsidiaries has and has had all material rights in the Company IP necessary to carry out the Company’s and its Subsidiaries’ former activities and current activities with respect to the Company Products.

(d) The Company and each of its Subsidiaries is in compliance in all material respects with and is not in breach, violation or default under, and has not received written notice that it is in breach, violation or default under, any of the terms or conditions of any material Contract related to Intellectual Property where such breach, default or violation has or could reasonably be expected to be materially adverse to the Company or its Subsidiaries. Immediately following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company’s and its Subsidiaries’ rights under all such contracts, licenses and agreements that are material to the business of the Company and its Subsidiaries to the same extent the Company and its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional material amounts or consideration other than fees, royalties or payments which the Company or any of its Subsidiaries would otherwise have been required to pay had the transactions contemplated by this Agreement not occurred.

(e) To the Knowledge of the Company as of the date hereof, the use of the Company IP by the Company and any of its Subsidiaries as previously used and as currently used does not infringe any other Person’s rights in Intellectual Property or give rise to any claim of unfair competition under any Applicable Law where such infringement or violation could reasonably be expect to result in material liability to the Company and its Subsidiaries. No written claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company or any of its Subsidiaries of any of the material Company IP or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company IP by the Company or any of its Subsidiaries infringes any Intellectual Property or other proprietary or personal right of any Person have been asserted against the Company or any of its Subsidiaries during the five (5) year period immediately preceding the date hereof, nor has Company received notice that any such claim currently is contemplated. To the Knowledge of the Company, there is no unauthorized use, infringement, or misappropriation of any material Company IP by any third party or by any current, former, or retired employee, officer, or director of the Company or any of its Subsidiaries.

(f) The Company and each of its Subsidiaries has obtained from all parties (including each current, former, or retired employee, officer, and director of the Company and each of its Subsidiaries) who have created any portion of, or otherwise who would have any rights in or to, the Company IP owned by the Company or any of its Subsidiaries valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and its Subsidiaries. No employee, former employee, consultant or former consultant of the

Company or any of its Subsidiaries has excluded any material Intellectual Property from any written assignment executed by any such Person in connection with work performed for or on behalf of the Company or any of its Subsidiaries except as required by law.

(g) The transactions contemplated by this Agreement will not impair or otherwise adversely affect any rights of the Company or any of its Subsidiaries in any material Company IP.

(h) Neither the Company nor any of its Subsidiaries has disclosed or delivered to any escrow agent or any other Person any of the source code relating to any Company IP, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of any source code to any Person who is not, as of the date of this agreement, an employee of the Company or its Subsidiaries.

(i) The Company and each of its Subsidiaries have taken commercially reasonable measures to protect its ownership of, and rights in, all Company IP owned by the Company or any of its Subsidiaries in accordance with industry practices. Without limiting the foregoing, neither the Company nor any of its Subsidiaries has made any of its material trade secrets or other material confidential or proprietary information that it intended to maintain as confidential (including source code with respect to Company IP) available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information.

(j) To the Knowledge of the Company, the Company IP does not contain any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Knowledge of the Company, none of the Company IP contains any unauthorized feature (including any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine) that causes the software or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any Person.

(k) Section 4.20(k) of the Company Disclosure Schedule sets forth a list of all Contracts pursuant to which Company and/or its Subsidiaries granted to a third party or has been granted by a third party a license to Intellectual Property, other than Contracts entered into in the ordinary course of business or which are not material to the business of Company and its Subsidiaries (the “Material IP Agreements”).

(l) Section 4.20(l) of the Company Disclosure Schedule contains a true and complete list of all third-party Software sold with, incorporated into or distributed in connection with the Company Products listed thereon.

(m) Section 4.20(m) of the Company Disclosure Schedule contains a true and complete list of all code sold with, incorporated into or distributed in connection with the Company Products listed thereon that is, in whole or in part, subject to the provisions of any license to Publicly Available Software.

(n) Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Company IP to any other Person.

(o) No funding, facilities or personnel of any educational institution or Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company IP owned or purported to be owned by the Company or any of its Subsidiaries, including any portion of any Company Product. The Company and each of its Subsidiaries is not and has never been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company or any of its Subsidiaries to grant or offer to any third party any license or right to such Company IP.

(p) There is no governmental prohibition or restriction on the use of any Company IP owned or purported to be owned by the Company or any of its Subsidiaries in any jurisdiction in which the Company or any of its

Subsidiaries currently conducts or has conducted business or on the export or import of any of the Company IP from or to any such jurisdiction.

(q) Except in the ordinary course of business, neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any of the Company IP or any Intellectual Property that was formerly Company IP where such indemnity could reasonably be expected to result in material liability to the Company or its Subsidiaries.

(r) The level of staffing and resources currently maintained by the Company and its Subsidiaries for the provision of maintenance, support or similar services is sufficient to comply with all reasonably foreseeable obligations arising under all maintenance and support agreements.

(s) The IT Assets operate and perform in all material respects in a manner that permits the Company and each of its Subsidiaries to conduct its business as currently conducted and, to the knowledge of the Company, no person has gained unauthorized access to any IT Asset during the three (3) years immediately preceding the date hereof in a manner that has resulted or could reasonably be expected to result in material liability to the Company or its Subsidiaries. Each of the Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology processes consistent with industry best practices.

Section 4.21. Properties.

(a) (i) The Company and each of its Subsidiaries has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of its material real properties and material tangible assets and (ii) all such assets and real properties, other than assets and real properties in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b) Section 4.21(b) of the Company Disclosure Schedule sets forth a complete and correct list of all real property and interests in real property currently owned by the Company or any of its Subsidiaries (each, an “Owned Real Property”). Section 4.21(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries that consists of 50,000 square feet or more (each, a “Leased Real Property”), (ii) the address for each Leased Real Property, (iii) current rent amounts payable by the Company or its Subsidiaries related to such Leased Real Property and (iv) a description of the applicable lease, sublease or other agreement therefore and any and all amendments, modifications, side letters relating thereto. All of the leases, subleases and other agreements (each, a “Lease Agreement”) of the Leased Real Property are valid, binding and in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby. No Lease Agreement is subject to any Lien other than Permitted Liens, including any mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any third party any interest in such Lease Agreement or any right to the use or occupancy of any Leased Real Property. The Company and each of its Subsidiaries has performed all material obligations required to be performed by it to date under each Lease Agreement, and there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a material default or breach by any party under any Lease Agreement.

(c) With respect to each material Leased Real Property, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any material portion thereof. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession of the Owned Real Property and the Leased Real Property, except where the failure to have such possession would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.22. Inventory. Except for any reserves set forth in the Company Balance Sheet, all of the inventory of the Company and its Subsidiaries, wherever located, is in good condition, is not obsolete, is useable or saleable in the ordinary course of business and, if saleable, is saleable at customary gross margins consistent with the past practices of the Company. Neither the Company nor any of its Subsidiaries is in possession of any inventory not owned by the Company or one of its Subsidiaries, including goods already sold. The value of all items of obsolete and of below standard quality has been written down to the net realizable value or adequate reserves have been provided therefor.

Section 4.23. Interested Party Transactions. (i) Neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any Affiliate, stockholder that beneficially owns 5% or more of the Company Common Stock, or director or Executive Officer of the Company or, to the Knowledge of the Company, any Affiliate of any such owner, Executive Officer or director, and (ii) no event has occurred since June 30, 2006 that would be required to be reported by the Company pursuant to Item  404 of Regulation S-K promulgated by the SEC.

Section 4.24. Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption Laws.

(a) The Company and its Subsidiaries have complied with the U.S. Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws.

(b) Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or representative of the Company or any of its Subsidiaries at the direction of or on behalf of the Company or any of its Subsidiaries corruptly or otherwise illegally offered or given anything of value to: (i) any official, employee or representative of a Governmental Authority, any political party or official thereof, or any candidate for political office; or (ii) any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official, employee or representative of a Governmental Authority, any political party or official thereof, or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist in obtaining or retaining business or to secure an improper business advantage; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any of its Subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person or in securing any improper advantage.

(c) There have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

Section 4.25. Customers, Suppliers.

(a) Between the Balance Sheet Date and the date of this Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Major Customer, or (ii) any change in any material term (including credit terms) of the sales agreements or related arrangements with any Major Customer. During the three years preceding the date hereof, neither the Company nor any of its Subsidiaries have received any written customer complaint concerning its products and services, nor have they had any such products returned by a purchaser thereof, other than complaints seeking repair or replacement made in the ordinary course of business that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Between the Balance Sheet Date and the date of this Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Major Supplier, or (ii) any change in any material term (including credit terms) of the supply agreements or related arrangements with any Major Supplier.

Section 4.26. Finders’ Fees. Except for Credit Suisse Securities (USA), there is no investment banker, broker, finder or other similar intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any banking, broker’s finder’s or similar fee or commission from the Company or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. The Company does not anticipate that the fees and expenses of its accountants, brokers, financial advisors, consultants, legal counsel and other persons retained by the Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, incurred or to be incurred in connection with this Agreement and the transactions contemplated by this Agreement will exceed the fees and expenses set forth in Section 4.26 of the Company Disclosure Schedule.

Section 4.27. Opinion of Financial Advisor. The Company Board has received from the Company’s financial advisor, Credit Suisse Securities (USA), an opinion, to the effect that, as of the date of such opinion and based upon and subject to various assumptions, qualifications, limitations and other matters, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders. A signed copy of such opinion shall be delivered to Parent as soon as reasonably practicable following the date hereof for information purposes only.

Section 4.28. Antitakeover Statutes. The Company has taken all action necessary to exempt the Merger, this Agreement, the Voting Agreements and the other transactions contemplated hereby or thereby from the restrictions on business combinations and voting requirements contained in Section 203 of Delaware Law. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Applicable Law applies to the Merger, this Agreement, the Voting Agreements or any of the other transactions contemplated hereby or thereby.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that:

Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 5.02. Corporate Authorization. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) the Foreign Competition Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (iv) any actions or filings the absence of which would not reasonably be expected to prevent, materially delay or materially impair Parent’s ability to consummate the Merger and the other transactions contemplated by this Agreement.

Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both) (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation and bylaws of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Parent, Merger Subsidiary or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii) above, as would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

Section 5.05. Disclosure Documents. None of the information provided by Parent specifically for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.06. Litigation. As of the date hereof, there is no Proceeding pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any Order that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 5.07. Financing. At the Closing, Parent will have sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to pay the aggregate Merger Consideration and to perform its obligations with respect to the transactions contemplated by this Agreement.

ARTICLE 6

COVENANTS

Section 6.01. Conduct of the Company. Except as required by Applicable Law or except with the prior written consent of Parent, from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (i) preserve intact its Intellectual Property, business organization and material assets, (ii) keep available the services of its directors, officers and employees, (iii) maintain in effect all of its Governmental Authorizations and (iv) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with the Company. Without limiting the generality of the foregoing, (y) no matter included in the Company Disclosure Schedule shall modify or be deemed to modify any of the provisions in this Section 6.01 other than Section 6.01(h) and (z) the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent (which consent shall not in the case of clauses (e), (f), (g), (k), (m), (n), (o) and (h)(iii) (with respect to amendments to Company Employee Plans or entering into offer letters with non-executive officer employees in the ordinary course of business consistent with past practice), be unreasonably withheld or delayed):

(a) amend the Company’s certificate of incorporation, bylaws or other comparable charter or organizational documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise);

(b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent (except distributions under the ESPP in the ordinary course and for distributions resulting from the vesting or exercise of Company Compensatory Awards), (ii) split, combine or reclassify any capital stock of the Company, (iii) except as otherwise provided in Section 6.01(c) below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, (iv) purchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities, except for acquisitions of Company Common Stock by the Company in satisfaction by holders of Company Compensatory Awards of the applicable exercise price and/or withholding taxes or (v) take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of its Subsidiaries;

(c) (i) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or otherwise encumber or dispose of any Company Securities or Company Subsidiary Securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or pursuant to the terms of the Company RSUs that are outstanding on the date of this Agreement, in each case in accordance with the applicable equity award’s terms as in effect on the date of this Agreement, or (B) the issuance of shares of Company Common Stock pursuant to the ESPP and in accordance with Section 2.06(d), or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Company or any of its Subsidiaries;

(e) incur any capital expenditures or any obligations or liabilities in respect thereof other than capital expenditures made in accordance with a quarterly budget previously approved in writing by Parent in its sole discretion;

(f) acquire (i) any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise) or (ii) any other assets other than immaterial assets acquired in the ordinary course of business consistent with past practice;

(g) sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of any of its Intellectual Property, material assets or material properties except (i) pursuant to existing contracts or commitments, (ii) sales of inventory or used equipment in the ordinary course of business consistent with past practice, (iii) Permitted Liens incurred in the ordinary course of business consistent with past practice or (iv) non-exclusive licenses for Intellectual Property entered into in the ordinary course of business consistent with past practice;

(h) (i) hire any new employee to whom a written offer of employment has not previously been offered and accepted prior to the date of this Agreement or, after the date of this Agreement, extend any new offers of employment with the Company or any of its Subsidiaries to any individual, (ii) grant to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any (A) increase in compensation, (B) bonus or (C) other benefits, (iii) grant to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits, (iv) establish, adopt, enter into or amend any Company Employee Plan (other than offer letters that contemplate “at will” employment without severance benefits) or collective bargaining agreement, in each case except as required by Applicable Law, (v) take any action to amend or waive any performance or vesting criteria or accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan except to the extent required pursuant to the terms thereof or Applicable Law, or (vi) make any Person a beneficiary of any retention plan under which such Person is not as of the date of this Agreement a beneficiary which would entitle such Person to vesting, acceleration or any other right as a consequence of consummation of the transactions contemplated by this Agreement;

(i) (A) write-down any of its material assets, including any capitalized inventory or Company IP, or (B) make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or Applicable Law, including Regulation S-X under the Exchange Act (in each case following consultation with the Company’s independent auditor);

(j) (A) repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, or (ii) accounts payable in the ordinary course of business consistent with past practice), or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) to the Company or any of its Subsidiaries, or (ii) accounts receivable and extensions of credit in the ordinary course of business, and advances in expenses to employees, in each case in the ordinary course of business consistent with past practice;

(k) agree to any exclusivity, non-competition, most favored nation, or similar provision or covenant restricting the Company, any of its Subsidiaries or any of their respective Affiliates, from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its Affiliates after the consummation of the Merger or the Closing Date; provided, that the restrictions in this Section 6.01(k) shall take effect on and after 5:00 p.m., Pacific time, on April 30, 2009;

(l) enter into any Contract, or relinquish or terminate any Contract or other right, (y) related to the license of software, in any individual case with an annual value in excess of $1,000,000 or with a value over the life of the Contract in excess of $3,000,000, or (z) related to the sale of hardware, with an annual value in excess of $5,000,000, other than, in either clause (y) or (z) (i) entering into software license agreements or agreements for the sale of hardware products in the ordinary course of business consistent with past practice, (ii) service or maintenance contracts entered into in the ordinary course of business consistent with past practice pursuant to which the Company or any of its Subsidiaries is providing services to customers, (iii) non-exclusive distribution, marketing, reselling or consulting agreements entered into in the ordinary course of business consistent with past practice that provide for distribution of a Company Product by a third party, (iv) non-exclusive OEM agreements entered into in the ordinary course of business consistent with past practice that are terminable without penalty within twelve months, or (v) supply agreements entered into with vendors of the Company or its Subsidiaries in the ordinary course of business consistent with past practice;

(m) (i) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any material Tax Returns or file any claim for material Tax refunds, enter into any closing agreement, enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement (other than any customary commercial or financing agreements, entered into in the ordinary course of business consistent with past practices), settle any material Tax claim, audit or assessment, or surrender any right to claim a Tax refund (including any such refund to the extent it is used to offset or otherwise reduce Tax liability);

(n) (i) institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $250,000 in any individual case, other than (x) as required by their terms as in effect on the date of this Agreement, (y) claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves), or (z) incurred in the ordinary course of business consistent with past practice, provided that, in the case of each of (x), (y) or (z), the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligation (other than the payment of money) to be performed by the Company or any of its Subsidiaries following the Closing Date, (ii) waive, relinquish, release, grant, transfer or assign any right with a value of more than $250,000 in any individual case except in the ordinary course of business consistent with past practice, or (iii) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;

(o) engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters, (ii) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (iii) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) or (iv) any other promotional sales or discount activity, in each case in clauses (i) through (iv) in a manner outside the ordinary course of business consistent with past practices; or

(p) authorize, commit or agree to take any of the foregoing actions.

Section 6.02. Stockholder Meeting; Board Recommendation; Proxy Material.

(a) The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable after the date hereof for the purpose of voting on the matters requiring Stockholder Approval; provided, that (i) the Company may delay, adjourn or postpone the date of the Stockholder Meeting if and to the extent necessary to obtain a quorum of its stockholders to take action at the Stockholder Meeting and the Company shall use its reasonable best efforts during any such delay, adjournment or postponement to obtain such a quorum as soon as practicable, and (ii) the Company may delay, adjourn or postpone the Stockholder Meeting if and to the extent (and only to the extent) the Company determines in good faith that such delay, adjournment or postponement is required by Applicable Law or to comply with any comments made by the SEC with respect to the Proxy Statement or otherwise. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03, the Company Board shall make the Board Recommendation and use its reasonable best efforts to obtain the Stockholder Approval, and the Company shall otherwise comply with all Applicable Laws applicable to the Stockholder Meeting. Without limiting the generality of the foregoing, unless this Agreement is terminated in accordance with Section 8.01, the Company shall establish a record date for, call, give notice of, convene and hold the Stockholder Meeting and the matters constituting the Stockholder Approval shall be submitted to the Company’s stockholders at the Stockholder Meeting whether or not (A) an Adverse Recommendation Change shall have occurred or (B) any Acquisition Proposal or Superior Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Representatives. Unless this Agreement is terminated in accordance with Section 8.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company’s stockholders with respect to the Merger at the Stockholder Meeting. The notice of such Stockholder Meeting shall state that a resolution to approve and adopt this Agreement and the Merger will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent’s prior written consent.

(b) Except to the extent expressly permitted by Section 6.03(d): (i) the Company Board shall unanimously recommend that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and approval of the Merger (the “Board Recommendation”) at the Stockholder Meeting; (ii) the Proxy Statement shall include the Board Recommendation; and (iii) neither the Company Board nor any committee thereof shall fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation.

(c) As promptly as practicable after the date hereof, the Company and Parent shall prepare jointly and the Company shall file with the SEC the Proxy Statement (but in no event later than thirty (30) calendar days after the date of this Agreement) and as soon as practicable thereafter use its reasonable best efforts to mail to its stockholders the Proxy Statement (but in no event prior to the clearance of the Proxy Statement by the SEC or later than five (5) Business Days following clearance of the Proxy Statement by the SEC) and all other proxy materials for the Stockholder Meeting, and if necessary in order to comply with applicable securities laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies. The Company and Parent, as the case may be, shall furnish all information concerning the Company or Parent as the other party hereto may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03, (i) Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and (ii) the Company shall include in such document any comments reasonably proposed by Parent and its counsel. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03, the Company shall (i) as promptly as practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments, (iii) include in the Company’s written response to such comments any comments reasonably proposed by Parent and its counsel, and (iv) provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC.

Section 6.03. No Solicitation.

(a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their Representatives to, and the Company shall instruct, and cause each applicable Subsidiary, if any, to instruct, each such Representative not to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any Acquisition Proposal, or, subject to Section 6.03(b), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that has expressed an intent to make, or has made, any Acquisition Proposal, (ii) approve any transaction under, or any Third Party becoming an “interested stockholder” under, Section 203 of Delaware Law, (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder (other than a confidentiality agreement contemplated by Section 6.03(b)), or (iv) resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Subsidiary of the Company or Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.03(a) by the Company. The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.

(b) Notwithstanding the foregoing provisions of Section 6.03(a), prior to the Stockholder Approval, the Company Board, directly or indirectly through any Representative, may (i) engage in negotiations or discussions with any Third Party that has made (and not withdrawn) a bona fide unsolicited Acquisition Proposal in writing after the date of this Agreement, that did not result from or arise out of a willful and material breach of Section 6.03, and that the Company Board believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a Superior Proposal, and (ii) thereafter furnish to such Third Party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement and containing additional provisions that expressly permit the Company to comply with the terms of this Section 6.03 (a copy of which confidentiality agreement shall be promptly and in any event with 24 hours provided for informational purposes only to Parent), but in each case under the preceding clauses (i) and (ii), only if the Company Board determines in good faith, after consultation with outside legal counsel to the Company Board, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law.

(c) The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 6.03(b) unless the Company shall have notified Parent in writing at least three (3) Business Days before taking such action that it intends to take such action. The Company shall notify Parent promptly (but in no event later than 24 hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party. In such notice, the Company shall identify the Third Party making, and (if applicable) the terms and conditions of, any such Acquisition Proposal, inquiry, offer, proposal or request. The Company shall keep Parent reasonably informed, on a reasonably prompt basis, of the status and material terms of any such Acquisition Proposal, inquiry, offer, proposal or request, including (if applicable) any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least 48 hours prior notice of any meeting of the Company Board at which the Company Board is reasonably expected to consider any Acquisition Proposal (or any lesser advance notice otherwise provided to members of the Company Board generally). The Company shall, subject to Applicable Law, promptly provide Parent with any non-public information concerning the Company’s business, present or future performance, financial condition or results of operations provided to any Third Party that was not previously provided to Parent.

(d) Neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger

Subsidiary, the Board Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock within ten (10) Business Days after the commencement of such offer, (iv) make any public statement inconsistent with the Board Recommendation, or (v) resolve or agree to take any of the foregoing actions (any of the foregoing, an “Adverse Recommendation Change”). Notwithstanding the preceding sentence, at any time prior to the Stockholder Approval,

(i) the Company Board, following receipt of and on account of a Superior Proposal, may make an Adverse Recommendation Change, but only if the Company Board determines in good faith, after consultation with outside legal counsel to the Company Board, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law; provided, however, that the Company Board shall not make an Adverse Recommendation Change, unless (i) the Company promptly notifies Parent, in writing at least five (5) Business Days before making an Adverse Recommendation Change (the “Notice Period”), of its intention to take such action with respect to a Superior Proposal, (ii) the Company attaches to such notice the most current version of the proposed agreement or a detailed summary of all material terms of any such Superior Proposal (which version or summary shall be updated on a reasonably prompt basis) and the identity of the Third Party making the Superior Proposal, (iii) the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments; it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions); and (iv) Parent does not make, within the Notice Period, an offer that is determined by the Company Board in good faith, after consulting with its outside counsel and financial advisor of nationally recognized reputation, to be at least as favorable to the stockholders of the Company as such Superior Proposal; and

(ii) the Company Board may, in response to a material fact, event, change, development or set of circumstances (other than an Acquisition Proposal occurring or arising after the date of this Agreement) that was not known to the Company Board nor reasonably foreseeable by the Company Board as of or prior to the date of this Agreement (and not relating in any way to any Acquisition Proposal) (such material fact, event, change, development or set of circumstances, an “Intervening Event”), fail to make, withdraw or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation (which shall be deemed to be an “Adverse Recommendation Change”) if the Company Board determines in good faith, after consultation with outside legal counsel to the Company Board, that, in light of such Intervening Event, the failure of the Company Board to effect such an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided that no fact, event, change, development or set of circumstances shall constitute an Intervening Event if such fact, event, change, development or set of circumstances resulted from or arose out of the announcement, pendency or consummation of the Merger; and, provided, further, that the Company shall not be entitled to exercise its right to make a Company Adverse Recommendation Change pursuant to this sentence unless the Company has (A) provided to Parent at least four (4) Business Days’ prior written notice advising Parent that the Company Board intends to take such action and specifying the facts underlying the Company Board’s determination that an Intervening Event has occurred, and the reasons for the Adverse Recommendation Change, in reasonable detail, and (B) during such four (4) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for an Adverse Recommendation Change as a result of the Intervening Event.

Nothing contained in this Section 6.03(d) shall prevent the Company Board from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal; provided that any such disclosure

(other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a Adverse Recommendation Change unless the Company Board expressly publicly reaffirms its Board Recommendation (x) in such communication, or (y) within two (2) Business Days after requested to do so by Parent.

Section 6.04. Access to Information. From the date hereof until the Effective Time, the Company shall (i) give to Parent and its Representatives reasonable access to the offices, properties, books, records, Contracts, Governmental Authorizations, documents, directors, officers and employees of the Company and its Subsidiaries during normal business hours, (ii) furnish to Parent and its Representatives such financial, Tax and operating data and other information as such Persons may reasonably request (including the work papers of Ernst & Young LLP upon receipt of any required consent from Ernst & Young LLP), and (iii) instruct its Representatives to cooperate with Parent and its Representatives in its investigation; provided, however, that the Company may restrict the foregoing access to the extent that (A) any Applicable Law requires the Company to restrict or prohibit access to any such properties or information, (B) such disclosure would, based on the advice of such party’s counsel, result in a waiver of attorney-client privilege, work product doctrine or any other applicable privilege applicable to such information, (C) the disclosure of such information to the other party would violate confidentiality obligations owed to a third party and such confidentiality obligations were in effect prior to the execution and delivery of this Agreement, or (D) such disclosure relates to individual performance or personnel evaluation records, medical histories or other personnel information that in the Company’s good faith opinion could subject the Company or any of its Subsidiaries to liability. Any investigation pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

Section 6.05. Employee Benefits.

(a) As of and for a period of twelve (12) months following the Closing Date, Parent will, or Parent will cause the Surviving Corporation and its Subsidiaries to, either (a) continue certain Company Employee Plans, (b) permit employees of the Company and each of its Subsidiaries who continue employment with Parent or the Surviving Corporation or their respective Subsidiaries following the Closing Date (“Continuing Employees”) while they remain so employed by Parent or the Surviving Corporation or their respective Subsidiaries, and, as applicable, their eligible dependents, to participate in the employee benefit plans, programs or policies (including without limitation any plan intended to qualify within the meaning of Section 401(a) of the Code and any severance, vacation, sick, personal time off plans or programs and excluding any equity compensation plans, programs, agreements or arrangements) of Parent or its Affiliates no less favorable in the aggregate than those provided to similarly situated employees of Parent or its Affiliates during such period, or (c) a combination of clauses (a) and (b). To the extent Parent elects to have Continuing Employees and their eligible dependents participate in its or its Affiliates employee benefit plans, program or policies following the Closing Date, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, recognize the prior service with the Company or its Subsidiaries, including prior service with predecessor employers where such prior service is recognized by the Company and its Subsidiaries as of immediately prior to the Closing, of each Continuing Employee in connection with all employee benefit plans, programs or policies of Parent or its Affiliates in which Continuing Employees are eligible to participate for purposes of eligibility to participate, vesting and determination of level of benefits (but not (A) for purposes of vesting stock options and other equity awards, (B) for the purposes of benefit accruals under any defined benefit pension plan or (C) to the extent that such recognition would result in duplication of benefits). From and after the Closing Date, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to Continuing Employees and their eligible dependents to the extent such Continuing Employees and their eligible dependents were not subject to such preexisting conditions and limitations and eligibility waiting periods under the comparable Company Employee Plans as of the time immediately preceding the Closing, and (ii) provide each Continuing Employee with credit for any deductibles paid under any Company Employee Plan that provides group health plan benefits in the plan year in effect as of the Closing Date in satisfying any applicable deductible or out of pocket requirements under any group health plans of Parent, the Surviving Corporation or its

Subsidiaries that such employees are eligible to participate in after the Closing to the same extent that such expenses were recognized under the comparable Company Employee Plan.

(b) Within the 30-day period prior to the Effective Time, and subject to and conditioned upon the Closing, the Company shall terminate the Company’s U.S. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”), in accordance with its terms and subject to compliance with Section 409A of the Code in all respects, it being understood that Parent and its Affiliates shall in no event be required to terminate any “nonqualified deferred compensation plan” maintained by Parent or its Affiliates. Notwithstanding anything herein to the contrary, nothing in Section 6.01 or any other provision of this Agreement shall prohibit the Company from taking, or otherwise require the Company to obtain Parent’s approval to take, any and all action necessary to implement the termination of the Deferred Compensation Plan, in accordance with its terms and subject to compliance with Section 409A of the Code in all respects, it being understood that Parent and its Affiliates shall in no event be required to terminate any “nonqualified deferred compensation plan” maintained by Parent or its Affiliates. As soon as administratively practicable following the effective date of the termination of the Deferred Compensation Plan and subject to the terms of the Deferred Compensation Plan and its related trust and trust agreement and compliance with Section 409A of the Code in all respects, the Company shall commence distributing the assets of the Deferred Compensation Plan. The Company and Parent will work together in good faith to provide for the orderly transition of the administration of the Deferred Compensation Plan as of the Effective Time for the purpose of implementing the termination of such plan following the Effective Time.

(c) Effective as of the day immediately preceding the Effective Time, unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Effective Time, Company shall take all actions necessary to effect the termination of any and all 401(k) plans sponsored or maintained by the Company and shall provide Parent with a copy of the applicable action by the Company Board terminating such 401(k) plans.

(d) No Third Party Beneficiaries. The provisions of this Section 6.05 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and nothing herein shall be deemed to amend any Benefit Plan to reflect the terms of this Section 6.05.

Section 6.06. State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Subsidiary, the Merger, the Voting Agreements or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Subsidiary, and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.07. Obligations of Merger Subsidiary. Parent shall cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.08. Voting of Shares. Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Subsidiary held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

Section 6.09. Director and Officer Liability.

(a) For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective

Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying its obligation under this Section 6.09(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 250% of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement (the “Current Premium”), which amount is set forth in Section 6.09(a) of the Company Disclosure Schedule, and if such premiums for such insurance would at any time exceed 250% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s judgment, provide the maximum coverage available at an annual premium equal to 250% of the Current Premium. The Company shall be permitted to purchase a prepaid “tail” or runoff policy under the Company’s officers’ and directors’ liability insurance policy prior to the Closing; provided that the cost of such “tail” or runoff policy does not exceed 250% of the Current Premium, which policy may provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the transactions contemplated by this Agreement, provided that the amount paid for such prepaid policy does not exceed 250% of the Current Premium. The provisions of the first sentence of this Section 6.09(a) shall be deemed to have been satisfied if a prepaid “tail” or runoff policy has been obtained prior to the Effective Time. If such a prepaid “tail” or runoff policy has been obtained prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation and its Subsidiaries to, fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to: (i) each indemnification agreement in effect between the Company or any of its Subsidiaries and any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”); and (ii) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws of the Company as in effect on the date of this Agreement. From the Effective Time through the sixth anniversary of the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the certificate of incorporation and bylaws of the Company, and such provisions shall not be amended, repealed, or otherwise modified in any manner that could adversely affect the rights thereunder of any person benefited by such provisions. If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to the Company, the Surviving Corporation or Parent, as applicable, a written notice asserting a claim for indemnification under any of the provisions set forth in clauses (i) or (ii) above, then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved.

(c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.09.

Section 6.10. Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement (including those contained in Section 6.10(b), each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (ii) the obtaining of all necessary Consents or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Subject to Applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall (i) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, any Governmental Authority in connection with the transactions contemplated by this Agreement, (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the U.S. Department of Justice, the U.S. Federal Trade Commission, or any other Governmental Antitrust Authority and (iii) furnish each other with copies of all correspondence, filings and written communications between them or their subsidiaries or affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. The Company and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting. Neither Parent nor the Company shall commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable Foreign Competition Laws, without the prior written consent of the other. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.10 as “Antitrust Counsel Only Material”. Notwithstanding anything to the contrary in this Section 6.10, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries.

(b) Without limiting the generality of the undertakings pursuant to this Section 6.10, the parties hereto shall (i) provide or cause to be provided as promptly as practicable to Governmental Authorities with regulatory jurisdiction over enforcement of any Antitrust Laws (each such Governmental Authority, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any Antitrust Laws as promptly as practicable following the date of this Agreement (but in no event more than fifteen (15) Business Days from the date hereof except by mutual consent confirmed in writing) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional consents and filings under any Antitrust Laws; (ii) use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by this Agreement by any Governmental Authority; and (iii) use their reasonable best efforts to contest on the merits, through litigation in United States District Court and through administrative procedures in relation to other Government Authorities, any objections or opposition raised by any Governmental Authority; provided, however, that nothing in this Section 6.10 shall require Parent to appeal any Order from a Governmental Authority.

(c) Each of the Company, Parent and Merger Subsidiary shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third-party consents. Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any Proceeding against the Company and/or its directors relating to the transactions contemplated by this Agreement and will obtain the prior written consent of Parent prior to settling or satisfying any such Proceeding.

(d) Notwithstanding anything in this Agreement to the contrary, in connection with the receipt of any necessary governmental approvals or clearances (including under any Antitrust Law), neither Parent nor the Company shall be required to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets or business of Parent, the Company or any of their respective subsidiaries or the conduct of their business in a specified manner.

(e) Each of Parent and Merger Subsidiary agrees that, between the date of this Agreement and the Closing Date, each of Parent and Merger Subsidiary shall not, and shall ensure that none of its Subsidiaries or other Affiliates shall, take any action or propose, announce an intention or agree, in writing or otherwise, to take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby.

Section 6.11. Bond Hedge and Warrant Transactions. The Company shall use its best efforts to take all action as shall be necessary or appropriate (subject to the existing contractual rights and obligations under the Bond Hedge and Warrant Transactions) so that, to the extent corresponding to the number of convertible bonds repurchased at the option of the holders of such convertible bonds (or, at the option of the Parent, the entire notional amount of the Bond Hedge Transactions corresponding to the full number of the convertible bonds relating to such Bond Hedge Transactions), (a) the Bond Hedge and Warrant Transactions shall be terminated and, except as indicated below, all the parties to such Bond Hedge and Warrant Transactions shall be relieved of all their respective obligations thereunder, (b) as a result of such termination, such Bond Hedge and Warrant Transactions shall solely represent the right to receive, in accordance thereof, a cash payment in the amount of the consideration described below, if any, and shall no longer represent right of the Company to purchase the Company Common Stock or the right of the Dealer to purchase Company Common Stock or any other equity securities of the Company, Merger Subsidiary, Parent, the Surviving Corporation or any other Person or to purchase any other securities or assets, and (c) in determining the amounts payable by the Company and the Dealer in connection with the termination of the Bond Hedge and Warrant Transactions, the Company shall effect such termination on good faith and commercially reasonable terms. To the extent corresponding to the number of convertible bonds repurchased at the option of the holders of such convertible bonds (or, at the option of the Parent, the entire notional amount of the Bond Hedge Transactions corresponding to the full number of the convertible bonds relating to such Bond Hedge Transactions), the Bond Hedge and Warrant Transactions will be terminated, subject to payment of the net cash amount (without interest and subject to any applicable withholding or other taxes) equal to (i) the amount, if any, calculated on the basis of “fair value” of the portion of the Bond Hedge Transactions corresponding to the number of convertible bonds repurchased at the option of the holders of such convertible bonds (or, at the option of the Parent, the entire notional amount of the Bond Hedge Transactions corresponding to the full number of the convertible bonds relating to such Bond Hedge Transactions), and payable by the Dealer to the Company as a result of the early termination of such Bond Hedge Transactions in accordance with the terms thereof, and (ii) the amount, if any, calculated on the basis of “fair value” of the Warrant Transactions and payable by the Company to the Dealer as a result of the early termination of the Warrant Transactions in accordance with the terms thereof.

Section 6.12. Certain Filings. The Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 6.13. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, except as such release or announcement may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent before issuing any press release or making any other public statement with respect to an Adverse Recommendation Change effected in accordance with Section 6.03 or with respect to its receipt and consideration of any Acquisition Proposal.

Section 6.14. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.15. Cooperation. Upon the terms and subject to the conditions herein provided, except as otherwise provided in this Agreement (including Section 6.10), each of the parties agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including: (a) the satisfaction of the conditions precedent to the obligations of the Company (in the case of Parent) or Parent and Merger Sub (in the case of the Company); (b) the obtaining of applicable consents, waivers or approvals of any Persons required under the terms of Material Contracts; (c) the defending of any Proceeding challenging this Agreement or the performance of the obligations hereunder; and (d) the execution and delivery of such instruments, and the taking of such other actions, as any other party may reasonably request in order to carry out this Agreement.

Section 6.16. Section 16 Matters. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

Section 6.17. Notice of Certain Events. (a) In connection with the continuing operation of the business of the Company and its Subsidiaries between the date of this Agreement and the Effective Time, subject to Applicable Law, the Company shall consult in good faith on a reasonably regular basis with Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers and resellers, the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided that no such consultation shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(b) Each party shall promptly notify the other party of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iii) any Proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or Section 5.06, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement; and

(iv) any inaccuracy of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Article 7 not to be satisfied.

(c) The Company shall promptly notify Parent of any notice or other communication from any party to any Material Contract to the effect that such party is terminating or otherwise materially adversely modifying its relationship with the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement.

Section 6.18. Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the Confidential Disclosure Agreement dated as of April 10, 2009 by and between Parent and the Company (the “Confidentiality Agreement”).

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01. Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any extension thereof, subject to Section 6.10(a)) applicable to the Merger under the HSR Act or any Foreign Competition Law set forth in Section 7.01(c) of the Company Disclosure Schedule shall have expired or been terminated; any affirmative approval of a Governmental Authority required under any Foreign Competition Law set forth in Section 7.01(c) of the Company Disclosure Schedule shall have been obtained.

Section 7.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligation of Parent and Merger Subsidiary to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) (i) each of the Specified Company Representations, to the extent not qualified as to materiality or “Company Material Adverse Effect,” shall be true in all material respects, and to the extent so qualified shall be true in all respects, when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Specified Company Representation that is made only as of a specified date, which need only to be true in all material respects as of such specified date), (ii) the Other Company Representations, disregarding any materiality or Company Material Adverse Effect qualifications contained therein, shall be true when made and as of immediately prior to the Effective Time as if made at and as such time (other than any Other Company Representations that are made only as of a specified date, which need only to be true as of such specified date); provided that the Other Company Representations as modified in clause (ii) shall be deemed true at any time unless the individual or aggregate impact of the failure to be so true of the Other Company Representations would have or reasonably be expected to have a Company Material Adverse Effect; and (iii) Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect;

(b) the Company shall have performed in all material respects its obligations under the Agreement, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect; and

(c) there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect which is continuing.

Section 7.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date), and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect; and

(b) Parent and Merger Subsidiary shall have performed in all material respects their respective obligations under the Agreement, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect.

ARTICLE 8

TERMINATION

Section 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before the first anniversary of the date of this Agreement (subject to possible extension as provided below, the “End Date”), provided, that if the condition to the completion of the Merger set forth in Section 7.01(c) shall not have been satisfied by the End Date (as it may be extended as set forth below), but all other conditions set forth in Article 7 would be satisfied if the Closing Date were to occur on such date, then Parent shall be entitled to extend the End Date by a three month period by written notice to the Company (the End Date may be so extended not more than twice at the election of Parent), it being understood that in no event shall the End Date be extended to a date that is later than the eighteen month anniversary of this Agreement; provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose willful or intentional material breach of any provision of this Agreement results in the failure of the Merger to be consummated by the End Date;

(ii) any Governmental Authority of competent jurisdiction shall have issued an order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or if there shall be adopted any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited; or

(iii) the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

(c) by Parent:

(i) if an Adverse Recommendation Change shall have occurred;

(ii) if the Company shall have entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or Contract (other than a confidentiality agreement contemplated by Section 6.03(b)) relating to any Acquisition Proposal;

(iii) if the Company or any of its Representatives shall have willfully and materially breached any of its obligations under Section 6.03; or

(iv) in the event (A) of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or (B) that any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions to the Merger set forth in Section 7.02(a) or Section 7.02(b), respectively, would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate; provided, however, that notwithstanding the foregoing, (in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.01(c)(iv) until the earlier to occur of (1) the expiration of a thirty (30) calendar day period after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable, or (2) the ceasing by the Company to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(iv) if such breach or inaccuracy by the Company is cured within such thirty (30) calendar day period); or

(d) by the Company:

(i) if prior to the Stockholder Approval, the Company Board authorizes the Company, in compliance with the terms of this Agreement, including Section 6.03(d), to enter into a binding definitive agreement in respect of a Superior Proposal with a Third Party; provided that the Company shall have paid any amounts due pursuant to Section 9.04 in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such binding definitive agreement; or

(ii) in the event (A) of a material breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement or (B) that any of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall have been inaccurate in any material respect; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Subsidiary or such inaccuracies in the representations and warranties of Parent or Merger Subsidiary are curable by Parent or Merger Subsidiary through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.01(d)(ii) until the earlier to occur of (1) the expiration of a thirty (30) calendar day period after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable, or (2) Parent or Merger Subsidiary ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that Parent or Merger Subsidiary continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.01(d)(ii) if such breach or inaccuracy by Parent or Merger Subsidiary is cured within such thirty (30) calendar day period).

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give notice of such termination to each other party hereto.

Section 8.02. Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to each other party hereto; provided that no such termination shall relieve any party hereto of any liability for damages resulting from any willful or intentional breach of this Agreement. The provisions of this Section 8.02 and Sections 9.04, 9.05(b), 9.06, 9.07 and 9.08 shall survive any termination hereof pursuant to Section 8.01.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

if to Parent, to:

Oracle Corporation

500 Oracle Parkway

Redwood City, California 94065

Attention: Dorian Daley

                 Brady Mickelsen

Facsimile No.: (650) 633 – 1813

with a copy to:

Latham & Watkins LLP

505 Montgomery Street Suite 2000

San Francisco, CA 94111-2562

Attention: John M. Newell

Facsimile No.: (415) 395-8095

if to the Company, to:

Sun Microsystems, Inc.

10 Network Circle

Mailstop MPK 10-141

Menlo Park, CA 94025

Attention: Michael A. Dillon

                 Executive Vice President, General Counsel

                 and Corporate Secretary

Facsimile No.: (650) 786-2368

with copies to:

Sun Microsystems, Inc.

10 Network Circle

Mailstop MPK10-251

Menlo Park, CA 94025

Attention: Brian Sutphin

                 Executive Vice President, Corporate Development & Alliances

Facsimile No.: (650) 786-0838

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attention: Larry W. Sonsini, Martin W. Korman, Todd Cleary and Michael Ringler

Facsimile No.: (650) 493-6811

Section 9.02. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 9.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under Delaware Law unless the required further approval is obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04. Expenses.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Company and Parent shall share equally all filing fees payable pursuant to the HSR Act or any Foreign Competition Law.

(b) If this Agreement is terminated pursuant to Section 8.01(c)(i), (ii) or (iii), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to $260,000,000 (the “Termination Fee”).

(c) If this Agreement is terminated pursuant to Section 8.01(d)(i), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

(d) If this Agreement is terminated pursuant to 8.01(b)(iii) and (i) prior to the Stockholder Meeting a Competing Acquisition Proposal (as defined below) shall have been publicly announced and not publicly withdrawn, and (ii) within twelve (12) months following the date of such termination the Company shall have (A) entered into a definitive agreement with respect to, or (B) consummated, a transaction contemplated by a Competing Acquisition Proposal, then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after entering into such definitive agreement, or consummating such transaction, the Termination Fee (less any payments theretofore made pursuant to Section 9.04(e)). For purposes of the foregoing, a “Competing Acquisition Proposal” shall have the same meaning as an “Acquisition Proposal” except that all references to 15% shall be deemed to be references to 50.1%.

(e) In the event that this Agreement is terminated pursuant to Section 8.01(b)(iii), the Company shall as promptly as possible (but in any event within three (3) Business Days) following receipt of an invoice therefor pay all of Parent’s documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third party advisors fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, but in no event more than $45,000,000 (the “Parent Expenses”) as directed by Parent in writing; provided that the amount of any payment of the Parent Expenses pursuant to this Section 9.04(e) shall be credited against any obligation of the Company to pay the Termination Fee pursuant to Section 9.04(d).

(f) The Company acknowledges that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails to pay any amount due to Parent pursuant to this Section 9.04, when due, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount at the publicly announced prime rate of Citibank, N.A. in New York City from the date such amount was first payable to the date it is paid.

(g) Parent acknowledges and agrees that the Termination Fee contemplated by this Section 9.04 shall be payable by the Company on only one occasion, whether or not the facts or circumstances giving rise to the Company’s obligation to pay the Termination Fee may otherwise trigger an obligation to pay the Termination Fee under more than one subsection of this Section 9.04 or on more than one occasion pursuant to the same subsection of this Section  9.04.

Section 9.05. Binding Effect; No Third Party Beneficiaries; No Assignment.

(a) The provisions of this Agreement shall be binding upon and, except as provided in Section 6.09 (which shall be to the benefit of the parties referred to in such section), shall inure only to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 6.09 no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto, and nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their Affiliates at any time; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of any of its obligations hereunder. Any assignment in violation of the foregoing shall be null and void.

Section 9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

Section 9.07. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware in and for New Castle County Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

Section 9.08. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.10. Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to their subject matter.

Section 9.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties agree to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13. Disclosure Schedules. Any disclosure in a particular section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in this Agreement, but only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties would be reasonably apparent from a reading of such disclosure. The inclusion of any information in the Company Disclosure

Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or is outside the ordinary course of business.

Section 9.14. Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUN MICROSYSTEMS, INC.

By:	/s/ Jonathan Schwartz
Name: Jonathan Schwartz
Title: President and Chief Executive Officer

ORACLE CORPORATION

By:	/s/ Safra Catz
Name: Safra Catz
Title: President

SODA ACQUISITION CORPORATION

By:	/s/ Brady Mickelsen
Name: Brady Mickelsen
Title:

Signature page to Agreement and Plan of Merger

Annex B

OPINION OF CREDIT SUISSE SECURITIES (USA) LLC

April 18, 2009

Board of Directors

Sun Microsystems, Inc.

4150 Network Circle

Santa Clara, CA 95054

Members of the Board:

You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.001 per share (“Company Common Stock”), of Sun Microsystems, Inc. (the “Company”), from a financial point of view, of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among the Company, Oracle Corporation (the “Acquiror”) and Soda Acquisition Corporation, a wholly owned subsidiary of the Acquiror (“Merger Sub”). The Merger Agreement provides for, among other things, the merger (the “Merger”) of the Company with Merger Sub pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive $9.50 in cash (the “Consideration”).

In arriving at our opinion, we have reviewed a draft, dated April 18, 2009, of the Merger Agreement, a draft, dated April 18, 2009, of the form of Voting Agreements (the “Voting Agreements”) to be entered into by and between certain stockholders of the Company and the Acquiror, and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company and have met with the Company’s management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. We also have assumed that the final forms of the Merger Agreement and the Voting Agreements, when executed by the parties thereto, will conform to the drafts reviewed by us in all respects material to our analyses.

Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received in the Merger and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

B-1

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof and upon certain assumptions regarding such financial, economic, market and other conditions, which are currently subject to unusual volatility and which, if different than assumed, would have a material impact on our analyses or opinion. Our opinion does not address the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company, nor does it address the Company’s underlying decision to proceed with the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided and are currently providing investment banking and other financial services to the Company and its affiliates, for which we and our affiliates have received, and would expect to receive, compensation, including having acted as financial advisor to the Company in connection with the Company’s issuance of $350 million of convertible senior notes due in 2012 and $350 million of convertible senior notes due in 2014 (collectively, the “Notes”). With a portion of the proceeds received from the sale of the Notes, the Company purchased two convertible bond hedges from one of our affiliates, one for each series of Notes, pursuant to which our affiliate agreed to deliver to the Company any cash and/or stock the Company delivers upon conversion of the Notes in excess of the face amount of the Notes. In a separate transaction, the Company also issued to our affiliate warrants (“Warrants”) to purchase shares of its Common Stock. Half of the Warrants have a strike price, as adjusted for the Company’s four-for-one reverse stock split in November 2007, of $36.92 and mature over the twenty trading day period beginning May 1, 2012, and the other half have a strike price, as adjusted for the reverse stock split, of $40.40 and mature over the twenty trading day period beginning May 1, 2014. The Company received aggregate proceeds of $66.5 million from the sale of the Warrants with a maturity beginning May 1, 2012 and $79.0 million from the sale of the Warrants with a maturity beginning May 1, 2014. Pursuant to the terms of the Merger Agreement, the Company is obligated to use its best efforts to take all action necessary to terminate the Bond Hedge Transactions and Warrants Transactions (as those terms are defined in the Merger Agreement), subject to payment of the net cash amount (without interest and subject to any applicable withholding or other taxes). We and our affiliates have also provided investment banking and other financial services to the Acquiror and its affiliates, including, without limitation, having acted as financial advisor to the Acquiror in connection with its acquisition of Hyperion Solutions Corp. in April, 2007 and its acquisition of PeopleSoft, Inc. in January, 2005; having agreed to participate as a lender pursuant to the Acquiror’s revolving credit facilities; and having acted as joint bookrunning manager in connection with the Acquiror’s offering of $1,250,000,000 aggregate principal amount of 4.950% notes due 2013, $2,500,000,000 aggregate principal amount of 5.750% notes due 2018 and $1,250,000,000 aggregate principal amount of 6.500% notes due 2038 in April 2008. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

B-2

Annex C

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of April 18, 2009, is entered into by and between the individual listed as “Stockholder” on the signature pages hereof (“Stockholder) and Oracle Corporation, a Delaware corporation (“Parent”).

WHEREAS, contemporaneously with the execution of this Agreement, Parent, Soda Acquisition Corporation, a Delaware corporation (“Merger Sub”), and Sun Microsystems, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing, among other things, for the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, Parent and Merger Sub, as a precondition to its willingness to enter into the Merger Agreement, have required assurances from the Stockholder regarding Stockholder’s support for the transactions contemplated by the Merger Agreement and agreement as to the other matters set forth in this Agreement, and Stockholder has agreed to provide such assurances by entering into this Agreement; and

WHEREAS, the Company has approved the entry by Parent, Merger Sub and Stockholder into this Agreement for purposes of Section 203 of the Delaware Law.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in this Section 1. Other capitalized terms used and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

(a) “Additional Owned Shares” means all shares of Company Common Stock and any other equity securities of the Company which are Beneficially Owned by Stockholder and are acquired after the date hereof and prior to the termination of this Agreement.

(b) “Beneficially Owned,” “Beneficial Owner” and “Beneficial Ownership” have the meanings set forth in Rule 13d-3 promulgated under the Securities Act.

(c) “Covered Shares” means the Owned Shares and Additional Owned Shares.

(d) “Owned Shares” means all shares of Company Common Stock and any other equity securities of the Company which are Beneficially Owned by Stockholder as of the date hereof.

(e) “Representatives” has the meaning assigned there to in Section 3(b) hereof.

(f) “Term” has the meaning assigned thereto in Section 6 hereof.

(g) “Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the Beneficial Ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Stockholder Vote.

(a) Voting Agreement. At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought with respect to the Merger Agreement or any Acquisition Proposal or any proposal relating to the Merger Agreement or any Acquisition Proposal, Stockholder shall, and shall cause any other holder of record of any Covered Shares to (i) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares (A) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing; (B) against (i) any Acquisition Proposal or any proposal relating to an Acquisition Proposal, (ii) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, or (iii) any amendment of the Company’s certificate of incorporation or bylaws that, in the case of each of the foregoing clauses (i) through (iii) would (1) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, or (3) change in any manner the voting rights of the Covered Shares. Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(b) Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent an irrevocable proxy in the form attached as Exhibit A hereto (the “Proxy”), which shall be irrevocable to the extent permitted by applicable law, covering all Covered Shares. Stockholder hereby represents to Parent that any proxies heretofore given in respect of the Covered Shares are not irrevocable and that any such proxies are hereby revoked, and Stockholder agrees to promptly notify the Company of such revocation. Stockholder hereby affirms that the Proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the Proxy is coupled with an interest and may under no circumstances be revoked. Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law. If for any reason the proxy granted herein is not irrevocable, Stockholder agrees to vote the Covered Shares in accordance with Section 2(a) hereof.

3. No Disposition or Solicitation; Communications

(a) No Disposition. Stockholder hereby covenants and agrees that between the date hereof and the termination of this Agreement pursuant to Section 6, except as contemplated by this Agreement and the Merger Agreement, Stockholder shall not (a) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of Parent, (b) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (c) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (d) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (e) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3 shall be null and void. This Section 3 shall not prohibit a Transfer of the Covered Shares by Stockholder (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) upon the death of Stockholder, (iii) pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect prior to the date hereof or (iv) upon the vesting of any Company Compensatory Award but only to the extent of such Stockholder’s income or other tax liability with respect to such Company Compensatory Award; provided, that, with the exception of 3(a)(iii) and 3(a) (iv) hereof, a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

(b) Non-Solicitation. Stockholder (in Stockholder’s capacity as such) hereby agrees that Stockholder shall not, and shall use reasonable efforts to cause his representatives and agents (including its investment bankers, attorneys and accountants) (collectively, its “Representatives”) to not, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any Acquisition Proposal, or (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, any Acquisition Proposal or (ii) enter into any Contract relating to any Acquisition Proposal.

(c) Communications. Unless required by applicable law, Stockholder shall not, and shall cause its Representatives not to, make any press release, public announcement or other public communication that criticizes or disparages this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent of Stockholder’s identity and holding of Covered Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent reasonably determines to be necessary in any SEC disclosure document in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document.

4. Additional Agreements.

(a) Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of the Company by Stockholder, (i) the type and number of Covered Shares shall be adjusted appropriately and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by Stockholder.

(b) Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Stockholder may have and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the Merger Agreement or the transactions contemplated thereby.

(c) Additional Owned Shares. Stockholder hereby agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Additional Owned Shares.

5. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(a) Title. Stockholder is the Beneficial Owner of the shares of Company Common Stock set forth on Schedule I (the “Disclosed Owned Shares”). The Disclosed Owned Shares constitute all of the capital stock and any other equity securities of the Company Beneficially Owned by Stockholder on the

date hereof and Stockholder is not the Beneficial Owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Company Common Stock or any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or such other equity securities, in each case other than the Disclosed Owned Shares. Stockholder has all necessary voting power, power of disposition and power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof and all other the matters set forth in this Agreement, in each case with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms. If Stockholder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable in accordance with its terms. None of the Covered Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Covered Shares.

(c) No Conflict or Default. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or to Stockholder’s property or assets.

(d) No Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

6. Termination. Notwithstanding anything to the contrary contained herein, the term (the “Term”) of this Agreement, the Proxy granted pursuant hereto and the obligations of the parties hereto shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of Parent and Stockholder, (ii) the Effective Time; and (iii) the termination of the Merger Agreement in accordance with its terms; provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement occurring during the Term of this Agreement.

7. No Limitation. Nothing in this Agreement shall be construed to prohibit Stockholder, who is an officer and member of the Board of Directors of the Company, from taking any action solely in his or her capacity as an officer and member of the Board of Directors of the Company or from taking any action with respect to any Acquisition Proposal or any other action permitted by the Merger Agreement, in either case as an officer and member of such Board of Directors.

8. Miscellaneous.

(a) Entire Agreement. This Agreement (together with Schedule I and Exhibit A) and the Proxy constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(b) Further Assurances. Stockholder agrees to take any other actions reasonably requested by Parent in order to vest, perfect, confirm or record the rights granted to Parent hereunder.

(c) No Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Stockholder (in the case of any assignment by Parent) or Parent (in the case of an assignment by Stockholder); provided that Parent may assign its rights and obligations hereunder to Merger Sub or any other Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder.

(d) Binding Successors. Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Shares prior to the Termination Date, Stockholder agrees that this Agreement and the Proxy and the obligations hereunder and thereunder shall attach to the Covered Shares Beneficially Owned by Stockholder and shall be binding upon any person to which legal or Beneficial Ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, Stockholder’s heirs, guardians, administrators or successors.

(e) Amendments. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of Parent and Stockholder.

(f) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received) (i) upon receipt, if delivered personally or by first class mail, postage pre-paid, (ii) on the date of transmission, if sent by facsimile transmission (with confirmation of receipt), or (iii) on the Business Day after dispatch, if sent by nationally recognized, documented overnight delivery service, as follows:

If to Stockholder:

At the address and facsimile number set forth on Schedule I hereto.

Copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attention:	Larry W. Sonsini, Martin W. Korman, Todd Cleary and
Michael Ringler
Facsimile No.:	(650) 493-6811

If to Parent:

Oracle Corporation

500 Oracle Parkway

Redwood City, California 94065

Attention:	Dorian Daley
Brady Mickelsen
Facsimile No.:	(650) 633-1813

Copy to:

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

Attention: John M. Newell, Esq.

Facsimile No.:	(415) 395-8095

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

(g) Severability. This Agreement shall be deemed severable; the invalidity, illegality or unenforceability of any term or provision of this Agreement shall not affect the validity, legality or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

(h) Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(j) No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(k) Governing Law. This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to the principles of conflict of laws.

(l) Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in Wilmington, Delaware for any actions, suits or proceedings arising out of or relating to this Agreement or the transaction contemplated hereby, (ii) agrees not to commence any action, suit or proceeding relating thereto except in such court and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 8(f) hereof, shall be effective service of process for any such action, suit or proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding in such courts and (v) agrees not to plead or claim in any court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(m) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(M).

(n) Specific Performance. The parties hereto hereby agree that irreparable damage to Parent would occur, damages would be difficult to determine and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any provision of this Agreement were not fully performed by Stockholder in accordance with its specific terms or were otherwise breached. Stockholder hereby waives any defenses based on the adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by Parent. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by a Stockholder of any of its covenants or obligations set forth in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available at law or in equity, including monetary damages) to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

(o) Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.

(p) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

(q) Expenses. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.

IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

ORACLE CORPORATION

By:
Name:
Title:

[Insert Stockholder Name]

Signature page to Voting Agreement

SCHEDULE I

Name and Contact Information for Stockholder	Number of Shares of Company Common Stock Beneficially Owned
[Insert Name and Contact Information for Stockholder]	[Insert Number of Shares]

EXHIBIT A

FORM OF IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Sun Microsystems, Inc., a Delaware corporation (the “Company”), hereby (i) irrevocably grants to, and appoints, Oracle Corporation, a Delaware corporation (“Parent”), and any person designated in writing by Parent, and each of them individually, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote all of the Covered Shares or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of this Proxy and (ii) revokes any and all proxies heretofore given in respect of the Covered Shares.

This Proxy is granted pursuant to that certain Voting Agreement, dated as of April 18, 2009, by and between Parent and Stockholder (the “Voting Agreement”). For the purposes of this Proxy, “Covered Shares” has the meaning set forth in the Voting Agreement. The Covered Shares as of the date hereof are set forth on the signature page hereof.

Stockholder hereby affirms that the irrevocable proxy set forth in this Proxy is given in connection with the execution of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, Soda Acquisition Corporation, a Delaware corporation (“Merger Sub”), and the Company, providing, among other things, for the merger of Merger Sub with and into the Company, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under the Voting Agreement. Stockholder hereby further affirms that the irrevocable proxy set forth in this Proxy is coupled with an interest and may under no circumstances be revoked. Without limiting the generality of the foregoing, this Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned at any time after the date hereof and prior to the termination of the Voting Agreement to act as the undersigned’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Covered Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of the Company and in every written consent in lieu of such a meeting in the manner set forth in Section 2(a) of the Voting Agreement. No Stockholder shall commit or agree to take any action inconsistent with the foregoing.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy will terminate and become null and void and of no further effect upon the termination of the Voting Agreement pursuant to Section 6 thereof.

Dated: April 18, 2009

[Insert Stockholder Name]

Signature page to Proxy

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of

Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

Please mark your votes as indicated in this example X

FOR AGAINST ABSTAIN

1. A proposal to adopt the Agreement and Plan of Merger, dated as of April 19, 2009, by and among Sun Microsystems, Inc., a Delaware corporation (“Sun”), Oracle Corporation, a Delaware corporation, and Soda Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oracle Corporation, as it may be amended from time to time, pursuant to which Sun will be acquired by Oracle Corporation.

2. A proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the Agreement and Plan of Merger.

By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Special Meeting.

Mark Here for Address Change or Comments SEE REVERSE

Will Attend Meeting YES

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET

http://www.proxyvoting.com/java

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders

The Proxy Statement is available at: http://bnymellon.mobular.net/bnymellon/java

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

52728

PROXY

SUN MICROSYSTEMS, INC.

SPECIAL MEETING OF STOCKHOLDERS - JULY 16, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned appoints Jonathan I. Schwartz and Michael A. Dillion, and each of them, as proxies of the undersigned, each with full power of substitution, to vote all of the shares of common stock of Sun Microsystems, Inc. (“Sun”) held of record by the undersigned as of June 5, 2009 at the Special Meeting of Stockholders of Sun to be held at Sun’s Auditorium located at the Santa Clara Campus, 4030 George Sellon Circle, Santa Clara, California 95054 on July 16, 2009, commencing at 10:00 a.m., local time, and at any adjournment or postponement of the Special Meeting, with all powers that the undersigned would possess if personally present, upon and respect of the following matters and in accordance with the following instructions.

IF YOU SIGN YOUR PROXY CARD WITHOUT INDICATING YOUR VOTE, YOUR SHARES WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE SUN BOARD OF DIRECTORS ON ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, FOR A VOTE. HOWEVER, IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your Sun Microsystems, Inc. account online.

Access your Sun Microsystems, Inc. stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Sun Microsystems, Inc. now makes it easy and convenient to get current information on your stockholder account.

View account status

Make address changes

Obtain a duplicate 1099 tax form

View certificate history

View book-entry information

Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-877-480-JAVA

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements , tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

52728

PRINT AUTHORIZATION

(THIS BOXED AREA DOES NOT PRINT)

Please fax all revisions to: 212-691-9013 or email to proxyjobs@bnymellonproduction.com

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:

DATE:

TIME:

Registered Quantity (common) 40

Broker Quantity 0